Prospectus Supplement dated November 22, 2005
To Prospectus dated September 26, 2005

                           $170,000,000 (APPROXIMATE)

                      HOME LOAN MORTGAGE LOAN TRUST 2005-1

            HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-1

       OCEAN BANK, F.S.B.,                   FINANCIAL ASSET SECURITIES CORP.,
     AS SELLER AND SERVICER                             AS DEPOSITOR

                         Certificate
                          Principal         Certificate          Price to          Underwriting      Proceeds to the
    Certificate            Balance              Rate              Public             Discount         Depositor (2)
----------------------------------------------------------------------------------------------------------------------
Class A-1                $92,500,000        Variable (1)          100.00%             0.35%              99.65%
----------------------------------------------------------------------------------------------------------------------
Class A-2                $35,250,000        Variable (1)          100.00%             0.35%              99.65%
----------------------------------------------------------------------------------------------------------------------
Class A-3                $42,250,000        Variable (1)          100.00%             0.35%              99.65%
----------------------------------------------------------------------------------------------------------------------
Total Offered
Certificates            $170,000,000                                                                  $169,405,000
----------------------------------------------------------------------------------------------------------------------

(1) The pass-through rate for the Class A Certificates is calculated as described under "Summary" and "Description of the Certificates--The Certificate Interest Rate".
(2)   Before deducting expenses, estimated to be approximately $465,000.


THE CERTIFICATES

o represent the entire beneficial interest in a trust, whose assets are a group of fixed-rate and adjustable-rate home equity loans.

o  currently have no trading market.

o are not deposits and are not guaranteed by the Federal Deposit Insurance Corporation.

o are obligations of the trust only and are not obligations of the seller and servicer or its affiliates.

CREDIT ENHANCEMENT

o will be provided in the form of a spread account and an irrevocable and unconditional certificate guaranty insurance policy issued by Ambac Assurance Corporation.

THE TRUST

o  will make one or more REMIC elections for federal income tax purposes.

Review the information in Risk Factors on page S-9 of this prospectus supplement and on page 6 in the accompanying prospectus.

For complete information about the Class A Certificates, read both this prospectus supplement and the accompanying prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.


                                  [Ambac Logo]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          [RBS Greenwich Capital Logo]

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                              --------------------

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                              --------------------

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page

SUMMARY......................................................................S-1
RISK FACTORS.................................................................S-9
THE CERTIFICATE INSURER.....................................................S-17
OCEAN BANK, F.S.B...........................................................S-19
DESCRIPTION OF THE MORTGAGE LOANS...........................................S-24
PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-40
ASSUMED MORTGAGE LOAN CHARACTERISTICS.......................................S-43
DESCRIPTION OF THE CERTIFICATES.............................................S-50
DESCRIPTION OF THE PURCHASE AGREEMENT.......................................S-75
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................S-75
USE OF PROCEEDS.............................................................S-75
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................S-76
STATE TAXES.................................................................S-78
ERISA CONSIDERATIONS........................................................S-79
LEGAL INVESTMENT CONSIDERATIONS.............................................S-80
UNDERWRITING................................................................S-80
EXPERTS.....................................................................S-81
LEGAL MATTERS...............................................................S-81
RATINGS.....................................................................S-81
INDEX OF DEFINED TERMS......................................................S-82
ANNEX I......................................................................A-1

                                     SUMMARY

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A Certificates, it is necessary that you read carefully this entire prospectus supplement and the accompanying prospectus.

         This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

         Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.



         Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total of the scheduled principal balances of the statistic calculation mortgage loans as of October 31, 2005 unless we specify otherwise. We explain in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of the scheduled principal balances of the statistic calculation mortgage loans as of October 31, 2005, unless we specify otherwise.



OFFERED CERTIFICATES

                                                        Certificate        Last Scheduled
                                   Certificate           Principal          Distribution
          Certificate             Interest Rate         Balance (1)           Date (2)            CUSIP
----------------------------      -------------         -----------        --------------      -----------
Class A-1...................       Variable (3)         $92,500,000          April 2036        43718R AB 9
Class A-2...................       Variable (3)         $35,250,000          April 2036        43718R AC 7
Class A-3...................       Variable (3)         $42,250,000          April 2036        43718R AD 5

------------
(1) The certificate principal balance is approximate, as described in this prospectus supplement.
(2) The actual final distribution date may be earlier or later, and could be substantially earlier, than the last scheduled distribution date.
(3) The Class A Certificates will accrue interest at a rate of one-month LIBOR plus an applicable margin on or prior to the optional termination date (or one-month LIBOR plus an applicable margin following the optional termination date), subject to an available funds cap rate described herein and a maximum rate of 14%.

THE TRUST

         Home Loan Mortgage Loan Trust 2005-1 will be formed by Financial Asset Securities Corp. (the "Depositor). Ocean Bank, F.S.B. will sell the mortgage loans to the Depositor and the Depositor will deposit the mortgage loans with the Trust. Deutsche Bank National Trust Company will act as trustee for the benefit of the certificateholders.

ORIGINATOR, SELLER AND SERVICER

         Ocean Bank, F.S.B., a federal savings bank.

         We refer you to "OCEAN BANK, F.S.B." in this prospectus supplement for more detail.

DEPOSITOR

         Financial Asset Securities Corp., a Delaware corporation and an affiliate of Greenwich Capital Markets, Inc.

TRUSTEE

         Deutsche Bank National Trust Company, a national banking association, will be the trustee.

CERTIFICATE INSURER

         Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company, will issue a certificate guaranty insurance policy for the benefit of the Class A Certificates.

         We refer you to "THE CERTIFICATE INSURER" in this prospectus supplement for more detail.

CLOSING DATE

         On or about November 29, 2005.

THE CERTIFICATES

         On the closing date, the trust will issue the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates (collectively, the "Class A Certificates"), which are senior certificates.

         On the closing date, the trust will also issue the Class C Certificates and the Class R Certificates, which are subordinated certificates.

         The Class A Certificates will be offered for purchase in denominations of $25,000 and multiples of $1 in excess thereof; provided that Class A Certificates must be purchased in minimum total investments of $100,000 per class. Neither the Class C Certificates nor the Class R Certificates are being offered to the public.

REGISTRATION OF CLASS A CERTIFICATES

         The trust will issue the Class A Certificates in book-entry form. You will hold your interests either through a depository in the United States or upon request through one of two depositories in Europe. While the certificates are book-entry they will be registered in the name of the applicable depository, or in the name of the depository's nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

         We refer you to "RISK FACTORS--Book-Entry Certificates"; "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates" and "ANNEX I" in this prospectus supplement for more detail.

TRUST PROPERTY

         The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

         o a group of fixed-rate and adjustable-rate home equity loans secured by first-lien and second-lien deeds of trust or mortgages on primarily one- to four-family residential properties;

         o payments on the initial mortgage loans received after October 31, 2005 (other than payments relating to interest accrued on any initial mortgage loan through the related due date in October, 2005) and payments on the subsequent mortgage loans received after the related cut-off date (other than payments relating to interest accrued on any subsequent mortgage loan through the related due date in the calendar month of the related cut-off date);

         o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

         o rights of the depositor under the mortgage loan purchase agreement pursuant to which the depositor purchased the mortgage loans from the seller. Under certain circumstances, if the representations and warranties made by the seller about the mortgage loans are breached, then it will be obligated to repurchase those mortgage loans;

         o rights of the seller under any hazard insurance policies covering the mortgaged properties;

         o the spread account, the basis risk reserve fund, the pre-funding account and the capitalized interest account;

         o the unconditional certificate guaranty insurance policy and any payments thereunder;

         o  the interest rate corridor and certain payments thereunder; and

         o  certain other property.

THE MORTGAGE LOANS

         On November 29, 2005, the trust will acquire an initial pool of mortgage loans consisting of fixed-rate and adjustable-rate, fully amortizing mortgage loans. Set forth below is selected information about the mortgage loans that have been identified by the seller to be sold to the trust on the closing date, called the statistic calculation mortgage loans. The information in this prospectus supplement with respect to each statistic calculation mortgage loan is based on information for that statistic calculation mortgage loan as of October 31, 2005. On or prior to the closing date, approximately $17,983,937 of additional mortgage loans will be delivered to the trust. The statistic calculation mortgage loans, together with the additional mortgage loans, will constitute the initial mortgage loans. The initial mortgage loans will have a cut-off date of the later of the close of business on October 31, 2005 or the date of origination of the related initial mortgage loan.

         Statistic Calculation Mortgage Loans

         o  number of mortgage loans: 1,611

         o  aggregate principal balance: $112,016,063

         o  geographic concentration in excess of 5%: 7 states

         o  average principal balance: $69,532

         o  maximum principal balance: $643,154

         o  loan rate range: 5.100% to 12.950%

         o  weighted average loan rate: 7.858% (approximate)

         o  first lien: 72.17% (approximate)

         o  second lien: 27.83% (approximate)

         o weighted average original term to maturity, based on principal balance: 334 months (approximate)

         o  original term to maturity range: 60 to 360 months

         o weighted average remaining term to stated maturity, based on principal balance: 330 months (approximate)

         o  remaining term to stated maturity range: 46 months to 360 months

         o  last maturity date: November 1, 2035

         o  combined loan-to-value ratio range: 5.79% to 90.00%

         o  weighted average combined loan-to-value ratio: 69.47% (approximate)

         Prior to the issuance of the certificates, certain of the statistic calculation mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any mortgage loans that fully prepay or default will be removed. Other mortgage loans, together with the additional mortgage loans, will be included in the initial mortgage pool prior to the issuance of the certificates. However, the removal and inclusion of such mortgage loans and the addition of the subsequent mortgage loans will not materially alter the characteristics of the statistic calculation mortgage loans as described in this prospectus supplement, although the range of loan rates and maturities and certain other characteristics of the mortgage loans as described in this prospectus supplement may vary.

         Subsequent Mortgage Loans

         On the closing date, the seller will deposit funds into a pre-funding account from the proceeds from the sale of the mortgage loans to the depositor. The initial pre-funding deposit amount will not be more than approximately $40,000,000. The trust will use this amount to buy subsequent mortgage loans from the seller from time to time on or prior to February 24, 2006. The subsequent mortgage loans will have a cut-off date of the later of the close of business on the last day of the month preceding the month in which the related mortgage loan is conveyed to the trust and the date of origination of the related subsequent mortgage loan.

         We refer you to "DESCRIPTION OF THE MORTGAGE LOANS" in this prospectus supplement for more detail.

SERVICING

         The servicer will be responsible for servicing, managing and making collections on the mortgage loans. The servicer will deposit all collections in respect of the mortgage loans into the collection account. Each calendar month the servicer will be paid a portion of the interest payments as a fee for its services. The amount of the fee paid to the servicer is based on the balance of the pool of mortgage loans as of the first day of that calendar month.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Servicing Compensation and Payment of Expenses" in this prospectus supplement for more detail.

MONTHLY ADVANCES AND INTEREST SHORTFALLS

         The servicer will make cash advances with respect to delinquent payments of interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future collections on the related mortgage loans. These cash advances are only intended to maintain a regular flow of interest on the certificates and are not intended to guarantee or insure against losses.

         The servicer has agreed that, under certain circumstances, it will deposit in the distribution account shortfalls in interest attributable to prepayments, which amounts are not reimbursable to the servicer.

         The maximum amount the servicer will deposit each month as a result of shortfalls relating to prepayments is the amount of the servicing fee for the preceding month.

         Neither the servicer nor the certificate insurer is obligated to provide funds to cover any shortfalls in interest collections on the mortgage loans that are attributable to the application of the Servicemembers Civil Relief Act of 2003. The certificate insurer is not obligated to provide funds to cover any prepayment interest shortfalls.

         We refer you to "RISK FACTORS--Interest Payments on the Mortgage Loans and Resulting Reductions in Interest Distributions on the Class A Certificates" and "DESCRIPTION OF THE CERTIFICATES--Advances" in this prospectus supplement for more detail.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

         You will be entitled to receive payments of interest each month. Your interest will be based on one-month LIBOR, subject to a maximum rate of 14% and an available funds cap rate, and the amount you will be entitled to receive will vary depending upon one-month LIBOR and the number of days in the accrual period.

         The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the mortgage loans. Each month, the trustee will calculate the amounts to be paid to the certificateholders. If you hold a certificate on the last business day prior to the related distribution date, you will be entitled to receive payments on such distribution date; provided, however, that if the certificates are no longer held in book-entry form, you will be entitled to receive payments on a distribution date if you hold a certificate on the last business day of the calendar month immediately preceding that distribution date. The distribution date will be the 15th day of each month or, if such day is not a business day, the next business day, starting in December 2005.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions" in this prospectus supplement for more detail.

         The pass through rate for the Class A Certificates on each distribution date is equal to the lesser of (a) a per annum rate of one-month LIBOR plus the applicable margin set forth below on or prior to the optional termination date, or a per annum rate of one-month LIBOR plus the applicable margin set forth below following the optional termination date (b) 14% and (c) a per annum rate equal to (i) (x) 12 multiplied by (y) (i) the interest due on the mortgage loans less the sum of the Servicing Fee, the Trustee Fee and the Certificate Insurer premium divided by (ii) the aggregate principal balance of the mortgage loans as of the beginning of the prior calendar month (adjusted to reflect an actual/360 day count convention for the related accrual period).

                                MARGIN
                       ------------------------
     CLASS              (1)                (2)
     -----             -----              -----
      A-1              0.10%              0.20%
      A-2              0.25%              0.50%
      A-3              0.36%              0.72%


INTEREST

         Interest on the Class A Certificates accrues from the preceding distribution date to the day preceding the current distribution date (except in the case of the first accrual period, in which case interest will accrue from the closing date through the day preceding the first distribution date) on the basis of the actual number of days elapsed and a year consisting of 360 days. You will receive each month's interest on the distribution date following the accrual period. On each distribution date, you will be entitled to the following:

         o interest that accrued at the certificate interest rate on the certificate principal balance of your certificate on the first day of the related accrual period; and

         o any interest that was due on a prior distribution date and not paid, together with interest on that amount.

         Your interest entitlement will be reduced by shortfalls in interest collections due to (i) the application of the Servicemembers Civil Relief Act of 2003 and (ii) prepayment interest shortfalls in excess of the servicing fee for the distribution date.

         The Class C Certificates will accrue interest as provided in the pooling and servicing agreement. The Class R Certificates will not accrue interest.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Interest" in this prospectus supplement for more detail.

PRINCIPAL

         On each distribution date, to the extent funds are available, you will be entitled to distributions of principal. The maximum amount for distribution as principal payments on your certificate and any distribution date will generally be the sum of

         o payments of principal on the mortgage loans received during the prior calendar month, and all other amounts received during the prior calendar month relating to principal on the mortgage loans

         o plus, the amount of any principal losses realized on the mortgage loans during the prior calendar month.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Principal" in this prospectus supplement for more detail.

CREDIT ENHANCEMENT

SPREAD ACCOUNT

         The trustee will establish a spread account for the benefit of the certificate insurer and the certificateholders. The spread account will be funded on the Closing Date with an initial deposit of 0.50% of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount. Thereafter, the spread account will be funded from excess interest on the mortgage loans up to a specified percentage of the principal balance of the initial mortgage loans and the original pre-funded amount. The trustee will withdraw amounts on deposit in the spread account, prior to making any draws on the policy, to pay principal and interest due on the Class A Certificates. With the consent of the certificate insurer, the spread account may be terminated or other assets, including other fixed-rate and adjustable-rate mortgage loans similar to the mortgage loans in the pool, may be substituted for the assets then held in the spread account.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Spread Account" in this prospectus supplement for more detail.

THE INSURANCE POLICY

         Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, will issue an insurance policy for the benefit of the Class A Certificates. The policy will unconditionally and irrevocably guarantee payment of (1) the outstanding Certificate principal balance of the Class A Certificates by the distribution date in April, 2036, and (2) accrued and unpaid interest calculated at the certificate interest rate due on the Class A Certificates on each distribution date.

         On each distribution date, the trustee will calculate to what extent the funds available to make the payments of principal and interest, including amounts in the spread account and, during the funding period, the capitalized interest account, are insufficient to pay the amounts due on the Class A Certificates.

         If an insufficiency exists and it is covered by the policy, then the trustee will make a draw on the policy.

         If for any reason the certificate insurer does not make the payments required under the policy, the holders of the Class A Certificates will rely solely on the mortgage loans and the spread account and, during the funding period, the capitalized interest account, for their payments of interest and principal and certificateholders may suffer a loss.

         The policy does not cover shortfalls in interest collections on the mortgage loans that are attributable to prepayment interest shortfalls or the application of the Servicemembers Civil Relief Act of 2003.

We refer you to "DESCRIPTION OF THE CERTIFICATES--The Policy", and "THE CERTIFICATE INSURER" in this prospectus supplement for more detail.

INTEREST RATE CORRIDOR

         On the closing date, the trust will purchase an interest rate corridor from The Royal Bank of Scotland plc, as corridor contract counterparty. Under the interest rate corridor, the corridor contract counterparty may be required to make monthly payments on each corridor payment date under certain circumstances commencing in December 2005. The last corridor payment date is in January 2009. Any amounts received under the interest rate corridor will be available to pay class A available funds cap carryover amounts. The interest rate corridor will provide only temporary, limited protection against upward movements in one-month LIBOR and is intended to diminish the amount of basis risk shortfalls experienced by the Class A Certificates during the period it is in effect.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Interest Rate Corridor" and "--Basis Risk Reserve Fund" in this prospectus supplement for more detail.

OPTIONAL TERMINATION OF THE TRUST

         The servicer may, subject to certain limitations specified in the pooling and servicing agreement, purchase all of the remaining assets of the trust when the principal balance of the mortgage loans is less than or equal to 10% of the sum of the aggregate principal balance of the initial mortgage loans on the cut-off date and the amount deposited in the pre-funding account on the closing date.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Termination; Purchase of the Mortgage Loans" in this prospectus supplement for more detail.

FEDERAL TAX CONSEQUENCES

         One or more elections will be made to treat designated portions of the trust (exclusive of the basis risk reserve fund, the spread account, the pre-funding account, the interest rate corridor contract and the capitalized interest account) as real estate mortgage investment conduits for federal income tax purposes.

ERISA CONSIDERATIONS

         Generally, the Class A Certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

         We refer you to "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus for more detail.

LEGAL INVESTMENT CONSIDERATIONS

         The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first-lien mortgages, and not second-lien mortgages. Because the mortgage loans in the mortgage pool owned by the trust include second-lien mortgage loans, the Class A Certificates will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or "mortgage related securities" and will be unable to invest in the Class A Certificates.

         We refer you to "LEGAL INVESTMENT CONSIDERATIONS" and "LEGAL INVESTMENT" in the accompanying prospectus for more detail.

CERTIFICATE RATINGS

         Before the Class A Certificates can be issued, the trust must obtain ratings on the Class A Certificates of:

         o AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         o  Aaa by Moody's Investors Service, Inc.

         Ratings such as the ratings obtained for the Class A Certificates address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood or rate of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

         We refer you to "RATINGS" and "RISK FACTORS--Certificate Ratings Relate to Credit Risk Only" in this prospectus supplement for more detail.

                                  RISK FACTORS

         You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "RISK FACTORS" in the accompanying prospectus.

PREPAYMENTS AFFECT TIMING AND RATES OF RETURN

         Home equity loans, such as the mortgage loans in the mortgage pool, have been originated in significant volume only during the past few years and neither the depositor nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans similar to the mortgage loans in the mortgage pool. Generally, home equity loans are not viewed by borrowers as permanent financing; therefore, the mortgage loans in the mortgage pool may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Prepayments on the mortgage loans in the mortgage pool will result in earlier distributions of principal on your certificates.

         In certain circumstances, breaches of representations, warranties or covenants of the seller may result in repurchases of the related mortgage loans by the seller. Such repurchases would have substantially the same effect on certificateholders as a prepayment of such mortgage loans.

         With respect to the purchase of Class A Certificates purchased at a premium, if the principal on the mortgage loans in the mortgage pool is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         As of the cut-off date, approximately 78.32% of the statistic calculation mortgage loans by cut-off date principal balance imposed a penalty for certain full or partial prepayments of a mortgage loan. If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during the first three years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law. Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

         We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" in this prospectus supplement for more detail.

         In addition, substantially all of the mortgage loans in the mortgage pool contain due-on-sale provisions requiring the mortgagor to prepay the mortgage loan in full when the mortgaged property is sold. The servicer will be required to enforce such provisions unless enforcement is not permitted by applicable law or the servicer permits the purchaser of the related mortgaged property to assume the mortgage loan. Enforcement of due-on-sale provisions results in the trust receiving proceeds on a mortgage loan earlier than it otherwise would.

         We refer you to "LEGAL ASPECTS OF LOANS--Due-On-Sale Clauses In Mortgage Loans" in the accompanying prospectus.

         As of the cut-off date, approximately 90.10% of the statistic calculation mortgage loans by cut-off date principal balance are adjustable-rate mortgage loans, each of which has a fixed loan rate for the first two or three years after origination, which then converts to an adjustable loan rate based on the sum of six-month LIBOR and a specified margin set forth in the related mortgage note. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion from a fixed loan rate to an adjustable loan rate after a certain period of time, initial and subsequent periodic rate caps and a minimum and maximum loan rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial rate adjustment date, the mortgagor may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the loan rate before adjustment.

         The rate at which the amounts described above are paid on the mortgage loans in the mortgage pool will affect the payment rate on the certificates. If the timing and amount of such payment is not as anticipated, your rate of return will differ from your anticipated rate of return.

SUBSEQUENT MORTGAGE LOAN FUNDING MAY RESULT IN AN ACCELERATED RATE OF PRINCIPAL PAYMENT

         If the seller is unable to originate and deliver a sufficient amount of eligible subsequent mortgage loans to the trust by the close of business on February 24, 2006, the amount remaining in the pre-funding account will be distributed on the first distribution date thereafter as a payment of principal to the holders of the Class A Certificates in the same manner as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--Priority of Distribution".

CHANGES IN ONE-MONTH LIBOR WILL AFFECT YIELD ON THE CLASS A CERTIFICATES

         The Class A Certificates will receive interest at a rate that varies directly with changes in one-month LIBOR, subject to a maximum rate of 14% and an available funds cap rate as described herein. Accordingly, the yield on the Class A Certificates will be sensitive to changes in one-month LIBOR.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Distribution of Interest" and "--Calculation of LIBOR" in this prospectus supplement for more detail.

RECENTLY ORIGINATED LOANS MORE LIKELY TO EXPERIENCE EARLY DEFAULTS

         Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in the early years of the term of a mortgage loan. If there is a higher rate of defaults than you expected in the mortgage pool and the certificate insurer fails to perform its obligations under the policy, then you may experience a loss.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. In addition, there may be certain instances where, based upon the relevant costs associated with the foreclosure process, the servicer will decide not to foreclose on the loan. If a mortgaged property fails to provide adequate security for a mortgage loan, you will incur a loss on your investment if the certificate insurer fails to perform its obligation under the policy.

         We refer you to "LEGAL ASPECTS OF LOANS--Foreclosure" in the accompanying prospectus for more detail.

PRIORITY OF LIENS

         Some of the mortgage loans are secured by mortgages which are second in priority to a first priority mortgage loan that is not included in the trust. For mortgage loans in the trust secured by second-lien mortgages, the servicer may consent under certain circumstances to a new first priority lien regardless of the principal amount.

         Mortgage loans that are secured by second mortgages will receive proceeds from the sale of the related mortgaged property only after any first mortgage loan and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy a mortgage loan and the certificate insurer fails to perform its obligations under the policy, then:

         o there will be a delay in distributions to you while a deficiency judgment, if any, against the borrower is sought;

         o you may incur a loss if a deficiency judgment cannot be obtained or collected.

         Approximately 27.83% of the statistic calculation mortgage loans in the statistic calculation mortgage pool by cut-off date principal balance are secured by second mortgages or deeds of trust.

         We refer you to "LEGAL ASPECTS OF LOANS--Junior Mortgages; Rights of Senior Mortgages" in the accompanying prospectus for more detail.

ADDITIONAL AND SUBSEQUENT MORTGAGE LOANS MAY HAVE CHARACTERISTICS THAT DIFFER FROM THOSE OF THE STATISTIC CALCULATION MORTGAGE LOANS WHICH MAY REDUCE YOUR YIELD TO MATURITY

         Following the transfer of the additional mortgage loans and the subsequent mortgage loans to the trust, the characteristics of the mortgage pool may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the mortgage pool and of the mortgagors of the mortgage loans, the credit quality of the mortgagors, the range and distribution of loan rates, the range and distribution of principal balances, the range and distribution of loan-to-value ratios and the range and distribution of remaining terms to stated maturity. We recommend that you consider potential variances when making your investment decision concerning the offered certificates. The seller will be required to deliver additional and subsequent mortgage loans having characteristics which, in the aggregate, are not materially different from the statistic calculation mortgage loans.

CERTAIN MORTGAGE LOANS HAVE COMBINED HIGH LOAN-TO-VALUE RATIOS WHICH MAY PRESENT A GREATER RISK OF LOSS RELATING TO SUCH MORTGAGE LOANS

         Mortgage loans with a combined loan-to-value ratio of greater than 80% may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 25.43% of the statistic calculation mortgage loans in the statistic calculation mortgage pool by cut-off date principal balance had a combined loan-to-value ratio at origination in excess of 80% and are not covered by any primary mortgage insurance. No statistic calculation mortgage loan had a combined loan-to-value ratio exceeding 90.00% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Additionally, the seller's determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

         We refer you to "DESCRIPTION OF THE MORTGAGE LOANS--General" in this prospectus supplement for more detail.

GEOGRAPHIC CONCENTRATION MAY AFFECT PERFORMANCE

         To the extent that specific geographic regions have experienced or may experience weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the mortgage loans in the mortgage pool in that region may be expected to increase all of the risks relating to the mortgage loans in the mortgage pool. The seller and the depositor can neither quantify the impact of any recent property value declines on the mortgage loans nor predict whether, to what extent or for how long such declines may continue.

         The concentration of statistic calculation mortgage loans that constitute at least 5.00% of the statistic calculation mortgage loans for a given state, as an approximate percentage of the cut-off date principal balance is as follows:

         STATE                                                PERCENTAGE
         -----                                                ----------
         New Jersey                                             17.75%
         New York                                               12.41%
         Rhode Island                                           10.30%
         Pennsylvania                                            7.23%
         Florida                                                 6.25%
         Virginia                                                5.73%
         Maryland                                                5.56%

HURRICANES MAY POSE SPECIAL RISKS

         At the end of August 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The seller will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in average repair (including Mortgage Loans that are secured by properties in the states of Texas, Louisiana, Mississippi and Alabama that are located in a FEMA Individual Assistance designated area as a result of Hurricane Katrina or Hurricane Rita). In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the seller will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Certificates. Any damage to a mortgaged property that secures a Mortgage Loan in the trust fund occurring after the Closing Date as a result of any other casualty event occurring after the Closing Date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

         The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of mortgagors to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the Mortgage Loans. Any impact of these events on the performance of the Mortgage Loans may increase the amount of losses borne by the holders of the Certificates or impact the weighted average lives of the Certificates.

UNDERWRITING STANDARDS

         The seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. A borrower's tarnished credit history may not preclude the seller from making a loan. As a result of this approach to underwriting, the mortgage loans in the mortgage pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

         We refer you to "OCEAN BANK, F.S.B." in this prospectus supplement for more detail.

INTEREST PAYMENTS ON THE MORTGAGE LOANS AND RESULTING REDUCTIONS IN INTEREST DISTRIBUTIONS ON THE CLASS A CERTIFICATES

         Prepayments of Principal May Reduce Interest Payments. When a principal prepayment is made on a mortgage loan, the mortgagor is charged interest only up to the date of prepayment, instead of a full month. This may result in an interest shortfall. The servicer is obligated to pay these interest shortfalls, without any right of reimbursement up to the amount of its servicing fee for the preceding month. If the servicing fee is insufficient to pay prepayment interest shortfalls, they will not be covered by the policy.

         Prepayments of Mortgage Loans May Reduce the Interest Rate on the Class A Certificates. If the mortgage loans in the mortgage pool with relatively higher loan rates prepay, then the weighted average loan rate of the mortgage loans in the mortgage pool will be reduced. This may limit the rate at which interest accrues on the Class A Certificates.

         Relief Act Interest Shortfalls Are Not Covered by the Servicer or the Policy. Your certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act of 2003 (referred to in this prospectus supplement as the Relief Act).

         The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the related borrower at any future time, will not be offset by a reduction to the servicing fee and will not be covered by payments by the certificate insurer under the policy. Such shortfalls will reduce accrued interest on the Class A Certificates. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

         We refer you to "LEGAL ASPECTS OF LOANS--Servicemembers Civil Relief Act" in the accompanying prospectus for more detail.

CLAIMS UNDER THE HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994 AND SIMILAR
LAWS

         The Home Ownership and Equity Protection Act of 1994 sets forth certain requirements in the origination of loans such as the mortgage loans. The mortgagor under any mortgage loan covered by the act is permitted to make any claim under the act against either the originator of the mortgage loan or against a purchaser of the mortgage loan, such as the trust. It is the policy of the seller not to originate mortgage loans covered by the act. Nevertheless, some mortgage loans in the mortgage pool may be covered by the act. The inclusion of any such mortgage loans in the mortgage pool would constitute a breach of the seller's representations and warranties under the mortgage loan purchase agreement and the seller would be required to repurchase or replace such mortgage loan. If the seller is unable to repurchase or replace such a mortgage loan, the trust will be subject to all of the claims and defenses which the borrower could assert against the seller. In such event, if the certificate insurer fails to perform its obligations under the policy, then you would bear any related loss.

         In addition to the Home Ownership and Equity Protection Act of 1994, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. An originator's failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied.

         The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to the Originator or Servicer and were to have a material adverse effect on its financial condition, the ability of the Servicer to service the Mortgage Loans in accordance with the pooling agreement, or the ability of the Originator to fulfill its obligation to repurchase or substitute for defective Mortgage Loans, could be impaired.

         We refer you to "RISK FACTORS--Violations Of Lending Laws Could Result In Losses On Primary Assets" and "LEGAL ASPECTS OF LOANS--Consumer Protection Laws" in the accompanying prospectus for more detail.

NEW JERSEY MORTGAGE LOANS AND HIGH COST LOANS

         Following the sale of the subsequent mortgage loans to the trust, up to approximately 10.5% of the mortgage loans in the mortgage pool, by cut-off date principal balance, will be high cost loans under various state and local laws and regulations (the "High Cost Loans"), the majority of which will be subject to the New Jersey Home Ownership and Equity Protection Act of 2002 (the "New Jersey Act"). Because the originator is a federally chartered thrift, it is not subject to the New Jersey Act or such other state and local laws and regulations by virtue of federal preemption. The High Cost Loans will be sold, however, to the depositor, an entity that is neither a federal thrift nor a national bank and is an entity which may not invoke federal preemption to avoid compliance with the New Jersey Act or such other state and local laws and regulations. The depositor will then assign these loans to the trustee which is a national bank and is exempt from the New Jersey Act and such other state and local laws and regulations. The availability of a preemption defense by the trust on behalf of the certificateholders with respect to these loans is not free from doubt.

MASSACHUSETTS AND TEXAS MORTGAGE LOANS

         Approximately 4.25% and 1.07% of the statistic calculation mortgage loans in the statistic calculation mortgage pool, by cut-off date principal balance, are secured by mortgaged properties in Massachusetts and Texas, respectively. Massachusetts and Texas impose significant limitations on the origination and servicing of home equity loans like the mortgage loans. If these limitations are not satisfied, the lien of the mortgage loan may be invalid or, in the case of limitations on servicing, all of the principal and interest due may be forfeited.

INSOLVENCY OF SELLER; RECLASSIFICATION OF SALE AS A LOAN

         The sale of the mortgage loans from the seller to the depositor will be treated by the seller, the Depositor and the trust as a sale of the mortgage loans. The seller will warrant that the transfer is a sale of its interest in the mortgage loans. The depositor will warrant that the transfer of the mortgage loans to the trust is a valid transfer and assignment of the mortgage loans to the trustee. In the event of an insolvency of the seller, it is possible that a receiver or conservator for, or a creditor of, the seller may argue that the transaction between the seller and the depositor was a pledge of the mortgage loans in connection with a borrowing by the seller rather than a true sale. Such an attempt, if successful, and even if unsuccessful, could result in delays in distributions to you.

BOOK-ENTRY CERTIFICATES

         Liquidity of Certificates. Issuance of the Class A Certificates in book-entry form may reduce the liquidity of these certificates in the secondary trading market because investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates.

         Limit on Ability to Pledge. Because transactions in the Class A Certificates can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and certain banks, your ability to pledge a Class A Certificate to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of such certificates may be limited due to lack of a physical certificate representing the Class A Certificates.

         Delays in Distributions. You may experience some delay in the receipt of distributions of interest and principal on the Class A Certificates because such distributions will be forwarded by the trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates" in this prospectus supplement for more detail.

CERTIFICATE RATINGS RELATE TO CREDIT RISK ONLY

         The ratings of the Class A Certificates will depend primarily on an assessment by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. of the mortgage loans and upon the financial strength of the certificate insurer. Any future reduction in a rating assigned to the financial strength of the certificate insurer may result in a corresponding reduction in the rating of the Class A Certificates. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address the likelihood that you will receive distributions of principal and interest and do not address the likelihood of prepayments on mortgage loans or the possibility that you might realize a lower than anticipated yield.

         We refer you to "RATINGS" in this prospectus supplement for more detail.

IMPACT OF TERRORIST EVENTS AND MILITARY ACTION

         The effects that terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans with loan rates reduced by application of the Relief Act or similar state laws. The interest distributable to holders of the Class A Certificates will be reduced on a proportionate basis by any reductions in the amount of interest collectible on the mortgage loans as a result of application of the Relief Act and neither the servicer nor any other party will be required to fund any interest shortfall caused by any such reduction. In addition, certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state laws.

         We do not know the number of mortgage loans that have been or may be affected by the application of the Relief Act.

YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST AND NOT OF ANY OTHER PARTY

         The certificates will not represent an interest in or obligation of the depositor, the servicer, the originator, the underwriter, the seller or the trustee or any of their respective affiliates. Neither the certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the originator, the underwriter, the seller, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and the certificate insurance policy will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the servicer, the originator, the underwriter, the seller or the trustee in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

THE INTEREST RATE CORRIDOR CONTRACT IS SUBJECT TO COUNTERPARTY RISK

         The assets of the trust include the interest rate corridor contract which will require the counterparty thereunder to make certain payments to the trust for the benefit of the holders of the certificates. To the extent that payments on such certificates depend in part on payments to be received by the trustee under the interest rate corridor contract, the ability of the trustee to make such distributions on the certificates will be subject to the credit risk of the counterparty to the interest rate corridor contract. Although there is a mechanism in place to facilitate replacement of the interest rate corridor contract upon the default or credit impairment of the interest rate corridor contract counterparty, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement interest rate corridor contract.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

         The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.


                             THE CERTIFICATE INSURER

         The information set forth in the following paragraphs has been provided by Ambac Assurance Corporation (the "Certificate Insurer").

         Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's and Fitch Ratings have each assigned a triple-A financial strength rating to Ambac Assurance Corporation.

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 15, 2005; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of September 30, 2005 and for the three- and nine-month periods ended September 30, 2005 and September 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2005 (which was filed with the Commission on November 9,
2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2005 and for the three- and six-month periods ended June 30, 2005 and June 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Commission on August 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2005 and for the three - month periods ended March 31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Commission on May 10, 2005), and the Current Reports on Form 8-K filed with the Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20, 2005, and August 2, 2005 and the information furnished and deemed to be filed under Item 2.02 contained in Ambac Financial Group's Current Report on Form 8-K dated and filed on October 19, 2005, as they relate to Ambac Assurance Corporation, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

         The following table sets forth the capitalization of Ambac Assurance Corporation and subsidiaries as of December 31, 2003, December 31, 2004 and September 30, 2005 in conformity with U. S. generally accepted accounting principles.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                        December 31,      December 31,      September 30,
                                                            2003              2004               2005
                                                        ------------      ------------      -------------
                                                                                             (unaudited)
     Unearned premiums......................               $2,553             $2,783            $2,888
     Long-term debt.........................                  189              1,074             1,069
     Notes payable to affiliates............                   84                  -                 -
     Other liabilities......................                2,008              2,192             2,015
                                                            -----              -----             -----
     Total liabilities......................                4,834              6,049             5,972
                                                            -----              -----             -----
     Stockholder's equity
        Common stock........................                   82                 82                82
        Additional paid-in capital..........                1,144              1,233             1,252
        Accumulated other comprehensive income                243                238               165
        Retained earnings...................                3,430              4,094             4,314
                                                            -----              -----             -----
     Total stockholder's equity.............                4,899              5,647             5,813
                                                            -----              -----             -----
     Total liabilities and stockholder's equity            $9,733            $11,696           $11,785
                                                           ======            =======           =======

         For additional financial information concerning Ambac Assurance Corporation, see the audited consolidated financial statements of Ambac Assurance Corporation incorporated by reference herein. Copies of the consolidated financial statements of Ambac Assurance Corporation incorporated by reference, and copies of Ambac Assurance Corporation's annual statement for the year ended December 31, 2004 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac Assurance Corporation. The address of Ambac Assurance Corporation's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         The Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of this Prospectus Supplement other than the information supplied by the Certificate Insurer and presented under the heading "The Certificate Insurer" in this Prospectus Supplement and in the consolidated financial statements incorporated in this Prospectus Supplement by reference.


                               OCEAN BANK, F.S.B.

         The information set forth below concerning Ocean Bank, F.S.B., formerly known as Home Loan and Investment Bank, F.S.B. ("Ocean Bank") has been provided by Ocean Bank. Ocean Bank will be responsible for servicing the Mortgage Loans (as defined herein) in accordance with Ocean Bank's policies and procedures for servicing home equity loans and in accordance with the terms of a pooling and servicing agreement (the "Agreement"), dated as of November 1, 2005, among Ocean Bank, F.S.B., as seller and servicer (in such capacities, the "Seller" and "Servicer"), Financial Asset Securities Corp., as depositor (the "Depositor") and Deutsche Bank National Trust Company, as trustee (the "Trustee") for the trust established pursuant to the Agreement (the "Trust").

         As of September 30, 2005, Ocean Bank employed 228 persons at its Warwick, Rhode Island headquarters and an additional 10 employees in branch offices located in Warwick and Providence, Rhode Island. As of September 30, 2005, as of fiscal year end December 31, 2004, and as of fiscal year end December 31, 2003, the net worth of Ocean Bank was $57,867,763, $66,123,918 and $64,832,919, respectively. Copies of the audited financial statements of Ocean Bank for the past three fiscal years, prepared on the basis of generally accepted accounting principles, may be obtained upon written request from John
M. Murphy, President, at One Home Loan Plaza, Warwick, Rhode Island 02886. Ocean Bank's net income for the nine months ended September 30, 2005 and for the fiscal years ended December 31, 2004 and 2003 was $306,918, $8,017,719 and $6,622,779, respectively.

LOAN ORIGINATION HISTORY

         Ocean Bank originates mortgage loans on residential dwellings, assembles and sells pools of mortgages to major commercial banks and other financial institutions, and services mortgage portfolios placed with such investors. All loans that are originated by Ocean Bank are underwritten by Ocean Bank.

         As of September 30, 2005, Ocean Bank conducted loan originations in a number of states including New York, New Jersey, Pennsylvania, Massachusetts, New Hampshire, Maine, Rhode Island, Connecticut, Vermont, Illinois, Virginia, Delaware, Nevada, Arizona, Colorado, Utah, Maryland, Washington, Oregon, Michigan, California, New Mexico, Ohio, Florida, Indiana, Wisconsin and Texas.

         The dollar amounts of first and second mortgage loans originated during the nine months ended September 30, 2005 and fiscal years ended December 31, 2004 and 2003 were $285,019,837, $368,839,575 and $375,039,983, respectively.

UNDERWRITING CRITERIA

         Ocean Bank endeavors to originate first and second mortgage loans using standard underwriting procedures based upon the applicant's general creditworthiness and the real estate equity used as collateral security.

         Mortgage loan applications are underwritten, and collateral properties are appraised prior to closing. Underwriting, and the determination whether to make specific loan originations, is centralized at Ocean Bank's headquarters in Warwick, Rhode Island. All loans are required to be reviewed and approved by an underwriter, each of whom is granted specific credit limits based on experience and seniority. Only three senior officers of Ocean Bank can approve loans over $150,000, and all loans over $200,000 require written approval of the President of Ocean Bank.

         Ocean Bank lends primarily on suburban and urban single family homes in major metropolitan areas.

         Ocean Bank does not originate mortgage loans which result in lower than a third lien position on real estate. Ocean Bank will consider making a mortgage loan in a subordinate position to a privately held first mortgage loan provided a copy of the recorded security instrument and note are reviewed prior to credit approval. Second mortgage loans will also be made behind adjustable or variable rate first rate mortgage loans provided the payment used when calculating the debt ratio is either (a) in the case of loans which adjust annually or will adjust within one year of the date of application, based on the maximum rate provided in the note on the next adjustment date, or (b) in the case of loans which adjust less frequently than annually and do not have an adjustment date within one year of the date of application, based on the current interest rate.

         Loan applications are considered through a combination of reviews of credit bureau reports and/or individual certifications. Except in the case of non-income verified loans, income is verified through various means, including applicant interviews, written verification, review of pay stubs and tax returns, among other items, and the borrower's demonstration of sufficient levels of disposable income to satisfy debt repayment requirements. The applicant's employer is usually contacted to verify employment and employee compensation. A Verification of Employment form (VOE) is usually presented to the applicant's employer in addition to telephonic verification and receipt of W-2s or the last two check stubs.

         Self-Employed Applicant's Commission/Bonuses Tax Returns: A tax return for the most recent year or years signed by the borrower is required from self-employed applicants and applicants who derive 25% of their income from commissions and/or bonuses. Consistency in commission and/or bonus income must be established. Checking account statements are used solely as additional verifications of income.

         Rental Income: Rental income must be documented by lease, notarized rental receipts, or two (2) years' tax returns. Ocean Bank calculates 75% of total rents received which is subtracted from total mortgage payments on rental property to derive a cash flow, if any, which amount is then treated as additional income in the credit review process. If the subtraction of rental income from the mortgage payment results in a negative cash flow, such amount is subtracted from the applicant's monthly income.

         Social Security-Veterans Administration (VA) Compensation and Retirement Income: Social Security and VA compensation must be supported by an awards letter from the appropriate agency. If such a letter is unavailable, 1099R forms or bank account statements indicating equal deposit amounts are required.

         Retirement income must be supported by an annuity letter or similar awards document outlining all details of income. If unavailable either (i) copies of recent bank account statements verifying direct deposit, or (ii) copies of the most recent year's tax return, or (iii) copies of the most recent year's 1099R forms are required.

         Child and/or Spousal Support: The applicant must provide Ocean Bank with evidence that the alimony or child support is expected to continue for at least two (2) years after the date of the loan. A copy of the final decree of divorce or separation agreement specifically setting the amount and term, if any, of support is acceptable. Canceled checks may also be used as an additional form of proof.

         Appraisals: All properties are appraised by independent fee appraisers approved by Ocean Bank in advance of funding. Appraisers are selected based upon a review of sample appraisals, professional experience, education, and professional organizations to which they belong and typical or specific properties appraised. All appraisers must be approved by the Vice President of Underwriting and must be independent from borrowers. Management reviews references, credentials, and examples of prior appraisals before engaging an appraiser. Appraisals are performed after analysis of other sales of properties in the area in which the related mortgaged property is located, and a full interior inspection appraisal is performed using forms acceptable to either The Federal National Mortgage Association ("Fannie Mae") or The Federal Home Loan Mortgage Corporation ("Freddie Mac") in connection with each mortgaged property. If an appraisal with respect to a mortgaged property appears to be inconsistent with appraisals previously conducted on comparable properties by the same or other appraisers, Ocean Bank will engage a review appraiser to conduct a drive-by review appraisal of the property as part of its quality control procedures.

         Title Companies and Closing Agents: Loans are closed through approved attorneys, title insurers, or agents of title insurers, and are generally insured by title companies which are licensed in the states in which the related properties are located.

         Variations from Underwriting Criteria: As described above, Ocean Bank uses the foregoing criteria as guidelines only. On a case-by-case basis, Ocean Bank may determine that the prospective mortgagor warrants a debt service-to-income ratio exception, a loan-to-value exception or a pricing exception. An exception may be allowed if the application reflects certain compensating factors, among others: low loan-to-value ratio; pride of ownership; stable employment of five or more years at the applicant's current place of employment; and residence of five or more years at the applicant's current residence. A significant number of Mortgage Loans represent such exceptions.

QUALITY CONTROL PROCEDURES HIGHLIGHTS

         Each month, Ocean Bank's quality control department conducts a review and verification of approximately 10% of the loans originated during the previous month with specific attention to the following areas:

         Legal Documentation: Mortgage note, mortgage, deed of trust, truth-in-lending disclosure, title policy and all other applicable origination documents are reviewed for existence, accuracy, and proper signatures.

         Credit Documentation: All credit verifications (i.e., VOE etc.), credit applications and credit reports are reviewed for existence, accuracy and proper signatures.

         All results are reported to management on a monthly basis. Management meets with the department supervisors in both underwriting and quality control to review results. Quality control functions are performed separately from loan originating and underwriting.

         Quality Control Appraisals: Each appraisal is reviewed with emphasis on the following areas: verification of occupancy, valuation method, and review of comparable sales.

         In addition to the review discussed above, re-inspections are performed on one-half of the reviewed loans, i.e., approximately 5% of originations. If a pattern of questionable values or methodology becomes apparent for an appraiser, a meeting is arranged to discuss these problems, and the appraisal firm may be replaced.

COLLECTION PROCEDURES

         As of September 30, 2005, Ocean Bank serviced a mortgage loan portfolio of conventional mortgage loans that it originated with an aggregate unpaid principal balance of approximately $359,216,466.

         Collections are conducted by Ocean Bank's service center at its corporate headquarters in Warwick, Rhode Island.

         If foreclosure is necessary, Ocean Bank's workout department supervises and monitors all related procedures (including bankruptcy proceedings) conducted by the foreclosing attorneys. If title passes to the mortgagee, this department insures that secured property is preserved and protected. After review and analysis, a disposition strategy is developed and the property is marketed.

         The collection department is structured in such a way that the most senior (experienced) collectors are responsible for the accounts which are most delinquent; i.e., 10-29 day accounts are contacted by junior personnel, 30-59 day accounts by the next most senior employees, etc. Collection supervisors are responsible for all accounts which are sixty (60) or more days delinquent. Workout officers are responsible for all accounts which are ninety (90) or more days delinquent. Their duties include maintaining contact with attorneys currently handling litigation against the borrower as well as marketing of any property acquired through foreclosure.

         Procedure on 10-29 days delinquent: Ocean Bank's servicing computer system automatically queues a delinquent account when a borrower is ten (10) days delinquent. Immediately, a phone call is initiated to the borrower regarding the delinquent payment. Each account is assigned to a computer "tickler" file for all promises of payment. The delinquent account is electronically filed by the appropriate promised date within the tickler file. Any account who has broken two (2) promises is referred to a more senior collector for further collection.

         Procedure on 30-59 days delinquent: As soon as an account reaches thirty (30) days delinquent, a serious delinquency notice is sent followed by a phone call by a collector. Between thirty (30) and forty-five (45) days delinquent, the collector analyzes the situation of the borrower and makes a determination for further action. These accounts are reviewed every two (2) days with the collection supervisor as to what further action should be taken. After all the information is compiled and analyzed a determination is made as to the borrower's ability to repay the debt. The collection supervisor and the servicing manager review all accounts received; if agreed, the account is referred to an attorney for collection and possible foreclosure proceedings.

         Procedure over 60 days delinquent: When an account is sixty (60) days delinquent, it is monitored by a collection supervisor. The collection supervisor updates information regarding the principal balance of any first lien and taxes owed, and maintains contact with the borrower to monitor the situation. The servicing manager will determine whether a visit to the property is warranted. After all collection procedures have been exhausted and the account becomes one hundred twenty (120) days delinquent, an attorney is usually instructed to begin foreclosure proceedings. Workout officers handle all accounts over ninety (90) days delinquent and keep in constant contact with the borrower and the attorney. Any account which is in excess of one hundred twenty
(120) days delinquent is visited for reappraisal by an approved appraiser to determine the condition of the collateral property and the strength of the equity position of Ocean Bank.

DELINQUENCY AND LOSS EXPERIENCE

         The following table sets forth Ocean Bank's delinquency and loss experience, on its entire portfolio of conventional mortgage loans serviced by Ocean Bank at the date indicated, all of which were originated or purchased by Ocean Bank. There can be no assurance that the delinquency and loss experience on the Mortgage Loans (most of which have been originated during the past twelve months) will be consistent with the historical information provided below. Such losses and delinquencies on the Mortgage Loans may be higher than the historical information presented below.

                                                                                                            At
                                                                  At December 31,                     September 30,
                                                    -----------------------------------------------   -------------
                                                        2002             2003              2004              2005
                                                    ------------     ------------      ------------      ------------
Total Outstanding Principal Balance........         $413,319,745     $294,062,803      $341,602,628      $359,219,466
DELINQUENCY
Period of Delinquency:
     30-59 Days Principal Balance..........           $7,927,262       $3,143,553        $3,222,088        $5,262,116
     Percent of Delinquency by Principal
     Balance...............................                1.92%            1.07%             0.94%          1.46%(1)
Period of Delinquency:
     60-89 Days Principal Balance..........           $3,246,688       $1,684,843        $2,181,071        $2,583,821
     Percent of Delinquency by Principal
     Balance...............................                0.79%            0.57%             0.64%          0.72%(1)
Period of Delinquency:
     90 Days or More Principal Balance.....          $12,517,081      $11,705,551       $11,530,488       $10,537,581
     Percent of Delinquency by Principal
     Balance...............................                3.03%            3.98%             3.38%          2.93%(1)
Total Delinquencies:
     Principal Balance.....................          $23,691,031      $16,533,947       $16,933,647       $18,383,518
     Percent of Delinquency by Principal
     Balance...............................                5.73%            5.62%             4.96%          5.12%(1)
REO........................................           $3,391,562       $2,508,498        $1,640,739        $1,372,549
Net Gains/(Losses) on Liquidated Loans.....         $(1,382,762)     $(1,860,792)      $(1,481,108)        $(700,151)
Net Gains/(Losses) on Liquidated Loans as a
Percent of Total Outstanding Principal Balance         (0.3346)%        (0.6328)%         (0.4336)%     (0.1949)% (1)

------------------
(1)  Not annualized.

         The above delinquency and loss experience percentages are calculated on the basis of the total conventional mortgage loans serviced by Ocean Bank at the date indicated, all of which were originated or purchased by Ocean Bank.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The mortgage pool (the "Mortgage Pool") will include:

                  (a) the fixed-rate and adjustable-rate mortgage loans identified by the Seller to be sold to the Depositor and in turn sold by the Depositor to the Trust on the Closing Date and described in this Prospectus Supplement (the "Statistic Calculation Mortgage Loans");

                  (b) the additional fixed-rate and adjustable-rate mortgage loans to be sold by the Seller to the Depositor and in turn sold by the Depositor to the Trust on the Closing Date (the "Additional Mortgage Loans", and together with the Statistic Calculation Mortgage Loans, the "Initial Mortgage Loans"); and

                  (c) the subsequent fixed-rate and adjustable-rate mortgage loans to be sold to the Trust by the Seller from time to time on or prior to February 24, 2006 (the "Subsequent Mortgage Loans", and together with the Initial Mortgage Loans, the "Mortgage Loans").

         The statistical information presented in this Prospectus Supplement describes the Mortgage Loans based on the characteristics of the Statistic Calculation Mortgage Loans as of close of business on October 31, 2005. Unless otherwise set forth herein, approximate percentages set forth with respect to the Statistic Calculation Mortgage Loans are measured by the respective aggregate Principal Balances (as defined herein) of the Statistic Calculation Mortgage Loans as of the Cut-Off Date (as defined herein). With respect to any date of determination, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, minus all collections credited against the Cut-Off Date Principal Balance of such Mortgage Loan. The "Cut-Off Date Principal Balance" of a Mortgage Loan is the outstanding principal balance as of the related Cut-Off Date. The "Cut-Off Date" with respect to (i) the Statistic Calculation Mortgage Loans is the close of business on October 31, 2005, (ii) each Additional Mortgage Loan will be the later of October 31, 2005 and the date of origination of such Additional Mortgage Loan and (iii) each Subsequent Mortgage Loan will be the later of the close of business on the last day of the month preceding the month in which such Subsequent Mortgage Loan is conveyed to the Trust and the date of origination of such Subsequent Mortgage Loan. The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan will be zero.

         The statistic calculation mortgage pool (the "Statistic Calculation Mortgage Pool") consists of 1,611 Mortgage Loans, and the related mortgaged properties (the "Mortgaged Properties") are located in 32 states as set forth herein. As of the Cut-Off Date, the Statistic Calculation Mortgage Loans had an aggregate Cut-Off Date Principal Balance of $112,016,063. Approximately 9.90% and 90.10% of the Statistic Calculation Mortgage Pool consists of fixed-rate and adjustable-rate Mortgage Loans, respectively, with remaining terms to maturity of not more than 360 months. As of the Cut-Off Date, the maximum Principal Balance of any of the Statistic Calculation Mortgage Loans was $643,154, the minimum Principal Balance thereof was $9,579, and the Principal Balance of such Statistic Calculation Mortgage Loans averaged $69,532. As of the Cut-Off Date, the loan rates payable on the Statistic Calculation Mortgage Loans (the "Loan Rates") ranged from 5.100% to 12.950% per annum, and the weighted average Loan Rate for the Statistic Calculation Mortgage Loans was 7.858% per annum. As of the Cut-Off Date, the original term to stated maturity of the Statistic Calculation Mortgage Loans ranged from 60 months to 360 months, the remaining term to stated maturity ranged from 46 months to 360 months, the weighted average original term to stated maturity was approximately 334 months, the weighted average remaining term to stated maturity was approximately 330 months, and the CLTV (as defined herein) ranged from 5.79% to 90.00% with a weighted average CLTV of 69.47%, and the FICO Scores ranged from 458 to 810 with a weighted average FICO Score of 608. The Statistic Calculation Mortgage Loans had stated maturities ranging from August 26, 2009 to November 1, 2035. All of the Statistic Calculation Mortgage Loans required monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates. The Statistic Calculation Mortgage Loans are secured by either first or second mortgages or deeds of trust on Mortgaged Properties. The Statistic Calculation Mortgage Pool consists of 72.17% of loans secured by first liens on the related Mortgaged Properties and 27.83% of loans secured by second liens on the related Mortgaged Properties. No Statistic Calculation Mortgage Loan was 30 or more days delinquent as of the Cut-Off Date. The Mortgaged Properties securing the Statistic Calculation Mortgage Loans consist primarily of residential properties that are one- to four-family properties. Based upon representations of the mortgagors at the time of origination, 96.06% of the related Mortgaged Properties were owner occupied. None of the Statistic Calculation Mortgage Loans was originated by Ocean Bank to facilitate the sale of property acquired by Ocean Bank in connection with prior foreclosures.

ADJUSTABLE-RATE MORTGAGE LOANS

         All of the adjustable-rate Mortgage Loans are "hybrid mortgage loans" that generally have Loan Rates that first adjust after an initial fixed rate period of two or three years following origination depending on the terms of the particular mortgage note and then adjust semi-annually thereafter. The adjustable-rate Mortgage Loans provide for semi-annual adjustment of the related Loan Rate based on the Six-Month LIBOR, as described at "--The Index" below. In the case of the adjustable-rate Mortgage Loans, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment (i) in the case of approximately 97.31% of the adjustable-rate Statistic Calculation Mortgage Loans, approximately two years following origination, and (ii) in the case of approximately 2.69% of the adjustable-rate Statistic Calculation Mortgage Loans, approximately three years following origination. On each Adjustment Date for an adjustable-rate Mortgage Loan, the Loan Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the index and a fixed percentage amount (the "Margin"), provided that the Loan Rate on each such adjustable-rate Mortgage Loan will not increase or decrease by more than 1.000% (the "Subsequent Periodic Rate Cap") on any related Adjustment Date and will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Loan Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Loan Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Periodic Rate Cap"); the Initial Periodic Rate Caps are 2.000% for 82.40% of the adjustable-rate Statistic Calculation Mortgage Loans and 3.000% for 17.60% of the adjustable-rate Statistic Calculation Mortgage Loans. Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the Initial Periodic Rate Caps, Subsequent Periodic Rate Caps and Maximum Rates, the Loan Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the index and the related Margin, rounded as described above. The Margins of the adjustable-rate Statistic Calculation Mortgage Loans ranged from 3.900% to 11.050% with a weighted average Margin of 6.633%. The Maximum Rate of the adjustable-rate Statistic Calculation Mortgage Loans ranged from 11.150% to 19.660% with a weighted average Maximum Rate of 14.233%. The Minimum Rate of the adjustable-rate Statistic Calculation Mortgage

Loans ranged from 5.150% to 12.300% with a weighted average Minimum Rate of 7.887%. See "--The Index" below. See "--The Index" below.

         The adjustable-rate Mortgage Loans generally do not permit the mortgagor to convert the adjustable Loan Rate to a fixed Loan Rate.

THE INDEX

         The index applicable to the determination of the Loan Rates for all of the adjustable-rate Mortgage Loans will be the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six-Month LIBOR") and as most recently available as of the first Business Day of the month immediately preceding the month of the related Adjustment Date.

MORTGAGE LOAN CHARACTERISTICS

         Unless otherwise set forth herein, set forth below is approximate statistical information with respect to the Statistic Calculation Mortgage Loans measured by the respective aggregate Principal Balances thereof as of the Cut-Off Date. On or prior to the Closing Date, Additional Mortgage Loans will be delivered to the Trust. In addition, prior to the Closing Date, Statistic Calculation Mortgage Loans may be removed and other mortgage loans may be substituted for the removed loans. However, the removal and inclusion of such Mortgage Loans and the addition of the Subsequent Mortgage Loans will not materially alter the characteristics of the Statistic Calculation Mortgage Loans as described in this Prospectus Supplement, although the composition of the Mortgage Pool and of the Mortgagors of the Mortgage Loans, the credit quality of the Mortgagors, the range and distribution of Loan Rates, the range and distribution of Principal Balances, the range and distribution of loan-to-value ratios and the range and distribution of remaining terms to stated maturity and certain other characteristics of the Mortgage Loans as described in this Prospectus Supplement may differ. The Seller will be required to deliver Additional Mortgage Loans and Subsequent Mortgage Loans having characteristics which, in the aggregate, are not materially different from the Statistic Calculation Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
       CUT-OFF DATE PRINCIPAL BALANCES ($)            MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
 --------------------------------------------         --------------        -----------------    -------------------
   9,579 -    50,000.........................                 895            $   27,178,791.52           24.26%
  50,001 -   100,000.........................                 408                28,180,427.02           25.16
 100,001 -   150,000.........................                 147                18,093,954.11           16.15
 150,001 -   200,000.........................                  76                13,357,229.47           11.92
 200,001 -   250,000.........................                  32                 7,212,558.73            6.44
 250,001 -   300,000.........................                  23                 6,340,297.07            5.66
 300,001 -   350,000.........................                  15                 4,791,372.13            4.28
 350,001 -   400,000.........................                   5                 1,847,451.29            1.65
 400,001 -   450,000.........................                   2                   817,857.43            0.73
 450,001 -   500,000.........................                   4                 1,916,301.04            1.71
 500,001 -   550,000.........................                   2                 1,036,162.33            0.93
 600,001 -   643,154.........................                   2                 1,243,660.79            1.11
                                                            -----            -----------------          -------
          TOTAL..............................               1,611            $  112,016,062.93          100.00%
                                                            -----            -----------------          -------

                             GEOGRAPHIC DISTRIBUTION

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
                      STATE                           MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
---------------------------------------------         --------------        -----------------    -------------------
Arizona......................................                  17            $    1,668,463.75            1.49%
California...................................                  30                 2,671,513.41            2.38
Colorado.....................................                   3                   438,001.68            0.39
Connecticut..................................                  33                 1,874,061.31            1.67
Delaware.....................................                  19                 1,394,360.03            1.24
Florida......................................                 120                 6,999,730.33            6.25
Georgia......................................                  52                 3,160,822.78            2.82
Illinois.....................................                  65                 2,761,896.20            2.47
Indiana......................................                  23                   887,940.18            0.79
Kentucky.....................................                  10                   586,281.20            0.52
Louisiana....................................                  14                   691,671.50            0.62
Maine........................................                  32                 2,258,684.57            2.02
Maryland.....................................                  76                 6,227,240.94            5.56
Massachusetts................................                  58                 4,758,236.32            4.25
Michigan.....................................                  58                 3,315,369.28            2.96
Minnesota....................................                  12                   498,077.29            0.44
Nevada.......................................                  20                 1,380,589.14            1.23
New Hampshire................................                  16                   706,152.65            0.63
New Jersey...................................                 254                19,887,738.61           17.75
New York.....................................                 164                13,899,122.66           12.41
North Carolina...............................                  30                 1,941,000.57            1.73
Ohio.........................................                  58                 2,585,752.59            2.31
Oklahoma.....................................                  10                   386,838.87            0.35
Oregon.......................................                   1                   177,908.43            0.16
Pennsylvania.................................                 172                 8,098,923.22            7.23
Rhode Island.................................                 103                11,541,612.02           10.30
Tennessee....................................                  22                 1,100,116.62            0.98
Texas........................................                  28                 1,194,759.40            1.07
Utah.........................................                   3                   266,046.47            0.24
Virginia.....................................                  81                 6,420,068.43            5.73
Washington...................................                   6                   391,826.08            0.35
Wisconsin....................................                  21                 1,845,256.40            1.65
                                                            -----            -----------------          -------
          TOTAL..............................               1,611            $  112,016,062.93          100.00%
                                                            -----            -----------------          -------

                          COMBINED LOAN-TO-VALUE RATIOS

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
        COMBINED LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
 --------------------------------------------         --------------        -----------------    -------------------
  5.79-   10.00..............................                   7            $      171,406.00            0.15%
 10.01-   20.00..............................                  30                 1,161,485.17            1.04
 20.01-   30.00..............................                  48                 1,935,178.89            1.73
 30.01-   40.00..............................                  68                 3,704,037.32            3.31
 40.01-   50.00..............................                 147                 8,377,336.86            7.48
 50.01-   60.00..............................                 178                11,298,932.88           10.09
 60.01-   70.00..............................                 303                19,726,923.59           17.61
 70.01-   80.00..............................                 504                37,151,312.01           33.17
 80.01-   90.00..............................                 326                28,489,450.21           25.43
                                                            -----            -----------------          -------
          TOTAL..............................               1,611            $  112,016,062.93          100.00%
                                                            -----            -----------------          -------

         With respect to each Statistic Calculation Mortgage Loan the original Combined Loan-to-Value Ratios ("CLTV") shown above are equal to (i) the sum of
(a) the original Principal Balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the first lien, if any, at the date of origination of such Mortgage Loan divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan, or (b) the purchase price of such Mortgaged Property if the mortgage loan proceeds from such Mortgage Loan are used to purchase such Mortgaged Property. No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such Mortgage Loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related Mortgaged Properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.


                                  LIEN POSITION

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
                  LIEN POSITION                       MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
---------------------------------------------         --------------        -----------------    -------------------
First Lien...................................                 874            $   80,842,403.44           72.17%
Second Lien..................................                 737                31,173,659.49           27.83
                                                            -----            -----------------          -------
          TOTAL..............................               1,611            $  112,016,062.93          100.00%
                                                            -----            -----------------          -------

                                   LOAN RATES

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
                 LOAN RATES (%)                       MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
  -------------------------------------------         --------------        -----------------    -------------------
   5.100 -   5.500...........................                12            $    1,530,655.68            1.37%
   5.501 -   6.000...........................                26                 3,775,639.40            3.37
   6.001 -   6.500...........................                58                 7,874,375.48            7.03
   6.501 -   7.000...........................               200                19,011,696.90           16.97
   7.001 -   7.500...........................               283                21,506,432.09           19.20
   7.501 -   8.000...........................               293                21,050,426.65           18.79
   8.001 -   8.500...........................               239                13,569,011.56           12.11
   8.501 -   9.000...........................                92                 4,940,420.36            4.41
   9.001 -   9.500...........................               154                 7,040,058.55            6.28
   9.501 -  10.000...........................                97                 5,326,744.51            4.76
  10.001 -  10.500...........................                78                 3,503,132.63            3.13
  10.501 -  11.000...........................                49                 1,934,420.29            1.73
  11.001 -  11.500...........................                19                   643,948.87            0.57
  11.501 -  12.000...........................                 7                   193,929.93            0.17
  12.001 -  12.500...........................                 2                    88,241.18            0.08
  12.501 -  12.950...........................                 2                    26,928.85            0.02
                                                          -----            -----------------          -------
          TOTAL..............................             1,611            $  112,016,062.93          100.00%
                                                          -----            -----------------          -------



                       REMAINING MONTHS TO STATED MATURITY

                                                        NUMBER
                                                     OF STATISTIC         CUT-OFF DATE           % OF CUT-OFF DATE
                                                      CALCULATION           AGGREGATE           AGGREGATE PRINCIPAL
  REMAINING MONTHS TO STATED MATURITY (MONTHS)      MORTGAGE LOANS      PRINCIPAL BALANCE             BALANCE
  --------------------------------------------      --------------      -----------------       -------------------
   46 -   48.................................                1          $      31,832.83              0.03%
   49 -   72.................................               10                266,578.84              0.24
   73 -   96.................................                1                 16,408.57              0.01
   97 -  120.................................               71              2,254,322.75              2.01
  145 -  168.................................               21                844,945.41              0.75
  169 -  192.................................              154              5,323,583.92              4.75
  217 -  240.................................              239              9,359,947.50              8.36
  265 -  288.................................                3                178,213.64              0.16
  289 -  312.................................                6                347,511.81              0.31
  337 -  360.................................            1,105             93,392,717.66             83.37
                                                         -----          ----------------            -------
          TOTAL..............................            1,611          $ 112,016,062.93            100.00%
                                                         -----          ----------------            -------

                            MONTHS SINCE ORIGINATION

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
        MONTHS SINCE ORIGINATION (MONTHS)             MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
---------------------------------------------         --------------        -----------------    -------------------
Less than or equal to 0......................                 248            $   18,059,723.24           16.12%
1 - 23.......................................               1,363                93,956,339.69           83.88
                                                            -----            -----------------          -------
          TOTAL..............................               1,611            $  112,016,062.93          100.00%
                                                            -----            -----------------          -------


                                  PROPERTY TYPE

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
                  PROPERTY TYPE                       MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
---------------------------------------------         --------------        -----------------    -------------------
Single Family Detached.......................               1,207            $   81,842,235.33           73.06%
2-4 Units....................................                 116                11,976,502.03           10.69
PUD Detached.................................                  71                 6,319,771.93            5.64
Single Family Attached.......................                 124                 5,819,718.35            5.20
Condominium..................................                  62                 3,868,543.99            3.45
PUD Attached.................................                  30                 2,174,315.23            1.94
Townhouse....................................                   1                    14,976.07            0.01
                                                            -----            -----------------          -------
          TOTAL..............................               1,611            $  112,016,062.93          100.00%
                                                            -----            -----------------          -------


                                OCCUPANCY TYPE(1)

                                                          NUMBER
                                                       OF STATISTIC            CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE         AGGREGATE PRINCIPAL
                 OCCUPANCY TYPE                       MORTGAGE LOANS        PRINCIPAL BALANCE           BALANCE
---------------------------------------------         --------------        -----------------     -------------------
Owner Occupied...............................               1,548            $  107,598,035.25            96.06%
Non-owner Occupied...........................                  63                 4,418,027.68             3.94
                                                            -----            -----------------           -------
          TOTAL..............................               1,611            $  112,016,062.93           100.00%
                                                            -----            -----------------           -------

(1) Based upon representations made by the Mortgagors at the time of origination of such Mortgage Loans.


                                  PRODUCT TYPE

                                                         NUMBER
                                                      OF STATISTIC            CUT-OFF DATE         % OF CUT-OFF DATE
                                                      CALCULATION              AGGREGATE               AGGREGATE
                  PRODUCT TYPE                       MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------------------        --------------        -----------------       -----------------
2/28 6 MO LIBOR..............................              1,454           $   98,205,248.28              87.67%
Fixed Rate...................................                122               11,093,242.42               9.90
3/27 6 MO LIBOR..............................                 35                2,717,572.23               2.43
                                                           -----           -----------------            -------
          TOTAL..............................              1,611           $  112,016,062.93            100.00%
                                                           -----           -----------------            -------

                        ORIGINAL TERMS TO STATED MATURITY

                                                         NUMBER
                                                      OF STATISTIC            CUT-OFF DATE         % OF CUT-OFF DATE
                                                      CALCULATION              AGGREGATE               AGGREGATE
             ORIGINAL TERM (MONTHS)                  MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
  -------------------------------------------        --------------        -----------------       -----------------
   60 -   60.................................                 11           $      298,411.67               0.27%
   61 -  120.................................                 72                2,270,731.32               2.03
  121 -  180.................................                175                6,168,529.33               5.51
  181 -  240.................................                239                9,359,947.50               8.36
  241 -  300.................................                  9                  525,725.45               0.47
  301 -  360.................................              1,105               93,392,717.66              83.37
                                                           -----           -----------------             -------
          TOTAL..............................              1,611           $  112,016,062.93             100.00%
                                                           -----           -----------------             -------


                                  FICO SCORE(1)

                                                         NUMBER
                                                      OF STATISTIC            CUT-OFF DATE         % OF CUT-OFF DATE
                                                      CALCULATION              AGGREGATE               AGGREGATE
                 FICO SCORE(1)                       MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------------------        --------------        -----------------       -----------------
Not Available................................                 17           $    1,040,252.66               0.93%
  441 -  460.................................                  1                   28,933.21               0.03
  461 -  480.................................                  4                  584,296.59               0.52
  481 -  500.................................                 10                  761,949.19               0.68
  501 -  520.................................                 21                1,412,154.11               1.26
  521 -  540.................................                 63                4,953,310.04               4.42
  541 -  560.................................                179               12,191,518.32              10.88
  561 -  580.................................                251               14,835,552.22              13.24
  581 -  600.................................                245               16,707,874.80              14.92
  601 -  620.................................                246               17,036,310.27              15.21
  621 -  640.................................                205               14,622,200.34              13.05
  641 -  660.................................                150               11,848,962.72              10.58
  661 -  680.................................                102                7,238,602.47               6.46
  681 -  700.................................                 49                3,548,282.12              3.17
  701 -  720.................................                 21                2,218,663.34               1.98
  721 -  740.................................                 22                1,275,199.21               1.14
  741 -  760.................................                 14                1,191,315.81               1.06
  761 -  780.................................                  4                  146,775.54               0.13
  781 -  800.................................                  5                  293,947.88               0.26
  801 -  810.................................                  2                   79,962.09               0.07
                                                           -----           -----------------             -------
          TOTAL..............................              1,611           $  112,016,062.93             100.00%
                                                           -----           -----------------             -------

(1) Relates to the Original FICO Score, or Updated Fico Score (if available). FICO Scores are current for all Mortgage Loans with seasoning greater than 6 months.

                             PREPAYMENT PENALTY TERM

                                                         NUMBER
                                                      OF STATISTIC            CUT-OFF DATE         % OF CUT-OFF DATE
                                                      CALCULATION              AGGREGATE               AGGREGATE
          PREPAY PENALTY TERM (YEARS)                MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------------------        --------------        -----------------       -----------------
0............................................                243           $   24,282,145.61              21.68%
36...........................................              1,368               87,733,917.32              78.32
                                                           -----           -----------------             -------
          TOTAL..............................              1,611           $  112,016,062.93             100.00%
                                                           -----           -----------------             -------


                               DOCUMENTATION TYPE

                                                         NUMBER
                                                      OF STATISTIC            CUT-OFF DATE         % OF CUT-OFF DATE
                                                      CALCULATION              AGGREGATE               AGGREGATE
               DOCUMENTATION TYPE                    MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------------------        --------------        -----------------       -----------------
Full Documentation...........................              1,611           $  112,016,062.93            100.00%
                                                           -----           -----------------            -------
          TOTAL..............................              1,611           $  112,016,062.93            100.00%
                                                           -----           -----------------            -------


                     MARGIN (ADJUSTABLE-RATE MORTGAGE LOANS)

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
                   MARGIN (%)                         MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
  -------------------------------------------         --------------        -----------------    -------------------
   3.900 -   4.000...........................                   3            $      209,709.81            0.21%
   4.001 -   4.500...........................                  11                 1,366,427.68            1.35
   4.501 -   5.000...........................                  30                 4,389,368.70            4.35
   5.001 -   5.500...........................                  88                 9,586,148.85            9.50
   5.501 -   6.000...........................                 245                20,681,158.88           20.49
   6.001 -   6.500...........................                 302                20,191,998.96           20.01
   6.501 -   7.000...........................                 279                18,468,834.12           18.30
   7.001 -   7.500...........................                 133                 7,063,815.41            7.00
   7.501 -   8.000...........................                  97                 4,896,742.04            4.85
   8.001 -   8.500...........................                 122                 6,209,852.36            6.15
   8.501 -   9.000...........................                  70                 3,593,114.26            3.56
   9.001 -   9.500...........................                  78                 3,064,523.68            3.04
   9.501 -  10.000...........................                  22                   856,910.39            0.85
  10.001 -  10.500...........................                   8                   307,215.37            0.30
  11.001 -  11.050...........................                   1                    37,000.00            0.04
                                                            -----            -----------------          -------
          TOTAL..............................               1,489            $  100,922,820.51          100.00%
                                                            -----            -----------------          -------

                  MAXIMUM RATE (ADJUSTABLE-RATE MORTGAGE LOANS)

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
                MAXIMUM RATE (%)                      MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
  -------------------------------------------         --------------        -----------------    -------------------
  11.150 -  11.500...........................                   7            $      806,134.72            0.80%
  11.501 -  12.000...........................                  20                 2,908,244.68            2.88
  12.001 -  12.500...........................                  51                 6,505,441.54            6.45
  12.501 -  13.000...........................                 177                15,691,512.94           15.55
  13.001 -  13.500...........................                 273                19,902,344.35           19.72
  13.501 -  14.000...........................                 243                16,621,670.08           16.47
  14.001 -  14.500...........................                 179                10,479,156.88           10.38
  14.501 -  15.000...........................                  32                 2,448,850.29            2.43
  15.001 -  15.500...........................                  67                 4,007,694.37            3.97
  15.501 -  16.000...........................                  78                 6,043,344.54            5.99
  16.001 -  16.500...........................                  76                 4,284,341.02            4.25
  16.501 -  17.000...........................                  69                 2,901,457.27            2.87
  17.001 -  17.500...........................                  86                 3,391,815.43            3.36
  17.501 -  18.000...........................                  45                 1,847,280.72            1.83
  18.001 -  18.500...........................                  42                 1,464,928.31            1.45
  18.501 -  19.000...........................                  33                 1,195,559.46            1.18
  19.001 -  19.500...........................                  10                   388,043.91            0.38
  19.501 -  19.660...........................                   1                    35,000.00            0.03
                                                            -----            -----------------          -------
          TOTAL..............................               1,489            $  100,922,820.51          100.00%
                                                            -----            -----------------          -------


                  MINIMUM RATE (ADJUSTABLE-RATE MORTGAGE LOANS)

                                                        NUMBER
                                                     OF STATISTIC             CUT-OFF DATE         % OF CUT-OFF DATE
                                                      CALCULATION              AGGREGATE               AGGREGATE
               MINIMUM RATE (%)                     MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
  -------------------------------------------       --------------         -----------------       -----------------
   5.150 -   5.500...........................                 7            $      806,134.72               0.80%
   5.501 -   6.000...........................                20                 2,908,244.68               2.88
   6.001 -   6.500...........................                50                 6,666,516.60               6.61
   6.501 -   7.000...........................               181                16,020,109.34              15.87
   7.001 -   7.500...........................               279                20,624,721.99              20.44
   7.501 -   8.000...........................               281                19,827,732.08              19.65
   8.001 -   8.500...........................               224                12,762,055.08              12.65
   8.501 -   9.000...........................                85                 4,500,333.48               4.46
   9.001 -   9.500...........................               144                 6,531,933.94               6.47
   9.501 -  10.000...........................                88                 4,967,529.91               4.92
  10.001 -  10.500...........................                69                 3,016,947.17               2.99
  10.501 -  11.000...........................                46                 1,756,997.97               1.74
  11.001 -  11.500...........................                13                   461,563.55               0.46
  11.501 -  12.000...........................                 1                    35,000.00               0.03
  12.001 -  12.300...........................                 1                    37,000.00               0.04
                                                          -----            -----------------             -------
          TOTAL..............................             1,489            $  100,922,820.51             100.00%
                                                          -----            -----------------             -------

           INITIAL PERIODIC RATE CAP (ADJUSTABLE-RATE MORTGAGE LOANS)

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
          INITIAL PERIODIC RATE CAP (%)               MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
---------------------------------------------         --------------        -----------------    -------------------
2.000........................................               1,124            $   83,160,901.88           82.40%
3.000........................................                 365                17,761,918.63           17.60
                                                            -----            -----------------          -------
          TOTAL..............................               1,489            $  100,922,820.51          100.00%
                                                            -----            -----------------          -------


          SUBSEQUENT PERIODIC RATE CAP (ADJUSTABLE-RATE MORTGAGE LOANS)

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
        SUBSEQUENT PERIODIC RATE CAP (%)              MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
---------------------------------------------         --------------        -----------------    -------------------
1.000........................................               1,489            $  100,922,820.51          100.00%
                                                            -----            -----------------          -------
          TOTAL..............................               1,489            $  100,922,820.51          100.00%
                                                            -----            -----------------          -------

           FIRST RATE ADJUSTMENT DATE (ADJUSTABLE-RATE MORTGAGE LOANS)

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
           FIRST RATE ADJUSTMENT DATE                 MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
----------------------------------------------        --------------        -----------------    -------------------
November 2005.................................                  1               $189,241.33                   0.19%
December 2005.................................                  6                419,445.28                   0.42
January 2006..................................                  4                151,781.38                   0.15
February 2006.................................                  9                696,174.01                   0.69
March 2006....................................                 13                988,976.29                   0.98
April 2006....................................                  8                731,978.67                   0.73
May 2006......................................                  9                621,405.82                   0.62
June 2006.....................................                 10                441,998.14                   0.44
July 2006.....................................                  6                341,250.56                   0.34
August 2006...................................                  7                200,405.52                   0.20
September 2006................................                  3                 85,559.04                   0.08
October 2006..................................                  1                 22,640.20                   0.02
November 2006.................................                  4                181,817.98                   0.18
December 2006.................................                 11                642,307.73                   0.64
January 2007..................................                 21              1,063,607.27                   1.05
February 2007.................................                 42              3,755,977.15                   3.72
March 2007....................................                112              7,127,137.60                   7.06
April 2007....................................                125              7,589,298.42                   7.52
May 2007......................................                148              8,309,838.92                   8.23
June 2007.....................................                169             13,791,137.00                  13.67
July 2007.....................................                135              8,793,540.89                   8.71
August 2007...................................                196             12,484,745.92                  12.37
September 2007................................                217             15,833,604.34                  15.69
October 2007..................................                204             14,028,951.60                  13.90
November 2007.................................                  1                140,000.00                   0.14
March 2008....................................                  2                 71,677.69                   0.07
April 2008....................................                  1                 12,747.98                   0.01
May 2008......................................                  6                590,927.37                   0.59
June 2008.....................................                  5                135,705.50                   0.13
July 2008.....................................                  7                881,144.82                   0.87
August 2008...................................                  4                516,847.03                   0.51
September 2008................................                  2                 80,949.06                   0.08
                                                            -----           ---------------                 -------
     TOTAL:...................................              1,489           $100,922,820.51                 100.00%
                                                            -----           ---------------                 -------

           NEXT RATE ADJUSTMENT DATE (ADJUSTABLE-RATE MORTGAGE LOANS)

                                                          NUMBER
                                                       OF STATISTIC           CUT-OFF DATE        % OF CUT-OFF DATE
                                                        CALCULATION             AGGREGATE        AGGREGATE PRINCIPAL
            NEXT RATE ADJUSTMENT DATE                 MORTGAGE LOANS        PRINCIPAL BALANCE          BALANCE
---------------------------------------------         --------------        -----------------    -------------------
November 2005................................                   1            $      189,241.33            0.19%
December 2005................................                   6                   419,445.28            0.42
January 2006.................................                   4                   151,781.38            0.15
February 2006................................                   9                   696,174.01            0.69
March 2006...................................                  13                   988,976.29            0.98
April 2006...................................                   8                   731,978.67            0.73
May 2006.....................................                   9                   621,405.82            0.62
June 2006....................................                  10                   441,998.14            0.44
July 2006....................................                   6                   341,250.56            0.34
August 2006..................................                   7                   200,405.52            0.20
September 2006...............................                   3                    85,559.04            0.08
October 2006.................................                   1                    22,640.20            0.02
November 2006................................                   4                   181,817.98            0.18
December 2006................................                  11                   642,307.73            0.64
January 2007.................................                  21                 1,063,607.27            1.05
February 2007................................                  42                 3,755,977.15            3.72
March 2007...................................                 112                 7,127,137.60            7.06
April 2007...................................                 125                 7,589,298.42            7.52
May 2007.....................................                 148                 8,309,838.92            8.23
June 2007....................................                 169                13,791,137.00           13.67
July 2007....................................                 135                 8,793,540.89            8.71
August 2007..................................                 196                12,484,745.92           12.37
September 2007...............................                 217                15,833,604.34           15.69
October 2007.................................                 204                14,028,951.60           13.90
November 2007................................                   1                   140,000.00            0.14
March 2008...................................                   2                    71,677.69            0.07
April 2008...................................                   1                    12,747.98            0.01
May 2008.....................................                   6                   590,927.37            0.59
June 2008....................................                   5                   135,705.50            0.13
July 2008....................................                   7                   881,144.82            0.87
August 2008..................................                   4                   516,847.03            0.51
September 2008...............................                   2                    80,949.06            0.08
                                                            -----            -----------------          -------
          TOTAL..............................               1,489            $  100,922,820.51          100.00%
                                                            -----            -----------------          -------


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         On the Closing Date, the Seller will deposit not more than approximately $40,000,000 (the "Original Pre-Funded Amount") into a segregated account maintained with the Trustee on behalf of the Trust (the "Pre-Funding Account"). Amounts on deposit in the Pre-Funding Account will be withdrawn to purchase Subsequent Mortgage Loans from time to time (each such purchase date, a "Subsequent Transfer Date") from the Seller from the Closing Date until the earlier to occur of the following (the "Funding Period").

         (1) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000; and

         (2)  the close of business on February 24, 2006.

         The purchase price for the Subsequent Mortgage Loans will equal the outstanding Principal Balances of those Mortgage Loans as of the related Cut-Off Dates and will be paid by withdrawal of funds on deposit in the Pre-Funding Account. The Subsequent Mortgage Loans may have characteristics that differ from the Initial Mortgage Loans included in the Trust. Accordingly, the statistical characteristics of the Mortgage Loans in the Trust will vary upon the acquisition of Subsequent Mortgage Loans; provided, however, that the obligation of the Trust to purchase Subsequent Mortgage Loans on any date during the Funding Period is subject to the following requirements in addition to other requirements set forth in the Agreement:

         o the Subsequent Mortgage Loans may not be 30 or more days contractually delinquent as of the related Cut-Off Dates;

         o the remaining term to stated maturity of the Subsequent Mortgage Loans will not exceed 30 years;

         o the Subsequent Mortgage Loans will not have a Loan Rate as of the related Cut-Off Dates less than 5%;

         o the Subsequent Mortgage Loans will not be subject to the Home Ownership and Equity Protection Act of 1994; and

         o the addition of the Subsequent Mortgage Loans will not adversely affect the ratings assigned to the Class A Certificates without taking the Policy into account.

         Following the addition of the Additional Mortgage Loans and the Subsequent Mortgage Loans, the Mortgage Pool (based on the related Cut-Off Dates) will have the following characteristics:

         Weighted Average Loan Rate....................................         At least 7.80%
         Weighted Average Margin.......................................         At least 6.50%
         First Lien Original Balance < $50,000.........................         Not more than 11.00%
         Weighted Average Remaining Term to Stated Maturity............         Not more than 335 months
         Weighted Average Original Combined
            Loan-to-Value Ratio........................................         Not more than 70.00%
         Combined Loan-to-Value > 85%..................................         Not more than 2.00%
         Fixed-Rate Mortgage Loans.....................................         Not more than 12.00%
         Second Liens..................................................         Not more than 29.00%
         Non-Owner Occupancy...........................................         Not more than 4.00%
         Full Documentation............................................         At least 100.00%
         Two- to Four-Unit Residential Dwellings.......................         Not more than 11.00%
         Weighted Average FICO (Non-Zero)..............................         At least 605
         FICO Score (Non-Zero) < 560...................................         Not more than 18.00%
         Weighted Average Debt-to-Income Ratio.........................         Not more than 42.00%
         Debt-to-Income Ratio > 40%....................................         Not more than 62.00%
         Minimum Prepayment Penalty....................................         At least 75.00%
         Original Principal Balance > $300,000.........................         Not more than 14.00%
         New York State Concentration..................................         Not more than 18.00%
         New Jersey State Concentration................................         Not more than 20.00%
         Top Three States Concentration................................         Not more than 45.00%
         Weighted Average FICO Score (Non-Zero) for
            Loans with Loan-to-Value > 80%.............................         At least 610
         FICO Score (Non-Zero) < 560 for Loans with
            Loan-to-Value > 80%........................................         Not more than 12.00%


         In addition, each Additional Mortgage Loan and Subsequent Mortgage Loan (based on the related Cut-Off Dates) will have the following characteristics:

         Loan Rate.....................................................         At least 5.00%
         Original Combined Loan-to-Value...............................         Not more than 90.00%
         FICO Score (Non-Zero).........................................         At least 451
         Debt-to-Income Ratio..........................................         Not more than 57.00%
         Original Principal Balance....................................         Not more than $700,000

         A mandatory distribution of principal will be made to the holders of the Class A Certificates if the aggregate Cut-Off Date Principal Balance of the Subsequent Mortgage Loans delivered to the Trust is less than the Original Pre-Funded Amount (in an amount equal to the amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period) in the same manner as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions". See "PREPAYMENT AND YIELD CONSIDERATIONS--Mandatory Payment" in this Prospectus Supplement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller). Approximately 78.32% of the Statistic Calculation Mortgage Loans by the Cut-Off Date Principal Balance provided for payment by the mortgagor (the "Mortgagor") of a prepayment charge on full or partial prepayments within the first three years as provided in the related Mortgage Note. After the first three years, the Mortgage Loans that have prepayment penalties may be prepaid by the Mortgagors at any time without penalty.

PREPAYMENTS

         Prepayments, liquidations, purchases and repurchases of the Mortgage Loans (including any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust) will result in distributions on the Class A Certificates, as applicable, of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, if you purchased your Certificates at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than the anticipated yield. In addition, when a principal prepayment is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment and a "Prepayment Interest Shortfall" may result.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans such as the Mortgage Loans have been originated in significant volume only during the past few years and neither the Depositor nor the Seller is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans similar to the Mortgage Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "MATERIAL LEGAL ASPECTS OF THE LOANS--Due-On-Sale Clauses" in the Prospectus.

         The Mortgage Pool consists of fixed-rate Mortgage Loans and adjustable-rate Mortgage Loans. As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

         As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" a lower fixed loan rate. The existence of periodic rate caps, maximum rates and minimum rates may affect the likelihood of prepayment. No assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

MANDATORY PAYMENT

         If at the end of the Funding Period there are funds remaining in the Pre-Funding Account, the holders of the Class A Certificates will receive an additional distribution allocable to principal of such funds in the same manner as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions". Although there can be no assurance, the Seller anticipates that there will be no material principal payment to the Certificateholders if the entire Original Pre-Funded Amount is not used to purchase Subsequent Mortgage Loans.

LIBOR

         The yield to you will be sensitive to fluctuations in One-Month LIBOR.

         Changes in One-Month LIBOR may not correlate with the changes in prevailing interest rates. It is possible that lower prevailing loan rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR. Conversely, higher prevailing loan rates, which would be expected to result in slower prepayments, could occur concurrently with a lower level of One-Month LIBOR.

WEIGHTED AVERAGE LIVES

         Generally, greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par and will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of such Certificate will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The Weighted Average Life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the related Mortgage Loans and the related recoveries, if any, on defaulted Mortgage Loans and related foreclosed Mortgaged Properties.

         The "Weighted Average Life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The Weighted Average Life of a Class A Certificate will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans.

         Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to the Mortgage Loans is a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month relative to the then outstanding Principal Balance of the Mortgage Loans for the life of such Mortgage Loans. The table below shows prepayment assumptions at various CPR percentages. For example, Scenario III assumes a 23% CPR for fixed-rate Mortgage Loans and a 30% CPR for adjustable-rate Mortgage Loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool or group of mortgage loans, including the Mortgage Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans in the Mortgage Pool.

         Because the following table was prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the table. In addition, since the actual Mortgage Loans have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

         Structuring Assumptions

         For the purpose of the table below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay characteristics set forth below, (ii) the Closing Date for the Class A Certificates is November 29, 2005, (iii) distributions on the Class A Certificates are made on the 15th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in December 2005 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month (with no defaults), (v) the Mortgage Loans' prepayment rates are at the CPR percentages set forth in the table below, (vi) all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon, (vii) no optional termination is exercised (except when indicated in the following table), (viii) the Class A Certificates have the Certificate Interest Rates and initial Class A Certificate Principal Balances as set forth herein, (ix) the level of One-Month LIBOR for each Accrual Period will be 4.115% and the level of Six-Month LIBOR for each Accrual Period will be 4.538%, (x) the entire Original Pre-Funded Amount is used to purchase Subsequent Mortgage Loans, (xi) the Servicing Fee Rate is 0.50% per annum and the Trustee Fee Rate is 0.012% per annum, (xii) the Base Spread Account Requirement is calculated at 3.10% of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount and the initial deposit in the Spread Account as of the Closing Date is 0.50% of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount, (xiii) the Additional Mortgage Loans delivered on or prior to the Closing Date will have a first Due Date during the Due Period in January 2006, (xiv) the Subsequent Mortgage Loans delivered to the Trust in December 2005 will have a first Due Date during the Due Period in January 2006,
(xv) the Subsequent Mortgage Loans delivered to the Trust in February 2006 will have a first Due Date during the Due Period in March 2006, (xvi) no payment is received under the Corridor Contract and (xvii) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

------   ---------------------------------   -------------   -------   -------   --------   ---------   --------   --------
                                                              GROSS              ORIGINAL   REMAINING
                                                              LOAN               TERM TO     TERM TO
 POOL                                           PRINCIPAL     RATE     MARGIN    MATURITY    MATURITY   MAXIMUM    MINIMUM
NUMBER               LOAN TYPE                 BALANCE ($)    (%)       (%)      (MONTHS)    (MONTHS)   RATE (%)   RATE (%)
------   ---------------------------------   -------------   -------   -------   --------   ---------   --------   --------
  1      2 yr initial fixed period/ARM (1)      189,898.59   7.44367   6.19367       60         55      13.67921   7.44367
  2      2 yr initial fixed period/ARM (1)       16,408.57   7.50000   6.25000       84         80      13.50000   7.50000
  3      2 yr initial fixed period/ARM (1)    1,748,542.76   7.95997   6.70997      120        114      14.67154   7.95997
  4      2 yr initial fixed period/ARM (1)    4,923,455.25   7.80167   6.55735      180        174      14.14284   7.80167
  5      2 yr initial fixed period/ARM (1)    7,282,824.99   8.20881   6.96997      240        235      14.69872   8.20881
  6      2 yr initial fixed period/ARM (1)      278,719.89   7.52356   6.27356      300        288      13.87230   7.52356
  7      2 yr initial fixed period/ARM (1)   65,311,634.53   7.84452   6.59240      360        356      14.17186   7.84452
  8      2 yr initial fixed period/ARM (1)      131,454.79   7.76067   6.51067      120        117      14.13901   7.76067
  9      2 yr initial fixed period/ARM (1)      529,448.09   8.31235   7.06235      180        178      14.71935   8.31235
 10      2 yr initial fixed period/ARM (1)      909,026.67   8.52752   7.27752      240        237      14.84820   8.52752
 11      2 yr initial fixed period/ARM (1)   16,883,834.15   7.94597   6.68298      360        357      14.20353   7.94597
 12      3 yr initial fixed period/ARM (1)       46,344.23   7.18064   5.93064       60         56      13.18064   7.18064
 13      3 yr initial fixed period/ARM (1)       17,072.39   9.50000   8.25000      120        116      17.50000   9.50000
 14      3 yr initial fixed period/ARM (1)       64,348.62   8.62241   7.37241      180        166      16.10177   8.62241
 15      3 yr initial fixed period/ARM (1)      119,566.33   7.80164   6.55164      240        226      14.08875   7.80164
 16      3 yr initial fixed period/ARM (1)      174,082.45   7.75000   6.50000      300        296      13.75000   7.75000
 17      3 yr initial fixed period/ARM (1)    1,782,697.03   7.73423   6.43525      360        354      14.42805   7.73423
 18      3 yr initial fixed period/ARM (1)       23,935.13   8.75000   7.50000      180        178      14.75000   8.75000
 19      3 yr initial fixed period/ARM (1)      127,709.34   6.75000   5.50000      240        235      12.75000   6.75000
 20      3 yr initial fixed period/ARM (1)      361,816.71   6.49358   5.24358      360        358      14.34168   6.49358
 21               Fixed Rate (1)                 16,716.88   8.25000     N/A         60         59         N/A       N/A
 22               Fixed Rate (1)                242,442.38   8.10024     N/A        120        117         N/A       N/A
 23               Fixed Rate (1)                535,024.11   8.23801     N/A        180        176         N/A       N/A
 24               Fixed Rate (1)                381,280.48   8.35644     N/A        240        238         N/A       N/A
 25               Fixed Rate (1)                 72,923.11   7.99000     N/A        300        298         N/A       N/A
 26               Fixed Rate (1)              4,529,934.73   7.48717     N/A        360        357         N/A       N/A
 27               Fixed Rate (1)                 45,451.97   5.99000     N/A         60         55         N/A       N/A
 28               Fixed Rate (1)                114,810.43   9.18308     N/A        120        117         N/A       N/A
 29               Fixed Rate (1)                 92,318.13   9.85050     N/A        180        177         N/A       N/A
 30               Fixed Rate (1)                539,539.69   8.07554     N/A        240        236         N/A       N/A
 31               Fixed Rate (1)              4,522,800.51   7.39870     N/A        360        358         N/A       N/A
 32      2 yr initial fixed period/ARM (2)       30,487.80   7.44367   6.19367       60         60      13.67921   7.44367
 33      2 yr initial fixed period/ARM (2)        2,634.36   7.50000   6.25000       84         84      13.50000   7.50000
 34      2 yr initial fixed period/ARM (2)      280,724.75   7.95997   6.70997      120        120      14.67154   7.95997
 35      2 yr initial fixed period/ARM (2)      790,450.29   7.80168   6.55735      180        180      14.14284   7.80168
 36      2 yr initial fixed period/ARM (2)    1,169,241.84   8.20881   6.96997      240        240      14.69872   8.20881
 37      2 yr initial fixed period/ARM (2)       44,747.88   7.52356   6.27356      300        300      13.87230   7.52356
 38      2 yr initial fixed period/ARM (2)   10,485,641.78   7.84452   6.59240      360        360      14.17186   7.84452
 39      2 yr initial fixed period/ARM (2)       21,104.78   7.76067   6.51067      120        120      14.13901   7.76067
 40      2 yr initial fixed period/ARM (2)       85,001.74   8.31235   7.06235      180        180      14.71935   8.31235
 41      2 yr initial fixed period/ARM (2)      145,942.26   8.52752   7.27752      240        240      14.84820   8.52752
 42      2 yr initial fixed period/ARM (2)    2,710,663.16   7.94597   6.68298      360        360      14.20353   7.94597
 43      3 yr initial fixed period/ARM (2)        7,440.46   7.18064   5.93064       60         60      13.18064   7.18064
 44      3 yr initial fixed period/ARM (2)        2,740.94   9.50000   8.25000      120        120      17.50000   9.50000
 45      3 yr initial fixed period/ARM (2)       10,331.03   8.62241   7.37241      180        180      16.10177   8.62241


------   --------   ----------   ----------   ----------
         INITIAL    SUBSEQUENT      NEXT
         PERIODIC    PERIODIC       RATE
 POOL     RATE         RATE      ADJUSTMENT
NUMBER   CAP (%)      CAP (%)      (MONTHS)    INDEX
------   --------   ----------   ----------   ----------
  1      2.11777      1.00000        19       6 MO LIBOR
  2      2.00000      1.00000        20       6 MO LIBOR
  3      2.35578      1.00000        18       6 MO LIBOR
  4      2.16857      1.00000        18       6 MO LIBOR
  5      2.23745      1.00000        19       6 MO LIBOR
  6      2.17437      1.00000        12       6 MO LIBOR
  7      2.16722      1.00000        20       6 MO LIBOR
  8      2.18917      1.00000        21       6 MO LIBOR
  9      2.20350      1.00000        22       6 MO LIBOR
 10      2.13397      1.00000        21       6 MO LIBOR
 11      2.13041      1.00000        21       6 MO LIBOR
 12      2.00000      1.00000        32       6 MO LIBOR
 13      3.00000      1.00000        32       6 MO LIBOR
 14      2.73968      1.00000        22       6 MO LIBOR
 15      2.14356      1.00000        22       6 MO LIBOR
 16      2.00000      1.00000        32       6 MO LIBOR
 17      2.40139      1.00000        30       6 MO LIBOR
 18      2.00000      1.00000        34       6 MO LIBOR
 19      2.00000      1.00000        31       6 MO LIBOR
 20      2.92405      1.00000        34       6 MO LIBOR
 21        N/A          N/A          N/A          N/A
 22        N/A          N/A          N/A          N/A
 23        N/A          N/A          N/A          N/A
 24        N/A          N/A          N/A          N/A
 25        N/A          N/A          N/A          N/A
 26        N/A          N/A          N/A          N/A
 27        N/A          N/A          N/A          N/A
 28        N/A          N/A          N/A          N/A
 29        N/A          N/A          N/A          N/A
 30        N/A          N/A          N/A          N/A
 31        N/A          N/A          N/A          N/A
 32      2.11777      1.00000        24       6 MO LIBOR
 33      2.00000      1.00000        24       6 MO LIBOR
 34      2.35578      1.00000        24       6 MO LIBOR
 35      2.16857      1.00000        24       6 MO LIBOR
 36      2.23745      1.00000        24       6 MO LIBOR
 37      2.17437      1.00000        24       6 MO LIBOR
 38      2.16722      1.00000        24       6 MO LIBOR
 39      2.18917      1.00000        24       6 MO LIBOR
 40      2.20350      1.00000        24       6 MO LIBOR
 41      2.13397      1.00000        24       6 MO LIBOR
 42      2.13041      1.00000        24       6 MO LIBOR
 43      2.00000      1.00000        36       6 MO LIBOR
 44      3.00000      1.00000        36       6 MO LIBOR
 45      2.73968      1.00000        36       6 MO LIBOR


------   ---------------------------------   -------------   -------   -------   --------   ---------   --------   --------
                                                              GROSS              ORIGINAL   REMAINING
                                                              LOAN               TERM TO     TERM TO
 POOL                                           PRINCIPAL     RATE     MARGIN    MATURITY    MATURITY   MAXIMUM    MINIMUM
NUMBER               LOAN TYPE                 BALANCE ($)    (%)       (%)      (MONTHS)    (MONTHS)   RATE (%)   RATE (%)
------   ---------------------------------   -------------   -------   -------   --------   ---------   --------   --------
 46      3 yr initial fixed period/ARM (2)       19,196.11   7.80164   6.55164      240        240      14.08875   7.80164
 47      3 yr initial fixed period/ARM (2)       27,948.56   7.75000   6.50000      300        300      13.75000   7.75000
 48      3 yr initial fixed period/ARM (2)      286,208.13   7.73423   6.43525      360        360      14.42805   7.73423
 49      3 yr initial fixed period/ARM (2)        3,842.73   8.75000   7.50000      180        180      14.75000   8.75000
 50      3 yr initial fixed period/ARM (2)       20,503.46   6.75000   5.50000      240        240      12.75000   6.75000
 51      3 yr initial fixed period/ARM (2)       58,088.89   6.49358   5.24358      360        360      14.34168   6.49358
 52               Fixed Rate (2)                  2,683.86   8.25000     N/A         60         60         N/A       N/A
 53               Fixed Rate (2)                 38,923.61   8.10024     N/A        120        120         N/A       N/A
 54               Fixed Rate (2)                 85,896.95   8.23801     N/A        180        180         N/A       N/A
 55               Fixed Rate (2)                 61,213.77   8.35644     N/A        240        240         N/A       N/A
 56               Fixed Rate (2)                 11,707.65   7.99000     N/A        300        300         N/A       N/A
 57               Fixed Rate (2)                727,271.24   7.48717     N/A        360        360         N/A       N/A
 58               Fixed Rate (2)                  7,297.22   5.99000     N/A         60         60         N/A       N/A
 59               Fixed Rate (2)                 18,432.56   9.18308     N/A        120        120         N/A       N/A
 60               Fixed Rate (2)                 14,821.47   9.85050     N/A        180        180         N/A       N/A
 61               Fixed Rate (2)                 86,621.93   8.07554     N/A        240        240         N/A       N/A
 62               Fixed Rate (2)                726,125.86   7.39870     N/A        360        360         N/A       N/A
 63      2 yr initial fixed period/ARM (3)       33,905.61   7.44367   6.19367       60         60      13.67921   7.44367
 64      2 yr initial fixed period/ARM (3)        2,929.68   7.50000   6.25000       84         84      13.50000   7.50000
 65      2 yr initial fixed period/ARM (3)      312,195.03   7.95997   6.70997      120        120      14.67154   7.95997
 66      2 yr initial fixed period/ARM (3)      879,062.06   7.80167   6.55735      180        180      14.14284   7.80167
 67      2 yr initial fixed period/ARM (3)    1,300,317.96   8.20881   6.96997      240        240      14.69872   8.20881
 68      2 yr initial fixed period/ARM (3)       49,764.27   7.52356   6.27356      300        300      13.87230   7.52356
 69      2 yr initial fixed period/ARM (3)   11,661,119.74   7.84452   6.59240      360        360      14.17186   7.84452
 70      2 yr initial fixed period/ARM (3)       23,470.70   7.76067   6.51067      120        120      14.13901   7.76067
 71      2 yr initial fixed period/ARM (3)       94,530.74   8.31235   7.06235      180        180      14.71935   8.31235
 72      2 yr initial fixed period/ARM (3)      162,302.91   8.52752   7.27752      240        240      14.84820   8.52752
 73      2 yr initial fixed period/ARM (3)    3,014,538.01   7.94597   6.68298      360        360      14.20353   7.94597
 74      3 yr initial fixed period/ARM (3)        8,274.57   7.18064   5.93064       60         60      13.18064   7.18064
 75      3 yr initial fixed period/ARM (3)        3,048.20   9.50000   8.25000      120        120      17.50000   9.50000
 76      3 yr initial fixed period/ARM (3)       11,489.18   8.62241   7.37241      180        180      16.10178   8.62241
 77      3 yr initial fixed period/ARM (3)       21,348.07   7.80164   6.55164      240        240      14.08875   7.80164
 78      3 yr initial fixed period/ARM (3)       31,081.69   7.75000   6.50000      300        300      13.75000   7.75000
 79      3 yr initial fixed period/ARM (3)      318,293.11   7.73423   6.43525      360        360      14.42805   7.73423
 80      3 yr initial fixed period/ARM (3)        4,273.52   8.75000   7.50000      180        180      14.75000   8.75000
 81      3 yr initial fixed period/ARM (3)       22,801.97   6.75000   5.50000      240        240      12.75000   6.75000
 82      3 yr initial fixed period/ARM (3)       64,600.87   6.49358   5.24358      360        360      14.34168   6.49358
 83               Fixed Rate (3)                  2,984.73   8.25000     N/A         60         60         N/A       N/A
 84               Fixed Rate (3)                 43,287.07   8.10024     N/A        120        120         N/A       N/A
 85               Fixed Rate (3)                 95,526.31   8.23801     N/A        180        180         N/A       N/A
 86               Fixed Rate (3)                 68,076.05   8.35644     N/A        240        240         N/A       N/A
 87               Fixed Rate (3)                 13,020.12   7.99000     N/A        300        300         N/A       N/A
 88               Fixed Rate (3)                808,800.91   7.48717     N/A        360        360         N/A       N/A
 89               Fixed Rate (3)                  8,115.26   5.99000     N/A         60         60         N/A       N/A
 90               Fixed Rate (3)                 20,498.92   9.18308     N/A        120        120         N/A       N/A
 91               Fixed Rate (3)                 16,483.02   9.85050     N/A        180        180         N/A       N/A
 92               Fixed Rate (3)                 96,332.56   8.07554     N/A        240        240         N/A       N/A
 93               Fixed Rate (3)                807,527.16   7.39870     N/A        360        360         N/A       N/A
 94      2 yr initial fixed period/ARM (4)       33,905.61   7.44367   6.19367       60         60      13.67921   7.44367
 95      2 yr initial fixed period/ARM (4)        2,929.68   7.50000   6.25000       84         84      13.50000   7.50000


------   --------   ----------   ----------   ----------
         INITIAL    SUBSEQUENT      NEXT
         PERIODIC    PERIODIC       RATE
 POOL     RATE         RATE      ADJUSTMENT
NUMBER   CAP (%)      CAP (%)      (MONTHS)    INDEX
------   --------   ----------   ----------   ----------
 46      2.14356      1.00000        36       6 MO LIBOR
 47      2.00000      1.00000        36       6 MO LIBOR
 48      2.40139      1.00000        36       6 MO LIBOR
 49      2.00000      1.00000        36       6 MO LIBOR
 50      2.00000      1.00000        36       6 MO LIBOR
 51      2.92405      1.00000        36       6 MO LIBOR
 52        N/A          N/A          N/A          N/A
 53        N/A          N/A          N/A          N/A
 54        N/A          N/A          N/A          N/A
 55        N/A          N/A          N/A          N/A
 56        N/A          N/A          N/A          N/A
 57        N/A          N/A          N/A          N/A
 58        N/A          N/A          N/A          N/A
 59        N/A          N/A          N/A          N/A
 60        N/A          N/A          N/A          N/A
 61        N/A          N/A          N/A          N/A
 62        N/A          N/A          N/A          N/A
 63      2.11777      1.00000        24       6 MO LIBOR
 64      2.00000      1.00000        24       6 MO LIBOR
 65      2.35578      1.00000        24       6 MO LIBOR
 66      2.16857      1.00000        24       6 MO LIBOR
 67      2.23745      1.00000        24       6 MO LIBOR
 68      2.17437      1.00000        24       6 MO LIBOR
 69      2.16722      1.00000        24       6 MO LIBOR
 70      2.18917      1.00000        24       6 MO LIBOR
 71      2.20350      1.00000        24       6 MO LIBOR
 72      2.13397      1.00000        24       6 MO LIBOR
 73      2.13041      1.00000        24       6 MO LIBOR
 74      2.00000      1.00000        36       6 MO LIBOR
 75      3.00000      1.00000        36       6 MO LIBOR
 76      2.73968      1.00000        36       6 MO LIBOR
 77      2.14356      1.00000        36       6 MO LIBOR
 78      2.00000      1.00000        36       6 MO LIBOR
 79      2.40139      1.00000        36       6 MO LIBOR
 80      2.00000      1.00000        36       6 MO LIBOR
 81      2.00000      1.00000        36       6 MO LIBOR
 82      2.92405      1.00000        36       6 MO LIBOR
 83        N/A          N/A          N/A          N/A
 84        N/A          N/A          N/A          N/A
 85        N/A          N/A          N/A          N/A
 86        N/A          N/A          N/A          N/A
 87        N/A          N/A          N/A          N/A
 88        N/A          N/A          N/A          N/A
 89        N/A          N/A          N/A          N/A
 90        N/A          N/A          N/A          N/A
 91        N/A          N/A          N/A          N/A
 92        N/A          N/A          N/A          N/A
 93        N/A          N/A          N/A          N/A
 94      2.11777      1.00000        24       6 MO LIBOR
 95      2.00000      1.00000        24       6 MO LIBOR


------   ---------------------------------   -------------   -------   -------   --------   ---------   --------   --------
                                                              GROSS              ORIGINAL   REMAINING
                                                              LOAN               TERM TO     TERM TO
 POOL                                           PRINCIPAL     RATE     MARGIN    MATURITY    MATURITY   MAXIMUM    MINIMUM
NUMBER               LOAN TYPE                 BALANCE ($)    (%)       (%)      (MONTHS)    (MONTHS)   RATE (%)   RATE (%)
------   ---------------------------------   -------------   -------   -------   --------   ---------   --------   --------
 96      2 yr initial fixed period/ARM (4)      312,195.03   7.95997   6.70997      120        120      14.67154   7.95997
 97      2 yr initial fixed period/ARM (4)      879,062.06   7.80167   6.55735      180        180      14.14284   7.80167
 98      2 yr initial fixed period/ARM (4)    1,300,317.96   8.20881   6.96997      240        240      14.69872   8.20881
 99      2 yr initial fixed period/ARM (4)       49,764.27   7.52356   6.27356      300        300      13.87230   7.52356
 100     2 yr initial fixed period/ARM (4)   11,661,119.74   7.84452   6.59240      360        360      14.17186   7.84452
 101     2 yr initial fixed period/ARM (4)       23,470.70   7.76067   6.51067      120        120      14.13901   7.76067
 102     2 yr initial fixed period/ARM (4)       94,530.74   8.31235   7.06235      180        180      14.71935   8.31235
 103     2 yr initial fixed period/ARM (4)      162,302.91   8.52752   7.27752      240        240      14.84820   8.52752
 104     2 yr initial fixed period/ARM (4)    3,014,538.01   7.94597   6.68298      360        360      14.20353   7.94597
 105     3 yr initial fixed period/ARM (4)        8,274.57   7.18064   5.93064       60         60      13.18064   7.18064
 106     3 yr initial fixed period/ARM (4)        3,048.20   9.50000   8.25000      120        120      17.50000   9.50000
 107     3 yr initial fixed period/ARM (4)       11,489.18   8.62241   7.37241      180        180      16.10178   8.62241
 108     3 yr initial fixed period/ARM (4)       21,348.07   7.80164   6.55164      240        240      14.08875   7.80164
 109     3 yr initial fixed period/ARM (4)       31,081.69   7.75000   6.50000      300        300      13.75000   7.75000
 110     3 yr initial fixed period/ARM (4)      318,293.11   7.73423   6.43525      360        360      14.42805   7.73423
 111     3 yr initial fixed period/ARM (4)        4,273.52   8.75000   7.50000      180        180      14.75000   8.75000
 112     3 yr initial fixed period/ARM (4)       22,801.97   6.75000   5.50000      240        240      12.75000   6.75000
 113     3 yr initial fixed period/ARM (4)       64,600.87   6.49358   5.24358      360        360      14.34168   6.49358
 114              Fixed Rate (4)                  2,984.73   8.25000     N/A         60         60         N/A       N/A
 115              Fixed Rate (4)                 43,287.07   8.10024     N/A        120        120         N/A       N/A
 116              Fixed Rate (4)                 95,526.31   8.23801     N/A        180        180         N/A       N/A
 117              Fixed Rate (4)                 68,076.05   8.35644     N/A        240        240         N/A       N/A
 118              Fixed Rate (4)                 13,020.12   7.99000     N/A        300        300         N/A       N/A
 119              Fixed Rate (4)                808,800.91   7.48717     N/A        360        360         N/A       N/A
 120              Fixed Rate (4)                  8,115.26   5.99000     N/A         60         60         N/A       N/A
 121              Fixed Rate (4)                 20,498.92   9.18308     N/A        120        120         N/A       N/A
 122              Fixed Rate (4)                 16,483.02   9.85050     N/A        180        180         N/A       N/A
 123              Fixed Rate (4)                 96,332.56   8.07554     N/A        240        240         N/A       N/A
 124              Fixed Rate (4)                807,527.16   7.39870     N/A        360        360         N/A       N/A

------   ---------------------------------   -------------   -------   -------   --------   ---------   --------   --------


------   --------   ----------   ----------   ----------
         INITIAL    SUBSEQUENT      NEXT
         PERIODIC    PERIODIC       RATE
 POOL     RATE         RATE      ADJUSTMENT
NUMBER   CAP (%)      CAP (%)      (MONTHS)    INDEX
------   --------   ----------   ----------   ----------
 96      2.35578      1.00000        24       6 MO LIBOR
 97      2.16857      1.00000        24       6 MO LIBOR
 98      2.23745      1.00000        24       6 MO LIBOR
 99      2.17437      1.00000        24       6 MO LIBOR
 100     2.16722      1.00000        24       6 MO LIBOR
 101     2.18917      1.00000        24       6 MO LIBOR
 102     2.20350      1.00000        24       6 MO LIBOR
 103     2.13397      1.00000        24       6 MO LIBOR
 104     2.13041      1.00000        24       6 MO LIBOR
 105     2.00000      1.00000        36       6 MO LIBOR
 106     3.00000      1.00000        36       6 MO LIBOR
 107     2.73968      1.00000        36       6 MO LIBOR
 108     2.14356      1.00000        36       6 MO LIBOR
 109     2.00000      1.00000        36       6 MO LIBOR
 110     2.40139      1.00000        36       6 MO LIBOR
 111     2.00000      1.00000        36       6 MO LIBOR
 112     2.00000      1.00000        36       6 MO LIBOR
 113     2.92405      1.00000        36       6 MO LIBOR
 114       N/A          N/A          N/A          N/A
 115       N/A          N/A          N/A          N/A
 116       N/A          N/A          N/A          N/A
 117       N/A          N/A          N/A          N/A
 118       N/A          N/A          N/A          N/A
 119       N/A          N/A          N/A          N/A
 120       N/A          N/A          N/A          N/A
 121       N/A          N/A          N/A          N/A
 122       N/A          N/A          N/A          N/A
 123       N/A          N/A          N/A          N/A
 124       N/A          N/A          N/A          N/A

------   --------   ----------   ----------   ----------

(1)      Statistic Calculation Mortgage Loans.
(2) Additional Mortgage Loans delivered to the Trust on the Closing Date. Additional Mortgage Loans will have a first Due Date in January 2006.
(3) Subsequent Mortgage Loans delivered to the Trust on December 2005. Subsequent Mortgage Loans will have a first Due Date in January 2006.
(4) Subsequent Mortgage Loans delivered to the Trust on February 2006. Subsequent Mortgage Loans will have a first Due Date in March 2006.

                             PREPAYMENT SCENARIOS(1)

                                      I      II      III     IV      V
                                     ---     ---     ---     ---    ---
Fixed-Rate Mortgage Loans:           15%     20%     23%     28%    32%
Adjustable-Rate Mortgage Loans:      20%     25%     30%     35%    40%
---------------
         (1) Percentages of the Fixed-Rate Prepayment Vector in the case of the fixed-rate mortgage loans and the Adjustable-Rate Prepayment Vector in the case of the adjustable-rate mortgage loans.

         Subject to the foregoing discussion and assumptions, the following tables indicate the Weighted Average Life of the Class A Certificates and the percentages of the initial Class A Certificate Principal Balance that would be outstanding after each of the Distribution Dates shown at various prepayment scenarios.

        PERCENT OF INITIAL CLASS A-1 CERTIFICATE PRINCIPAL BALANCE OF THE
                             CLASS A-1 CERTIFICATES
                                  OUTSTANDING
                      AT THE FOLLOWING PREPAYMENT SCENARIOS

                                                CLASS A-1
                                  ---------------------------------------
        DISTRIBUTION DATE          I       II       III       IV       V
        -----------------         ---      ---      ---      ---      ---
        November 29, 2005         100      100      100      100      100
        November 15, 2006          64       55       47       38       29
        November 15, 2007          33       20        7        0        0
        November 15, 2008          10        0        0        0        0
        November 15, 2009           0        0        0        0        0
        November 15, 2010           0        0        0        0        0
        November 15, 2011           0        0        0        0        0
        November 15, 2012           0        0        0        0        0
        November 15, 2013           0        0        0        0        0
        November 15, 2014           0        0        0        0        0
        November 15, 2015           0        0        0        0        0
        November 15, 2016           0        0        0        0        0
        November 15, 2017           0        0        0        0        0
        November 15, 2018           0        0        0        0        0
        November 15, 2019           0        0        0        0        0
        November 15, 2020           0        0        0        0        0
        November 15, 2021           0        0        0        0        0
        November 15, 2022           0        0        0        0        0
        November 15, 2023           0        0        0        0        0
        November 15, 2024           0        0        0        0        0
        November 15, 2025           0        0        0        0        0
        November 15, 2026           0        0        0        0        0
        November 15, 2027           0        0        0        0        0
        November 15, 2028           0        0        0        0        0
        November 15, 2029           0        0        0        0        0
        November 15, 2030           0        0        0        0        0
        November 15, 2031           0        0        0        0        0
        November 15, 2032           0        0        0        0        0
        November 15, 2033           0        0        0        0        0
        November 15, 2034           0        0        0        0        0
        November 15, 2035           0        0        0        0        0
        November 15, 2036           0        0        0        0        0
        Weighted Average Life
        (years)**                1.54     1.21     1.00     0.84     0.72
        Weighted Average Life
        (years)**(1)             1.54     1.21     1.00     0.84     0.72
--------------------------
*     Indicates a percentage greater than 0.00% but less than 0.50%.
**    The Weighted Average Life of the Class A-1 Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of the Class A-1 Certificate Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing the initial Class A-1 Certificate Principal Balance.

(1) To the Optional Termination Date.

        PERCENT OF INITIAL CLASS A-2 CERTIFICATE PRINCIPAL BALANCE OF THE
                             CLASS A-2 CERTIFICATES
                                  OUTSTANDING
                      AT THE FOLLOWING PREPAYMENT SCENARIOS


                                               CLASS A-2
                                 ---------------------------------------
       DISTRIBUTION DATE          I       II       III       IV       V
       -----------------         ---      ---      ---      ---      ---
       November 29, 2005         100      100      100      100      100
       November 15, 2006         100      100      100      100      100
       November 15, 2007         100      100      100       87       58
       November 15, 2008         100       83       47       15        0
       November 15, 2009          75       31        0        0        0
       November 15, 2010          35        0        0        0        0
       November 15, 2011           3        0        0        0        0
       November 15, 2012           0        0        0        0        0
       November 15, 2013           0        0        0        0        0
       November 15, 2014           0        0        0        0        0
       November 15, 2015           0        0        0        0        0
       November 15, 2016           0        0        0        0        0
       November 15, 2017           0        0        0        0        0
       November 15, 2018           0        0        0        0        0
       November 15, 2019           0        0        0        0        0
       November 15, 2020           0        0        0        0        0
       November 15, 2021           0        0        0        0        0
       November 15, 2022           0        0        0        0        0
       November 15, 2023           0        0        0        0        0
       November 15, 2024           0        0        0        0        0
       November 15, 2025           0        0        0        0        0
       November 15, 2026           0        0        0        0        0
       November 15, 2027           0        0        0        0        0
       November 15, 2028           0        0        0        0        0
       November 15, 2029           0        0        0        0        0
       November 15, 2030           0        0        0        0        0
       November 15, 2031           0        0        0        0        0
       November 15, 2032           0        0        0        0        0
       November 15, 2033           0        0        0        0        0
       November 15, 2034           0        0        0        0        0
       November 15, 2035           0        0        0        0        0
       November 15, 2036           0        0        0        0        0
       Weighted Average Life
       (years)**                4.66     3.66     3.00     2.50     2.13
       Weighted Average Life
       (years)**(1)             4.66     3.66     3.00     2.50     2.13
--------------------------
*     Indicates a percentage greater than 0.00% but less than 0.50%.
**    The Weighted Average Life of the Class A-2 Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of the Class A-2 Certificate Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing the initial Class A-2 Certificate Principal Balance.

(1) To the Optional Termination Date.

        PERCENT OF INITIAL CLASS A-3 CERTIFICATE PRINCIPAL BALANCE OF THE
                             CLASS A-3 CERTIFICATES
                                  OUTSTANDING
                      AT THE FOLLOWING PREPAYMENT SCENARIOS


                                                  CLASS A-3
                                   ---------------------------------------
         DISTRIBUTION DATE          I        II      III       IV       V
         -----------------         ---      ---      ---      ---      ---
         November 29, 2005         100      100      100      100      100
         November 15, 2006         100      100      100      100      100
         November 15, 2007         100      100      100      100      100
         November 15, 2008         100      100      100      100       90
         November 15, 2009         100      100       98       73       54
         November 15, 2010         100       94       68       48       33
         November 15, 2011         100       70       48       31       20
         November 15, 2012          81       52       33       20       12
         November 15, 2013          64       39       23       13        7
         November 15, 2014          51       29       16        8        4
         November 15, 2015          40       21       11        5        3
         November 15, 2016          32       16        8        4        2
         November 15, 2017          25       12        5        2        1
         November 15, 2018          19        9        4        1        1
         November 15, 2019          15        6        3        1        *
         November 15, 2020          12        5        2        1        *
         November 15, 2021           9        3        1        *        *
         November 15, 2022           7        2        1        *        *
         November 15, 2023           5        2        1        *        *
         November 15, 2024           4        1        *        *        *
         November 15, 2025           3        1        *        *        *
         November 15, 2026           2        1        *        *        *
         November 15, 2027           2        *        *        *        *
         November 15, 2028           1        *        *        *        *
         November 15, 2029           1        *        *        *        *
         November 15, 2030           1        *        *        *        *
         November 15, 2031           *        *        *        *        *
         November 15, 2032           *        *        *        *        *
         November 15, 2033           *        *        *        *        *
         November 15, 2034           *        *        *        *        *
         November 15, 2035           *        *        *        *        *
         November 15, 2036           0        0        0        0        0
         Weighted Average Life
         (years)**               10.26     8.13     6.72     5.60     4.76
         Weighted Average Life
         (years)**(1)             8.65     6.82     5.60     4.66     3.95
--------------------------
*     Indicates a percentage greater than 0.00% but less than 0.50%.
**    The Weighted Average Life of the Class A-3 Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of the Class A-3 Certificate Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing the initial Class A-3 Certificate Principal Balance.

(1) To the Optional Termination Date.

                         DESCRIPTION OF THE CERTIFICATES

         The Home Loan Mortgage Loan Trust Asset-Backed Certificates, Series 2005-1 (the "Certificates") will consist of three classes of senior Certificates (the "Class A Certificates") and two classes of subordinated Certificates (the "Class C Certificates" and the "Class R Certificates"). The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying prospectus (the "Prospectus") are a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference. Only the Class A Certificates are offered hereby.

GENERAL

         The Class A Certificates will be issued in denominations of $25,000 and multiples of $1 in excess thereof, provided that Class A Certificates must be purchased in minimum total investments of $100,000 per class, and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Mortgage Loans;
(ii) payments on the Initial Mortgage Loans received after the related Cut-Off Date (exclusive of payments in respect of accrued interest on each Initial Mortgage Loan through the related Due Date in October 2005) and payments on the Subsequent Mortgage Loans received after the related Cut-Off Dates (exclusive of payments in respect of accrued interest on each Subsequent Mortgage Loan through the related Due Date in the calendar month of the related Cut-Off Dates); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account, the Distribution Account, the Basis Risk Reserve Fund, the Pre-Funding Account, the Capitalized Interest Account and the Spread Account and funds on deposit therein (excluding net earnings thereon); (v) rights under certain hazard insurance policies, if any, covering the Mortgaged Properties; (vi) an assignment of the Depositor's rights under the Purchase Agreement; and (vii) certain payments under the Corridor Contract.

         In addition, the Depositor has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A Certificates, pursuant to which the Certificate Insurer will guarantee certain distributions to the Certificateholders as described herein. Definitive Certificates (as defined below) will be transferable and exchangeable at the office of the Trustee designated from time to time for such purposes. As of November 29, 2005 (the "Closing Date"), the Trustee designates its office located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attn:
Transfer Unit. The Trustee will initially act as Certificate Registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The certificate principal balance of the Class A-1 Certificates (the "Class A-1 Certificate Principal Balance") on any Distribution Date is equal to the certificate principal balance of the Class A-1 Certificates on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the Class A-1 Certificates.

         The certificate principal balance of the Class A-2 Certificates (the "Class A-2 Certificate Principal Balance") on any Distribution Date is equal to the certificate principal balance of the Class A-2 Certificates on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the Class A-2 Certificates.

         The certificate principal balance of the Class A-3 Certificates (the "Class A-3 Certificate Principal Balance") on any Distribution Date is equal to the certificate principal balance of the Class A-3 Certificates on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the Class A-3 Certificates.

         The Class A Certificates represent the right to receive distributions of interest at the Certificate Interest Rate and distributions of principal as described below.

         The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a "Certificateholder".

         The "Percentage Interest" represented by the respective Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of the respective Class A Certificates by the respective Class A Certificate Principal Balance as of the Closing Date.

BOOK-ENTRY CERTIFICATES

         The Class A Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the certificate principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof; provided that Class A Certificates must be purchased in minimum total investments of $100,000 per class. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

         Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Certificates through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in the Book-Entry Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co.. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owners to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the related aggregate Class A Certificate Principal Balance of the related Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of such Definitive Certificate. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Class A Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicer, the Seller, the Certificate Insurer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

         On the Closing Date with respect to the Initial Mortgage Loans, the Depositor, and on each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, the Seller will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, each related mortgage note (the "Mortgage Note"), each related mortgage (the "Mortgage") and other related documents (collectively, the "Related Documents"), including all payments received on or with respect to each such Mortgage Loan after the Cut-Off Date (exclusive of payments in respect of accrued interest on each Initial Mortgage Loan through the related Due Date in October 2005) with respect to the Initial Mortgage Loans or the related Cut-Off Date (exclusive of payments in respect of accrued interest on each Subsequent Mortgage Loan through the related Due Date in the calendar month of the related Cut-Off Date) with respect to the Subsequent Mortgage Loans. With respect to any Mortgage Loan, the "Due Date" is the day of the month on which payments are due from the Mortgagor. The Trustee, concurrently with the transfer on the Closing Date, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the related Cut-Off Date and its Loan Rate as well as other information.

         The Agreement provides that the Seller will deliver to the Trustee on the Closing Date (with respect to the Initial Mortgage Loans) and on each Subsequent Transfer Date (with respect to the Subsequent Mortgage Loans) the Mortgage Note relating to each Mortgage Loan and certain other documentation relating to each Mortgage Loan (together with the Mortgage Note, the "Mortgage File"). The Seller will generally deliver the assignments of the Mortgage relating to each Mortgage Loan (including assignments of Mortgages which are required to be recorded as described below). The assignments of Mortgages are to be delivered in recordable form. The assignments are not required to be recorded except in the case of assignments of Mortgages which are secured by Mortgaged Properties located within the state of Maryland, which are required to be submitted for recordation by the Seller, at its own expense, and under certain other limited circumstances.

         Within 90 days of the date of delivery thereof, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; provided, however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of
(a) all accrued and unpaid interest thereon, or (b) 30 days' interest thereon, computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances (as defined herein) made by the Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to cure, repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan together with accrued interest and any other amounts specified in the Agreement.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan at the time the Defective Mortgage Loan was transferred to the Trust; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each

Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans".

         Pursuant to the Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth below.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Servicer will establish and maintain in the name of the Trustee a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates and the Certificate Insurer. The Collection Account will be an Eligible Account (as defined herein). Within two Business Days after receipt, the Servicer will deposit or cause to be deposited into the Collection Account all amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items). Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. A "Distribution Date" is the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, commencing in December 2005.

         The Trustee will establish a separate account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

         An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies; (ii) one or more accounts with a depository institution which are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of "Baa3" by Moody's and "BBB" by S&P;
(iii) a segregated trust account maintained with the Trustee or an affiliate of the Trustee in its fiduciary capacity; or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates without taking the Policy into account.

         Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

ADVANCES OF INTEREST

         Not later than one Business Day prior to each Distribution Date, the Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to all payments of interest due on each Mortgage Loan during the related Due Period as to which no payment was received as of the close of business on the last day of the related Due Period (net of the Servicing Fee) plus, with respect to each REO Property which was acquired during or prior to the related Due Period and as to which a final disposition thereof did not occur in the related Due period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the most recently ended Due Period for the related Mortgage Loan at the related Loan Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Collection Account for such Distribution Date pursuant to the Agreement (the "Monthly Advance"). Such obligation of the Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance".

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released Mortgaged Property proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Monthly Advances is limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds (each as defined herein) and Insurance Proceeds on the related Mortgage Loan. However, if any Servicing Advance or Monthly Advance previously made by the Servicer is determined by the Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Servicer from other amounts on deposit in the Collection Account. The Servicer's right to such reimbursements is prior to the rights of Certificateholders to receive distributions.

         Notwithstanding the foregoing, the Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Servicer, the Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"), as evidenced by an officer's certificate of the Servicer delivered to the Trustee prior to the related Distribution Date.

DISTRIBUTION DATES

         On each Distribution Date, the holders of the Class A Certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under "--Priority of Distributions", an aggregate amount equal to the sum of (a) the Interest Distribution Amount and (b) the Class Principal

Distribution Amount. Distributions will be made in immediately available funds to holders of Class A Certificates (i) by check or money order mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"), or (ii) upon the request of a Certificateholder, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee in accordance with the Agreement.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

         Amounts in respect of the related Due Period will be deposited into the Distribution Account (1) in the case of amounts on deposit in the Collection Account, on the Business Day immediately prior to each Distribution Date and (2) in the case of amounts on deposit in the Spread Account, to the extent necessary, on the Distribution Date. Upon deposit in the Distribution Account, the following amounts will constitute the "Available Funds" for such Distribution Date: (i) payments of principal and interest on the Mortgage Loans (net of amounts representing the Servicing Fee and the Trustee Fee and expenses with respect to each Mortgage Loan and reimbursement for related Monthly Advances and Servicing Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans (net of amounts to be applied to the restoration or repair of a related Mortgaged Property); (iii) the Purchase Price for repurchased Defective Mortgage Loans and any related Substitution Adjustment Amounts; (iv) payments from the Servicer in connection with (a) Monthly Advances, (b) Prepayment Interest Shortfalls, and (c) the termination of the Trust with respect to the Mortgage Loans as provided in the Agreement; (v) any amounts paid under the Policy; (vi) any amounts deposited in the Distribution Account from the Spread Account; (vii) any amounts deposited in the Distribution Account from the Capitalized Interest Account; and (viii) on the Distribution Date immediately following the end of the Funding Period, any principal amounts remaining in the Pre-Funding Account.

         "Insurance Proceeds" are proceeds paid by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

         "Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (including Insurance Proceeds, but not including amounts paid under the Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property. With respect to a Mortgage Loan, "Net Liquidation Proceeds" are the excess of Liquidation Proceeds over the expenses associated with the related liquidation that are not otherwise reimbursed to the Servicer.

SPREAD ACCOUNT

         The Agreement requires the Trustee to establish on the Closing Date and maintain thereafter a reserve account (the "Spread Account") and to deposit on each Distribution Date in the Spread Account the amount of Excess Spread that is required by the Certificate Insurer to be deposited in the Spread Account. The maximum amount required by the Certificate Insurer to be on deposit in the Spread Account may be reduced by the Certificate Insurer as described in the Agreement. On the Closing Date the amount on deposit in the Spread Account will be 0.50% of aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount.

         On any Distribution Date the excess, if any, of (i) the Available Funds (exclusive of Insured Amounts and amounts deposited in the Distribution Account from the Spread Account), over (ii) the sum of (a) the "Remittance Amount" which is the sum of the Interest Distribution Amount and the Class Principal Distribution Amount and (b) certain amounts payable to the Certificate Insurer representing the insurance premium, amounts equal to Insured Amounts previously paid on the Class A Certificates and not reimbursed, I and I Payments, and certain amounts reimbursable to the Servicer in respect of the Class A Certificates, is the "Excess Spread".

         The amount that is required to be on deposit at any time in the Spread Account is the Base Spread Account Requirement. The "Base Spread Account Requirement" will be an amount equal to (a) with respect to any Distribution Date occurring during the period commencing after the Closing Date and ending on the later to occur of (i) the Distribution Date occurring in November 2007 and
(ii) the Distribution Date upon which the Class A Certificate Principal Balance is less than or equal to 50% of the sum of the Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amount, 3.10% of the sum of the Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amount; and (b) with respect to each Distribution Date thereafter, the greater of (A) 6.20% of the aggregate Principal Balance of the Mortgage Loans at the end of the related Due Period, (B) the greater of (1) 0.50% of the sum of the Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amount, and (2) the sum of the Principal Balances of the three largest outstanding Mortgage Loans, and (C) an amount based on the delinquency and loss performance of the Mortgage Loans as further described in the Agreement. The Base Spread Account Requirement will not exceed the aggregate Principal Balance of the Mortgage Loans on any Distribution Date.

         While the applicable Base Spread Account Requirement limits the amount on deposit in the Spread Account at any one time, the aggregate amount available through the Spread Account over time is not so limited.

         The Agreement provides that on any Distribution Date, if the Base Spread Account Requirement has been reached, then the portion of the Available Funds available to be deposited in the Spread Account will be distributed to the holders of the Class C Certificates on such Distribution Date after distributions to the holders of the Class A Certificates for any Class A Available Funds Cap Carryover Amounts. The holders of the Class C Certificates will not be required to refund any amounts previously and properly distributed to them, regardless of whether there are sufficient funds available on a subsequent Distribution Date to make a full distribution to holders of the Class A Certificates on any such Distribution Date, or to pay the other amounts set forth above. Funds credited to the Spread Account may be invested in Eligible Investments that are scheduled to mature on or prior to the Business Day preceding the next Distribution Date, or such other investments, which may have maturities extending beyond the next succeeding Business Day, as approved from time to time by the Rating Agencies and the Certificate Insurer. Investment earnings on amounts on deposit in the Spread Account will be retained therein until released at the discretion of the Certificate Insurer.

         The Spread Account may be terminated or other assets, including mortgage loans similar to the Mortgage Loans, may be substituted for some or all of the assets held therein, if any, provided that the Certificate Insurer and the Rating Agencies consent to such action and that the then current ratings of the Class A Certificates assigned by the Rating Agencies (without taking the Policy into account) are not lowered as a result thereof.

         The Spread Account and any income earned thereon will not be assets of the REMIC.

PRIORITY OF DISTRIBUTIONS

         On each Distribution Date the Trustee is required to withdraw from the Distribution Account the Available Funds, and make the following disbursements and transfers as described below and to the extent of Available Funds (except that amounts paid under the Policy will only be available for distribution to Certificateholders):

                  (i) to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, an amount equal to the Interest Distribution Amount for such Distribution Date;

                  (ii) to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, sequentially in that order, an amount equal to the Class Principal Distribution Amount for such Distribution Date;

                  (iii) to the Certificate Insurer an amount equal to the sum of
         (1) the related monthly premium for the Policy, (2) an amount sufficient to reimburse the Certificate Insurer to the extent of any unreimbursed Insured Amounts paid, with interest thereon at the rate specified in the Insurance Agreement, and (3) certain amounts owed to the Certificate Insurer pursuant to the Insurance Agreement ("I and I Payments");

                  (iv) to the Servicer certain reimbursable expenses and unreimbursed Nonrecoverable Advances;

                  (v) to the Spread Account, the remaining Excess Spread until the Base Spread Account Requirement is reached;

                  (vi) to the Basis Risk Reserve Fund and then to the holders of the Class A Cerificates, an amount equal to any Class A Available Funds Cap Carryover Amount (after taking into account any deposits made by the Corridor Contract Counterparty into the Basis Risk Reserve Fund for such Distribution Date); and

                  (viii) to the holders of the Class C Certificates, the balance, if any.

INTEREST RATE CORRIDOR

         On the Closing Date, the Trustee, on behalf of the Trust, will enter into an interest rate corridor (the "Corridor" or the "Corridor Contract") with The Royal Bank of Scotland plc, as corridor contract counterparty ("Corridor Contract Counterparty").

         The Royal Bank of Scotland plc is a Scottish banking organization and a direct, wholly owned subsidiary of The Royal Bank of Scotland Group plc ("RBS Group"), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The long-term unsecured, unsubordinated and unguaranteed debt obligations of the Corridor Contract Counterparty are currently rated "AA" from Standard & Poor's and "Aa1" from Moody's. Except for the information provided in this paragraph, the Corridor Contract Counterparty and RBS Group have not been involved in the preparation of, and do not accept any responsibility for, this prospectus supplement or the accompanying prospectus. The Corridor Contract Counterparty is an affiliate of Greenwich Capital Markets, Inc., the underwriter.

         Under the Corridor Contract, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Corridor Contract Counterparty will agree to make payments at least one Business Day prior to the 15th day of each month (each, a "Corridor Payment Date"), commencing in December 2005 through and including the last Corridor Payment Date in January 2009, in an amount, if any, equal to the product of (i) the excess, if any, of (x) the lesser of (1) One-Month LIBOR (as defined under "--The Certificate Interest Rate") and (2) 10.5% (the "Ceiling Rate"), over (y) the Strike Rate for such Distribution Date (as set forth in the table below, the "Strike Rate"), and (ii) a notional amount equal to the lesser of (1) the scheduled notional balance for such Distribution Date (as set forth in the table below) and (2) the Class A Certificate Principal Balance immediately prior to such Payment Date and (iii) the actual number of days in the related Accrual Period, divided by 360.

         The scheduled notional balance of the Corridor will amortize according to its schedule set forth below. The table below is an approximation of the schedule for the Corridor the Trust intends to purchase.

---------------------- ----------- -------------------------       --------------------- ----------- ---------------------------
                        STRIKE       APPROXIMATE NOTIONAL                                 STRIKE        APPROXIMATE NOTIONAL
        MONTH            RATE            BALANCE ($)                      MONTH             RATE            BALANCE ($)
---------------------- ----------- -------------------------       --------------------- ----------- ---------------------------
          1             8.70060         170,000,000.00                      20            7.31860          97,825,685.00
          2             6.06224         166,688,509.00                      21            7.86615          94,933,785.00
          3             6.03927         162,353,255.00                      22            8.07629          92,136,677.00
          4             7.65568         158,145,752.00                      23            8.35301          89,424,262.00
          5             6.91457         153,471,798.00                      24            8.08237          86,791,602.00
          6             7.14482         148,935,575.00                      25            8.38721          84,236,167.00
          7             6.91411         144,533,029.00                      26            8.56306          81,756,451.00
          8             7.14434         140,260,228.00                      27            8.92229          79,354,918.00
          9             6.91364         136,113,354.00                      28            9.88482          77,026,572.00
         10             6.91340         132,088,702.00                      29            9.24850          74,769,657.00
         11             7.14360         128,182,675.00                      30            9.55440          72,578,693.00
         12             6.91292         124,391,782.00                      31            9.30202          70,451,691.00
         13             7.14655         120,712,636.00                      32            9.84487          68,387,612.00
         14             6.91577         117,142,017.00                      33            9.88693          66,385,771.00
         15             6.91552         113,676,661.00                      34            10.08699         64,444,444.00
         16             7.65619         110,313,469.00                      35            10.42997         62,561,056.00
         17             6.91501         107,049,434.00                      36            10.09039         60,732,608.00
         18             7.14525         103,881,639.00                      37            10.46845         58,957,389.00
         19             6.99306         100,807,250.00                      38            10.36537         57,234,388.00
---------------------- ----------- -------------------------       --------------------- ----------- ---------------------------


         Unless terminated earlier, the Corridor Contract will terminate immediately after the Distribution Date in January 2009. The Corridor Contract is terminable by the Trust or the Corridor Contract Counterparty following the occurrence of certain specified events of default, including failure of the Corridor Contract Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency Cross Border).

         It is intended that payments under the Corridor Contract provide protection against interest rate risk from upward movements in One-Month LIBOR and diminish the basis risk associated with the Mortgage Loans. However, there can be no assurance that amounts payable to the Trust under the Corridor will be sufficient to cover such shortfalls. On each Distribution Date during the term of the Corridor Contract, the Trustee will deposit any amount received under the Corridor Contract into the Basis Risk Reserve Fund up to any Class A Available Funds Cap Carryover Amount for such Distribution Date. Any amounts received in respect of the Corridor Contract on any Corridor Payment Date will be available only to pay any Class A Available Funds Cap Carryover Amount or to fund the Basis Risk

Reserve Fund to its required level and will not cover any shortfalls on the Mortgage Loans. To the extent that such amounts are not needed on the related Distribution Date for the purposes described in the preceding sentence, such amounts will be withdrawn from the Basis Risk Reserve Fund and distributed to the holders of the Class C Certificates.

THE CERTIFICATE INTEREST RATE

         The "Certificate Interest Rate" on any Distribution Date with respect to the related Class A Certificates will be a per annum rate equal to the lesser of (a) the Formula Rate and (b) the Available Funds Cap Rate for such Payment Date.

         The "Formula Rate" (1) for the Class A-1 Certificates is the lesser of
(a) One-Month LIBOR plus (i) on or prior to the optional termination date, 0.10% or (ii) after the optional termination date, 0.20% and (b) 14.00%; (2) for the Class A-2 Certificates is the lesser of (a) One-Month LIBOR plus (i) on or prior to the optional termination date, 0.25% or (ii) after the optional termination date 0.50% and (b) 14.00%; and (3) for the Class A-3 Certificates is the lesser of (a) One-Month LIBOR plus (i) on or prior to the optional termination date, 0.36% or (ii) after the optional termination date, 0.72% and (b) 14.00%.

         The "Accrual Period" for the Class A Certificates for each Distribution Date will be the actual number of days included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date (on an actual/360 basis).

         With respect to each Distribution Date, "One-Month LIBOR" will equal the interbank offered rate for one month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Seller and the Certificate Insurer, the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Seller and the Certificate Insurer, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class A Certificate Principal Balance. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Seller and the Certificate Insurer, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class A Certificate Principal Balance. If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.

         LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         The "Available Funds Cap Rate" for any Distribution Date is a per annum rate equal to the product of (a) a fraction, expressed as a percentage, the numerator of which is (i) the amount of interest which accrued on the Mortgage Loans in the prior calendar month minus (ii) the sum of the Servicing Fee, the Trustee Fee and the Certificate Insurer premium for such Distribution Date and the denominator of which is the sum of (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date) and (ii) any amounts on deposit in the Pre-Funding Account and (b) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Accrual Period.

         If the interest accrued on the Class A Certificates is calculated at the Available Funds Cap Rate, holders of the Class A Certificates will be entitled to payments of Class A Available Funds Cap Carryover Amount from the Basis Risk Reserve Fund (including amounts, if any, received under the Corridor Contract) on future Distribution Dates to the extent funds are available therefor as described below. The Policy does not cover any Class A Available Funds Cap Carryover Amount.

         The "Class A Available Funds Cap Carryover Amount" for any Distribution Date is the sum of (a) the excess, if any, of (i) the amount of interest that would have accrued on the Class A Certificates on such Distribution Date had such Certificate Interest Rate been the Formula Rate, over (ii) the amount of interest the Class A Certificates accrued for such Distribution Date at the Available Funds Cap Rate and (b) the unpaid portion of the Class A Available Funds Cap Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such Accrual Period.

BASIS RISK RESERVE FUND

         The Agreement requires the Trustee to establish on the Closing Date and maintain thereafter a reserve fund (the "Basis Risk Reserve Fund") held by the Trustee on behalf of the holders of the Class A Certificates. All amounts received from the Corridor Contract Counterparty pursuant to the Corridor Contract will be deposited into the Basis Risk Reserve Fund on each Corridor Payment Date. On each Distribution Date, holders of the Class A Certificates will be entitled to receive payments from the Basis Risk Reserve Fund equal to any Class A Available Funds Cap Carryover Amount. Any amounts in excess of such amount not used to pay Class A Available Funds Cap Carryover Amount will be paid to the holders of the Class C Certificates. The Basis Risk Reserve Fund will not be included as an asset of any REMIC.

INTEREST

         On each Distribution Date, to the extent of funds available therefor in accordance with the priorities described above under "--Priority of Distributions", interest will be distributed to the Class A Certificates in an amount equal to the Interest Distribution Amount. For each Distribution Date, the "Interest Distribution Amount" is the sum of (a) interest at the Certificate Interest Rate that accrued during the related Accrual Period on the Class A Certificate Principal Balance immediately prior to such Distribution Date less any shortfalls in interest due to (i) the application of the Servicemembers Civil Relief Act of 2003 (the "Relief Act", and any such shortfall, a "Relief Act Interest Shortfall") and (ii) Net Prepayment Interest Shortfalls in excess of the Servicing Fee for the related Distribution Date (the "Class Monthly Interest Amount"), and (b) any Class Interest Carryover Shortfall. As to any Distribution Date, the "Class Interest Carryover Shortfall" is the sum of (a) the excess of the sum of (A) the Class Monthly Interest Amount for the preceding Distribution Date and (B) any outstanding Class Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually distributed on such preceding Distribution Date plus (b) interest on such excess, to the extent permitted by law, at the Certificate Interest Rate for the related Accrual Period.

PRINCIPAL

         On each Distribution Date, to the extent of funds available therefor, in accordance with the priorities described above under "--Priority of Distributions", principal will be distributed to the holders of Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates in an amount equal to the lesser of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date and (B) the sum of the Monthly Principal Amount for such Distribution Date and any Principal Shortfall Amount for such Distribution Date (the "Class Principal Distribution Amount").

         "Monthly Principal Amount" means, with respect to any Distribution Date and the Class A Certificates, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan received by the Servicer during the related Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the related Due Period of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period, (iii) the principal portion of all Insurance Proceeds and Net Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period and any amount received in connection with the termination of the Trust during the related Due Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Due Period, (v) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed, (vi) the remaining Class A Certificate Principal Balance required to be deposited by the Certificate Insurer on the last scheduled Distribution Date and (vii) any principal amounts remaining in the Pre-Funding Account after the Funding Period.

         "Principal Shortfall Amount" means for any Distribution Date, the excess of the sum of the Monthly Principal Amount for the preceding Distribution Date and any outstanding Principal Shortfall Amount on any preceding Distribution Date, over the amount in respect of principal that is actually distributed to the holders of the Class A Certificates on the preceding Distribution Date.

         On each Distribution Date, net losses realized in respect of Liquidated Mortgage Loans (to the extent such amount is not covered by Available Funds) will reduce the amount, if any, in the Spread Account.

         "Due Period" means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

         "Determination Date" means, with respect to any Distribution Date, the third Business Day prior to such Distribution Date.

         A "Liquidated Mortgage Loan" means, as to any Distribution Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan have been recovered.

THE POLICY

         On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among the Seller, the Depositor, the Servicer and the Certificate Insurer.

         Pursuant to the Policy, on each Distribution Date the Certificate Insurer will make available to the Trustee funds in the amount, if any, necessary to distribute to the holders of the Class A Certificates the full amount of the Remittance Amount due to such Certificateholders (other than the Certificate Insurer pursuant to its subrogation rights) on such Distribution Date after application of the Available Funds (excluding any payments by the Certificate Insurer) for the Class A Certificates. See "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions".

         The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Class A Certificateholders a maximum amount equal to the Remittance Amount for such Distribution Date calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Agreement, except amendments or modifications to which the Certificate Insurer has given its prior written consent. Relief Act Interest Shortfalls will not be covered by payments by the Depositor, the Servicer or any other persons, or from the Spread Account or the Policy. The Policy does not cover Prepayment Interest Shortfalls. The amount of the actual payment (the "Insured Amount"), if any, paid by the Certificate Insurer under the Policy on each Distribution Date with respect to the Class A Certificates will be equal to the excess, if any, of (1) the Remittance Amount for the Class A Certificates with respect to such Distribution Date over (2) the aggregate amount on deposit (or scheduled to be on deposit) in the Distribution Account that will be available for distribution to the Class A Certificateholders on such Distribution Date, without giving effect to any payments to be made under the Policy. The Policy does not cover any Class A Available Funds Cap Carryover Amounts.

         So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy (such event, a "Certificate Insurer Default"), the Certificate Insurer will have the right to exercise all rights of the holders of the Class A Certificates under the Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the Agreement. In addition, to the extent of unreimbursed payments under the Policy, the Certificate Insurer will be subrogated to the rights of the holders of the Class A Certificates to which such Insured Amounts were paid. In connection with each Insured Amount paid on a Class A Certificate, the Trustee as attorney-in-fact for the holder thereof will be required to assign to the Certificate Insurer the rights of such holder with respect to the Class A Certificates, as applicable, to the extent of such Insured Amount.

         The effect of the Policy is to guarantee the timely distribution of interest on the Class A Certificates on each Distribution Date, and the ultimate distribution of the Class A Certificate Principal Balance of the Class A Certificates by the last scheduled Distribution Date. In the absence of payments under the Policy, Certificateholders may bear directly the credit and other risks associated with their undivided interest in the Trust.

         Under the Policy, "Business Day" means any day other than (i) Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, the State of New York, the State of Rhode Island, the State of California or the city in which the corporate trust office of the Trustee or the Certificate Insurer is located, are authorized or obligated by law or executive order to be closed.

         IN THE EVENT THAT THE CERTIFICATE INSURER WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to the Certificateholders, the Trustee will make available on its website a statement (the "Trustee Remittance Report"), based upon information furnished by the Servicer, setting forth among other items with respect to each Distribution Date, including but not limited to:

                  (i) the Available Funds for the Class A Certificates for the related Distribution Date;

                  (ii) the Interest Distribution Amount for the Class A Certificates, stating the Class Monthly Interest Amount, the Class Interest Carryover Shortfall, if any, the Relief Act Interest Shortfall, the Prepayment Interest Shortfall and the Certificate Interest Rate thereof;

                  (iii) the Class Principal Distribution Amount;

                  (iv) the amount of the Monthly Advances, and the Compensating Interest Payments;

                  (v) the Servicing Fee for such Distribution Date;

                  (vi) the Class A Certificate Principal Balances, after giving effect to the related distribution;

                  (vii) the Pool Balance as of the end of the preceding Due Period;

                  (viii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

                  (ix) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

                  (x) the amount of any Insured Amounts for such Distribution Date;

                  (xi) during the Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funded Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

                  (xii) during the Funding Period, the amount, if any, required to be withdrawn from the Capitalized Interest Account and deposited into the Distribution Account for such Distribution Date and the amount on deposit in the Capitalized Interest Account after giving effect to any withdrawals for such Distribution Date;

                  (xii) the amount on deposit in the Spread Account as of such Distribution Date (after giving effect to any amounts described in clause (xiii) below);

                  (xiii) the amount, if any, required to be withdrawn from the Spread Account and deposited into the Distribution Account for such Distribution Date; and

                  (xiv) any payments made by the Corridor Contract Counterparty.

         In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per Certificate with a $1,000 denomination.

         "Pre-Funded Amount" means, as to any Determination Date, the Original Pre-Funded Amount minus the aggregate Principal Balance of Subsequent Mortgage Loans purchased by the Trust prior to such date.

         Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

         The Trustee will make available the monthly Trustee's Remittance Report through its internet website. Assistance in using the website can be obtained by calling the Trustee's investor relations desk at (800) 735-7777. In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee may make certain other information and reports related to the Mortgage Loans and the Trust available through its internet website. Parties that are unable to use the internet-based distribution method are entitled to have a paper copy mailed to them by calling the Trustee's investor relations desk and indicating such.

PRE-FUNDING ACCOUNT

         On the Closing Date, the Original Pre-Funded Amount will be deposited into the Pre-Funding Account. See "DESCRIPTION OF THE MORTGAGE LOANS--Conveyance of Subsequent Mortgage Loans". Amounts in the Pre-Funding Account may be used only (a) to acquire Subsequent Mortgage Loans and (b) to make accelerated distributions of principal on the Class A Certificates at the end of the Funding Period. During the Funding Period, amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent Mortgage Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a distribution of principal to the holders of the Class A Certificates in the same manner as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions".

         Amounts on deposit in the Pre-Funding Account will be invested in eligible investments. Any investment earnings on funds in the Pre-Funding Account will be transferred to the Seller on the Distribution Date following the end of the Funding Period. The Pre-Funding Account will not be an asset of any REMIC.

CAPITALIZED INTEREST ACCOUNT

         The Trustee may establish a segregated account for the benefit of the Certificateholders and the Certificate Insurer (the "Capitalized Interest Account"), as required in the Pooling and Servicing Agreement and on the Closing Date, the Depositor may deliver to the Trustee for deposit in the Capitalized Interest Account cash amounts as specified in the Pooling and Servicing Agreement. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on the Class A Certificates that may arise as a result of the use of the pre-funding feature. Any amounts remaining in the Capitalized Interest Account after the Funding Period (including investment earnings) and not needed for such purpose will be paid to the Seller and will not thereafter be available for distribution to the Class A Certificateholders. Amounts on deposit in the Capitalized Interest Account will be invested in eligible investments. All such eligible investments are required to mature no later than the Business Day prior to the next Distribution Date as specified in the Agreement. The Capitalized Interest Account will not be an asset of any REMIC.

LAST SCHEDULED DISTRIBUTION DATE

         The last scheduled Distribution Date for the Class A Certificates is expected to be the Distribution Date in April 2036.

         It is expected that the actual last Distribution Date for the Class A Certificates will occur significantly earlier than such last scheduled Distribution Date. See "PREPAYMENT AND YIELD CONSIDERATIONS".

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the home equity mortgage loans it owns or services. With respect to Mortgage Loans that are junior in priority to a first lien on a Mortgaged Property, the Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Mortgage Loan in connection with the refinancing of such first lien.

HAZARD INSURANCE

         The Servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the outstanding Principal Balance on the Mortgage Loan and any related senior lien(s), (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A", such flood insurance has been made available and the Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding Principal Balance of the Mortgage Loan and the first lien, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Reform Act of 1994, as amended. The Servicer will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Reform Act of 1994, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above.

         Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Agreement.

         In the event that the Servicer obtains and maintains a blanket policy as provided in the Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid Principal Balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related first lien mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to related Certificateholders.

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND COMPENSATING INTEREST

         With respect to each Due Period, the Servicer will receive from interest payments in respect of the Mortgage Loans a portion of such interest payments as a monthly servicing fee (the "Servicing Fee") in the amount equal to 0.50% per annum (the "Servicing Fee Rate") on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period as to which such payment was made. All assumption fees, late payment charges, prepayment penalties and other fees and charges, to the extent collected from Mortgagors, will be retained by the Servicer as additional servicing compensation. The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent.

         With respect to each Due Period, the Trustee will receive from interest payments in respect of the Mortgage Loans a monthly fee (the "Trustee Fee") in the amount equal to 0.012% per annum (the "Trustee Fee Rate") on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period as to which such payment was made in connection with its responsibilities under the Agreement.

         Not later than each Determination Date, the Servicer is required to remit to the Trustee, without any right of reimbursement, an amount (the "Compensating Interest") equal to the lesser of (a) any Prepayment Interest Shortfall for the related Due Period and (b) the aggregate Servicing Fee received by the Servicer in the most recently ended Due Period.

         Prepayment Interest Shortfalls in excess of Compensating Interest paid by the Servicer is the "Net Prepayment Interest Shortfall", which will be deducted from the current interest amount due with respect to the Class A Certificates on the related Distribution Date. The Policy will not cover Net Prepayment Interest Shortfalls.

EVIDENCE AS TO COMPLIANCE

         The Agreement provides for delivery on or before March 15th of each applicable year, beginning in 2006 and covering the Servicer's fiscal year ending in 2005, to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before March 15th of each applicable year, beginning in 2006 and covering the Servicer's fiscal year ending in 2005, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor) to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

         The Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE DEPOSITOR, SELLER AND SERVICER

         The Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates (without taking the Policy into account); and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

         The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee, the Certificate Insurer and the Certificateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

         The Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. The Agreement provides that neither the Depositor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor or the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

         Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of: (i) (A) any failure by the Servicer to make any required Monthly Advance or (B) any other failure of the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Agreement, which other failure continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders holding Certificates evidencing Voting Rights in the Trust of at least 25%; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing Voting Rights in the Trust of at least 25%; (iii) any failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing Voting Rights in the Trust of at least 25%; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event"); (v) so long as the Seller is an affiliate of the Servicer, any failure of the Seller to repurchase or substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Purchase Agreement or the Agreement; and (vi) the loss and delinquency performance of the Mortgage Loans exceeding certain specified levels.

         Upon the occurrence and continuation beyond the applicable date of the event described in clause (i)(A) above, if any Monthly Advance is not made by 12:00 Noon New York Time on the applicable Distribution Date, the Trustee or a successor Servicer will immediately assume the duties of the Servicer.

         Upon removal or resignation of the Servicer as described in the preceding paragraph, the Trustee will be the successor Servicer (the "Successor Servicer") as described below under "--Rights Upon an Event of Servicing Termination". The Trustee, as Successor Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (iii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God, an act of war or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Servicer shall provide the Trustee, the Depositor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

AMENDMENT

         The Agreement may be amended from time to time by the Seller, the Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor or the Servicer, to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Seller, the Trustee, the Certificate Insurer nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Class A Certificates (without taking the Policy into account). The Agreement may also be amended from time to time by the Seller, the Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Voting Rights in the Trust and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Class A Certificates then outstanding.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, either the Trustee, Certificateholders holding Certificates evidencing at least 51% of the Voting Rights in the Trust, with the consent of the Certificate Insurer, or the Certificate Insurer may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $25,000,000 and acceptable to the Certificate Insurer to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer if the only Event of Servicing Termination that has occurred is an Insolvency Event.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The Trust will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Class A Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans, as described below, and (iv) the Distribution Date on which the Policy will be available to pay the outstanding Class A Certificate Principal Balance.

         Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Agreement on any date on which the Pool Balance is less than or equal to 10% of the sum of the Cut-Off Date Principal Balance of all the Initial Mortgage Loans and the Original Pre-Funded Amount (the "Optional Termination Date") by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the outstanding Pool Balance (subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust and such appraised value is less than the Principal Balance of the related Mortgage Loan) and accrued and unpaid interest thereon at the weighted average of the related Loan Rates through the end of the related Due Period preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer (such amount, the "Termination Price"). If the Termination Price is reduced because it is based in part on the appraised value of REO Property in the Trust and the Certificate Insurer fails to perform its obligation under the Policy, the Termination Price to be distributed to Certificateholders on the final Distribution Date may be insufficient to pay the outstanding Class A Certificate Principal Balance and accrued and unpaid interest on the Class A Certificates. Prior to exercising its option to terminate the Agreement described in this paragraph, the Servicer will be required to obtain the Certificate Insurer's consent, if such termination would result in a draw under the Policy.

         The Servicer may elect to purchase the Mortgage Loans and REO Property following the Optional Termination Date pursuant to the preceding paragraph only if the Termination Price is equal to or less than the aggregate fair market value of all of the assets in the Trust and will result in distributions on the Certificates sufficient to pay the Certificateholders the outstanding Class A Certificate Principal Balance and unpaid interest on the Class A Certificates and to pay all amounts owed to the Certificate Insurer.

VOTING RIGHTS

         Under the Agreement, the portion of the Voting Rights allocated to the Class A Certificates will equal 100% (the "Voting Rights"). Provided that there does not exist a Certificate Insurer Default, the Certificate Insurer shall control the Voting Rights.

THE TRUSTEE

         Deutsche Bank National Trust Company has been named Trustee pursuant to the Agreement. The Trustee may have normal banking relationships with the Depositor, the Seller and the Servicer.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer. The Depositor and, in certain instances, the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer (such Servicer approval not to be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

         No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Voting Rights in the Trust, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.


                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from the Seller, as seller of the Mortgage Loans, pursuant to the mortgage loan purchase agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans (in such capacity, the "Purchaser"), and the Seller (the "Purchase Agreement"). Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement, to the Trust.

         In the Purchase Agreement the Seller will make representations and warranties similar to those representations and warranties made by the Seller in the Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Trust, the Certificateholders or the Certificate Insurer, the Seller will be required to repurchase or substitute for the Mortgage Loans as described herein under "DESCRIPTION OF THE CERTIFICATES--Assignment of Mortgage Loans".


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Trustee or the Servicer may file reports or other documents, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Those reports or documents filed after the date of this Prospectus and Prospectus Supplement and prior to the termination of the offering of the Class A Certificates are deemed incorporated by reference into and a part of this Prospectus and Prospectus Supplement. You should read each of this Prospectus Supplement and the Prospectus. Any statement in this document or in a document deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus and Prospectus Supplement to the extent that a statement contained in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Prospectus Supplement and the Prospectus.


                                 USE OF PROCEEDS

         The Seller will transfer the Mortgage Loans to the Depositor and the Depositor will convey the Mortgage Loans to the Trustee, in exchange for and concurrently with the delivery of the Certificates. The net proceeds to be received from the sale of the Class A Certificates, along with delivery to the Seller of the Class C and Class R Certificates will represent the purchase price to be paid by the Depositor towards the purchase of the Initial Mortgage Loans from the Seller and to fund the Pre-Funding Account.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         One or more elections will be made to treat designated portions of the Trust (exclusive of the basis risk reserve fund, the spread account, the pre-funding account, the interest rate corridor contract and the capitalized interest account) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Class A Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code").

         For federal income tax purposes, (i) the Class R Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Class A Certificates and the Class C Certificates (exclusive of any right of the holder of any such Certificates to receive distributions from or obligations to make payments to the basis risk reserve fund in respect of the Class A Available Funds Cap Carryover Amount and the interest rate corridor contract) will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC.

         Each holder of a Class A Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive distributions from the basis risk reserve fund in respect of the Class A Available Funds Cap Carryover Amount. The basis risk reserve fund is not an asset of any REMIC. The treatment of amounts received by a holder of a Class A Certificate under such Certificateholder's right to receive the Class A Available Funds Cap Carryover Amount will depend on the portion, if any, of such Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A Certificate must allocate its purchase price for such Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive distributions from the basis risk reserve fund in respect of the Class A Available Funds Cap Carryover Amount in accordance with the relative fair market values of each property right. The Trust intends to treat distributions made to the holders of the Class A Certificates with respect to the Class A Available Funds Cap Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders of the applicable class unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the right to receive distributions from the basis risk reserve fund in respect of Class A Available Funds Cap Carryover Amounts may have more than a de minimis value. The value of such amount, if any, may be obtained from the Trustee upon written request, provided that the Trustee has received such information from the Underwriters. Under the REMIC Regulations, the Trust is required to account for the REMIC regular interest and the right to receive distributions from the basis risk reserve fund in respect of the Class A Available Funds Cap Carryover Amount as discrete property rights. Holders of the Class A Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trust's treatment of distributions of the Class A Available Funds Cap Carryover Amount is respected, ownership of the right to the Class A Available Funds Cap Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Class A Available Funds Cap Carryover Amount under the Notional Principal Contract Regulations.

         Upon the sale of a Class A Certificate, the amount of the sale allocated to the selling Certificateholder's right to receive distributions from the basis risk reserve fund in respect of the Class A Available Funds Cap Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Class A Certificate, as the case may be. A holder of a Class A Certificate will have gain or loss from such a termination of the right to receive distributions from the basis risk reserve fund in respect of the Class A Available Funds Cap Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Certificateholder upon entering into or acquiring its interest in the right to receive payments from the basis risk reserve fund in respect of the Class A Available Funds Cap Carryover Amount. Gain or loss realized upon the termination of the right to receive payments from the basis risk reserve fund in respect of the Class A Available Funds Cap Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         For federal income tax reporting purposes, no Class of Certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class A Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the Class A Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

         Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.

         With respect to the Class A Certificates, this paragraph is relevant to such Certificates exclusive of the rights of the holders of such Certificates to receive certain distributions in respect of the Class A Available Funds Cap Carryover Amount. The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The amount held in the Pre-Funding Account and the Capitalized Interest Account, if any, may not be treated as assets described in the foregoing sections of the Code. The Class A Certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code.

         The holders of the Class A Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of a Class A Certificate will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive distributions from the basis risk reserve fund in respect of the Class A Available Funds Cap Carryover Amount. The value of the right to receive any such Class A Available Funds Cap Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Class A Available Funds Cap Carryover Amount is treated as a separate right of the Class A Certificates not distributable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the basis risk reserve fund will not be qualifying real estate income for real estate investment trusts.

         It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the Class A Certificates.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Servicer, as specified in the Pooling Agreement.

         For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Material Federal Income Tax Consequences" in the prospectus.


                                   STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates under the tax laws of any state. Investors considering an investment in the Class A Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Class A Certificates.


                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Class A Certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under the Underwriter's Exemption, as currently in effect and as described under "ERISA Considerations" in the prospectus. The Underwriter's Exemption relevant to the Class A Certificates was granted by the Department of Labor on September 6, 1990 as Prohibited Transaction Exemption ("PTE") 90-59 at 55 F.R. 36724, and amended on July 21, 1997 at PTE 97-34 at 62 F.R. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765. The Department of Labor issued a final administrative exemption, PTE 2002-41, at 67 Fed. Reg. 54487 (August 22, 2002), which amended the Underwriter's Exemption and similar exemptions issued to other underwriters. This amendment allows the Trustee to be affiliated with the underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Class A Certificates be rated at least "BBB-" (or its equivalent) by S&P, Fitch or Moody's at the time of the Plan's purchase and that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. As noted in the Prospectus, one requirement for eligibility under the Underwriter's Exemption is that all of the Mortgage Loans must have a loan-to-value ratio of not more than 100%, based on the outstanding Principal Balance of each Mortgage Loan and the fair market value of the Mortgaged Property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the conditions set forth in the Underwriter's Exemption will be satisfied with respect to the those Certificates.

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Class A Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Class A Certificates, the specific and general conditions and the other requirements in the Underwriter's Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the Class A Certificates to a Plan is in no respect a representation by the Depositor or the related underwriter that an investment in the Class A Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Class A Certificates is appropriate for Plans generally or any particular Plan.

         The Depositor makes no representation that the sale of any of the Class A Certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper characterization of any class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "LEGAL INVESTMENT CONSIDERATIONS" in the Prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated November 22, 2005 (the "Underwriting Agreement"), between the Depositor and Greenwich Capital Markets, Inc. as Underwriter (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Class A Certificates.

         The Depositor has been advised that the Underwriter proposes initially to offer the Class A Certificates to the public at the offering price set forth on the cover hereof.

         Until the distribution of the Class A Certificates is completed, the rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase such Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of such Certificates. Such transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of such Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates.

         In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Class A Certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

         The Depositor is an affiliate of the Underwriter.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

         If you initially receive an electronic copy of the Prospectus and Prospectus Supplement from the Underwriter, you will receive a paper copy of the Prospectus and Prospectus Supplement upon request to the Underwriter. Upon receipt of a qualifying request, the Underwriter will promptly deliver a paper copy of the Prospectus and Prospectus Supplement to you free of charge.


                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, are incorporated by reference in this Prospectus Supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this Prospectus Supplement and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.


                                  LEGAL MATTERS

         Certain legal matters with respect to the Class A Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.


                                     RATINGS

         It is a condition to the issuance of the Class A Certificates that they each receive ratings of "AAA" by S&P and "Aaa" by Moody's (collectively, the "Rating Agencies").

         A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

         The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS


Accrual Period.............................................................S-63
Additional Mortgage Loans..................................................S-24
Adjustment Date............................................................S-25
Agreement..................................................................S-19
Available Funds............................................................S-59
Base Spread Account Requirement............................................S-60
Basis Risk Reserve Fund....................................................S-64
BIF........................................................................S-57
Book-Entry Certificates....................................................S-51
Business Day...............................................................S-66
Ceiling Rate...............................................................S-62
Certificate Insurer........................................................S-17
Certificate Insurer Default................................................S-66
Certificate Register.......................................................S-59
Certificate Registrar......................................................S-59
Certificates...............................................................S-50
Class A Available Funds Cap Carryover Amount...............................S-64
Class A Principal Balance............................................S-50, S-51
Class Interest Carryover Shortfall.........................................S-64
Class Monthly Interest Amount..............................................S-64
Class Principal Payment Amount.............................................S-65
Class R Certificates.......................................................S-50
Clearstream................................................................S-51
Clearstream Participants...................................................S-53
Closing Date...............................................................S-50
CLTV.......................................................................S-29
Code:......................................................................S-76
Collection Account.........................................................S-57
Compensating Interest......................................................S-70
Corridor...................................................................S-61
Corridor Contract..........................................................S-61
Corridor Contract Counterparty.............................................S-61
Corridor Payment Date......................................................S-61
CPR........................................................................S-42
Cut-Off Date...............................................................S-24
Cut-Off Date Principal Balance.............................................S-24
Defective Mortgage Loans...................................................S-57
Definitive Note............................................................S-51
Depositor..................................................................S-19
Distribution Account.......................................................S-57
Distribution Date..........................................................S-57
DTC........................................................................S-51

DTC Participants...........................................................S-51
Due Date...................................................................S-55
Due Period.................................................................S-65
Eligible Account...........................................................S-57
Eligible Substitute Mortgage Loan..........................................S-56
Euroclear..................................................................S-51
Euroclear Operator.........................................................S-53
Euroclear Participants.....................................................S-53
European Depositaries......................................................S-51
Events of Servicing Termination............................................S-72
Excess Spread..............................................................S-60
Fannie Mae.................................................................S-21
Financial Intermediary.....................................................S-51
Formula Rate...............................................................S-63
Freddie Mac................................................................S-21
Funding Period.............................................................S-37
Global Securities...........................................................A-1
Home Loan..................................................................S-19
I and I Payments...........................................................S-61
Initial Cap................................................................S-25
Initial Mortgage Loans.....................................................S-24
Insolvency Event...........................................................S-72
Insurance Agreement........................................................S-65
Insurance Proceeds.........................................................S-59
Insured Amount.............................................................S-66
Interest Coverage Accounts.................................................S-68
Interest Distribution Amount...............................................S-64
IRS:.......................................................................S-77
Liquidated Mortgage Loan...................................................S-65
Liquidation Proceeds.......................................................S-59
Loan Rates.................................................................S-24
Margin.....................................................................S-25
Maximum Rate...............................................................S-25
Minimum Rate...............................................................S-25
Monthly Advance............................................................S-58
Monthly Principal Amount...................................................S-65
Mortgage...................................................................S-55
Mortgage File..............................................................S-56
Mortgage Loan Schedule.....................................................S-55
Mortgage Loans.............................................................S-24
Mortgage Note..............................................................S-55
Mortgage Pool..............................................................S-24
Mortgaged Properties.......................................................S-24
Mortgagors.................................................................S-40
Net Liquidation Proceeds...................................................S-59
Net Prepayment Interest Shortfall..........................................S-70

Nonrecoverable Advance.....................................................S-58
Note Interest Rate.........................................................S-63
Note Owners................................................................S-51
Notional Principal Contract Regulations:...................................S-76
OID Regulations:...........................................................S-77
One-Month LIBOR............................................................S-63
Optional Termination Date..................................................S-74
Original Pre-Funded Amount.................................................S-37
Percentage Interest........................................................S-51
Periodic Cap...............................................................S-25
Plan.......................................................................S-79
Policy.....................................................................S-50
Pool Balance...............................................................S-24
Pre-Funded Amount..........................................................S-68
Pre-Funding Account........................................................S-37
Principal Balance..........................................................S-24
Principal Shortfall Amount.................................................S-65
Prospectus.................................................................S-50
PTE........................................................................S-79
Purchase Agreement.........................................................S-75
Purchase Price.............................................................S-56
Purchaser..................................................................S-75
Rating Agencies............................................................S-81
Related Documents..........................................................S-55
Relevant Depositary........................................................S-51
Relevant Implementation Date................................................S-i
Relevant Member State.......................................................S-i
Relief Act.................................................................S-64
Relief Act Interest Shortfall..............................................S-64
REMIC:.....................................................................S-76
Remittance Amount..........................................................S-60
Rules......................................................................S-52
SAIF.......................................................................S-57
Seller.....................................................................S-19
Servicer...................................................................S-19
Servicing Advance..........................................................S-58
Servicing Fee..............................................................S-70
Servicing Fee Rate.........................................................S-70
Six-Month LIBOR............................................................S-26
Spread Account.............................................................S-59
Statistic Calculation Mortgage Loans.......................................S-24
Statistic Calculation Mortgage Pool........................................S-24
Strike Rate................................................................S-62
Subsequent Mortgage Loans..................................................S-24
Subsequent Transfer Date...................................................S-37
Substitution Adjustment....................................................S-56

Successor Servicer.........................................................S-72
Termination Price..........................................................S-74
Terms and Conditions.......................................................S-54
TIN.........................................................................A-5
Trust......................................................................S-19
Trustee....................................................................S-19
Trustee Fee................................................................S-70
Underwriter................................................................S-80
Underwriting Agreement.....................................................S-80
Voting Rights..............................................................S-74
Weighted Average Life......................................................S-41

                      [This page intentionally left blank]

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


         Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 2005-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, or upon request through Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issued in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such Accrual Period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such Accrual Period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner that is not a "United States" person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A beneficial owner that is not a United States person may be subject to 30% withholding unless:

         I. the Trustee or the U.S. withholding agent receives a statement --

                  (a) from the beneficial owner on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that --

                           (i) is signed by the beneficial owner under penalties
                  of perjury,

                           (ii) certifies that such beneficial owner is not a
                  United States person, and

                           (iii) provides the name and address of the beneficial
                  owner, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

                           (i) is signed under penalties of perjury by an
                  authorized representative of the financial institution,

                           (ii) states that the financial institution has
                  received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

                           (iii) provides the name and address of the beneficial
                  owner, and

                           (iv) attaches the IRS Form W-8BEN (or any successor
                  form) provided by the beneficial owner;

         II. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

         III. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

         IV. the beneficial owner is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such beneficial owners consult with their tax advisors when purchasing the Certificates.

         A beneficial owner of book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he owns an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all beneficial owners of book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

         I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

         II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their owning and disposing of the book-entry certificates.

         The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                      [This page intentionally left blank]

PROSPECTUS
                     MORTGAGE-BACKED/ASSET-BACKED SECURITIES
                              (ISSUABLE IN SERIES)

     GREENWICH CAPITAL ACCEPTANCE, INC. OR FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR
THE SECURITIES

         Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

         o     Each series of securities will consist of one or more classes.

         o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

         o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

         o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

THE TRUST AND ITS ASSETS

         As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

         o mortgage loans secured generally by senior liens on one- to four-family residential properties,

         o closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

         o mortgage loans secured by senior liens on multifamily residential properties,

         o conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

         o home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

         o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

         o     private label mortgage-backed or asset-backed securities.

OFFERS OF THE SECURITIES

         Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

         The securities represent obligations of the trust only and do not represent an interest in or obligation of the applicable depositor, seller, master servicer or any of their affiliates.


         This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               SEPTEMBER 26, 2005

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement.................5

Risk Factors......................................................................................................6

The Trust Fund...................................................................................................17
              The Mortgage Loans--General........................................................................18
              Single Family Loans................................................................................22
              Home Equity Loans..................................................................................23
              Multifamily Loans..................................................................................23
              Manufactured Housing Contracts.....................................................................24
              Home Improvement Contracts.........................................................................25
              Agency Securities..................................................................................25
              Private Label Securities...........................................................................31
              Incorporation of Certain Information by Reference..................................................34

Use of Proceeds..................................................................................................34

The Depositors...................................................................................................35

Loan Program.....................................................................................................35
              Underwriting Standards.............................................................................35
              Qualifications of Sellers..........................................................................37
              Representations by Sellers; Repurchases or Substitutions...........................................37

Description of the Securities....................................................................................39
              General............................................................................................40
              Distributions on Securities........................................................................42
              Advances...........................................................................................46
              Reports to Securityholders.........................................................................47

Credit Enhancement...............................................................................................49
              General............................................................................................49
              Subordination......................................................................................49
              Pool Insurance Policies............................................................................51
              FHA Insurance; VA Guarantees.......................................................................53
              Special Hazard Insurance Policies..................................................................55
              Bankruptcy Bonds...................................................................................56
              FHA Insurance on Multifamily Loans.................................................................57
              Reserve Accounts...................................................................................57
              Cross Support......................................................................................58
              Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements.58
              Financial Instruments..............................................................................59

Yield and Prepayment Considerations..............................................................................59

Operative Agreements.............................................................................................63
              Assignment of Trust Fund Assets....................................................................63
              Payments on Loans; Deposits to Security Account....................................................66
              Pre-Funding Account................................................................................68
              Sub-Servicing of Loans.............................................................................68
              Collection Procedures..............................................................................70
              Hazard Insurance...................................................................................72
              Realization upon Defaulted Mortgage Loans..........................................................73
              Servicing and Other Compensation and Payment of Expenses...........................................76
              Evidence as to Compliance..........................................................................77
              Certain Matters Regarding the Master Servicer and the Depositors...................................77
              Events of Default; Rights upon Event of Default....................................................78
              Amendment..........................................................................................81
              Termination; Optional Termination; Calls...........................................................82
              The Trustee........................................................................................84

Material Legal Aspects of the Loans..............................................................................84
              General............................................................................................84
              Foreclosure........................................................................................87
              Repossession of Manufactured Homes.................................................................90
              Rights of Redemption...............................................................................91
              Equitable Limitations on Remedies..................................................................92
              Anti-Deficiency Legislation and Other Limitations on Lenders.......................................92
              Homeownership Act and Similar State Laws...........................................................93
              Due-on-Sale Clauses................................................................................95
              Prepayment Charges; Late Fees......................................................................96
              Applicability of Usury Laws........................................................................97
              Servicemembers Civil Relief Act....................................................................97
              Environmental Risks................................................................................98
              The Home Improvement Contracts....................................................................100
              Installment Contracts.............................................................................101
              Junior Mortgages; Rights of Senior Mortgagees.....................................................102
              The Title I Program...............................................................................103

Material Federal Income Tax Consequences........................................................................107
              General...........................................................................................108
              Taxation of Debt Securities.......................................................................109
              Non-REMIC Certificates............................................................................117
              REMIC Certificates................................................................................129

State Tax Considerations........................................................................................154

ERISA Considerations............................................................................................154
              Insurance Company General Accounts................................................................156
              Prohibited Transaction Class Exemption 83-1.......................................................156
              Underwriter Exemption.............................................................................157

Legal Investment Considerations.................................................................................160

Method of Distribution..........................................................................................162

Legal Matters...................................................................................................163

Financial Information...........................................................................................163

Available Information...........................................................................................163

Ratings.........................................................................................................164

Glossary of Terms...............................................................................................165

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

         Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

         We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 where you will find definitions of certain capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

---------------------

If you require additional information, the mailing address of the depositor's principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Information by Reference" on page 33 of this prospectus.
--------------------

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, SINCE IT IDENTIFIES THE PRINCIPAL RISK FACTORS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES.

PRINCIPAL PREPAYMENTS ON THE
LOANS MAY ADVERSELY AFFECT THE
AVERAGE LIFE OF, AND RATE OF RETURN
ON, YOUR SECURITIES.......................       You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                                 o     the extent of prepayments on the loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

                                                 o     how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

                                                 o     if any party has an option to terminate the related trust early or to call your securities, the effect of the exercise of the option;

                                                 o     the rate and timing of defaults and losses on the assets in the related trust; and

                                                 o     repurchases of assets in the related trust as a result of material breaches of representations and warranties made by the depositor or master servicer.

                                                 The rate of prepayment of the loans included in, or underlying the assets held in, each trust may affect the average life of the securities.

ONLY THE ASSETS OF THE RELATED
TRUST ARE AVAILABLE TO PAY YOUR
SECURITIES................................       Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. If the assets of the related trust are not sufficient, you may suffer a

                                                 loss on your securities.  Moreover, at the times specified in the related prospectus supplement, assets of the trust may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made.
                                                 Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

                                                 The depositor's obligations are limited to its representations and warranties concerning the trust assets. Because the depositor has no significant assets, if it is required to repurchase trust assets due to the breach of a representation or warranty, the depositor's source of funds for the repurchase would be limited to:

                                                 o     moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

                                                 o     funds from a reserve account or other credit enhancement established to pay for asset repurchases.

CREDIT ENHANCEMENT MAY NOT BE
ADEQUATE TO PREVENT LOSSES ON
YOUR SECURITIES...........................       Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement.  Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses.
                                                 In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD
ON YOUR SECURITIES........................       Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

ECONOMIC, LEGAL AND OTHER
FACTORS COULD REDUCE THE AMOUNT
AND DELAY THE TIMING OF RECOVERIES
ON DEFAULTED LOANS........................       The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

                                                 o     an overall decline in the residential real estate markets where the properties are located,

                                                 o     failure of borrowers to maintain their properties adequately, and

                                                 o     natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

                                                 If property values decline, actual rates of delinquencies, foreclosures and losses on the loans could be higher than those currently experienced by the mortgage lending industry in general.

                                                 Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage

                                                 lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer's ability to dispose of the borrower's property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

                                                 State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

LOANS SECURED BY JUNIOR LIENS ARE
SUBJECT TO ADDITIONAL RISKS...............       If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage.  Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust's ability as a practical matter to foreclose on any junior lien will be limited.

LOANS TO LOWER CREDIT QUALITY
BORROWERS ARE MORE LIKELY
TO EXPERIENCE LATE PAYMENTS
AND DEFAULTS AND INCREASE YOUR
RISK OF LOSS..............................       Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

                                                 o customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

                                                 o customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

                                                 The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

                                                 As much as 20% (by principal balance) of the trust assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

FAILURE TO PERFECT SECURITY
INTERESTS IN MANUFACTURED
HOMES MAY RESULT IN LOSSES
ON YOUR SECURITIES........................       Each manufactured housing conditional sales contract or installment loan agreement that is included in a trust fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from

                                                 state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee's interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

                                                 In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

                                                 The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

MULTIFAMILY LOANS GENERALLY
ARE RISKIER THAN SINGLE FAMILY
LOANS.....................................       Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

                                                 o     Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.

                                                 o     Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.

                                                 o     Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.

                                                 o     Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.

                                                 In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

LOANS WITH BALLOON PAYMENTS
MAY INCREASE YOUR RISK OF LOSS............       Certain loans may not be fully amortizing and may require a substantial principal payment (a "balloon" payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO
PURCHASE TRUST ASSETS, YOU WILL
RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES........................       The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued.
                                                 In this case, the transferred funds may be used only to acquire additional assets for the trust during a set period after the issuance.  Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related

                                                 securities. The resulting prepayment could adversely affect the yield on those securities.

VIOLATIONS OF APPLICABLE FEDERAL
LAWS MAY REDUCE OR DELAY
MORTGAGE LOAN COLLECTIONS.................       The loans may also be subject to federal laws relating to the origination and underwriting. These laws

                                                 o     require certain disclosures to the borrowers regarding the terms of the loans;

                                                 o     prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                                 o     regulate the use and reporting of information related to the borrower's credit experience; and

                                                 o     require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                                                 Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                                 Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller
                                                 (including the trust) to all claims and defenses

                                                 which the borrower in a sale transaction could assert against the seller of defective goods.

                                                 If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

PROCEEDS OF LIQUIDATED LOANS
GENERALLY ARE PAID FIRST TO
PROVIDERS OF TRUST SERVICES...............       There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series.  If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

MORTGAGED PROPERTIES MAY BE
SUBJECT TO ENVIRONMENTAL RISKS
THAT COULD RESULT IN LOSSES...............       Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                                 In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an
                                                 "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

YOU MAY HAVE DIFFICULTY
SELLING YOUR SECURITIES OR
OBTAINING YOUR DESIRED PRICE..............       No market will exist for the securities before they are issued.  In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND
MUST BE VIEWED WITH CAUTION...............       Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                                                 There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

                                                 o     any decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                                 o     an adverse change in the financial or other condition of a credit enhancement provider, or

                                                 o     a change in the rating of the credit enhancement provider's long-term debt.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES
AND DELAY YOUR RECEIPT OF
PAYMENTS .................................       Limit on Liquidity of Securities. Securities issued in bookentry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                                 Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                                 Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants. In turn, these participants will thereafter credit the distributions to your account either directly or indirectly through indirect participants.

         There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus.

                                 THE TRUST FUND

         The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

         o     Single Family Loans,

         o     Home Equity Loans,

         o     Multifamily Loans,

         o     Manufactured Housing Contracts,

         o     Home Improvement Contracts,

         o     Agency Securities or

         o     Private Label Securities,

         in each case as specified in the related prospectus supplement, as well as payments relating to the assets and other accounts, obligations or agreements, as specified in the related prospectus supplement.

         Whenever the terms "pool," "certificates" and "notes" are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term "pass-through rate" refers to the pass-through rate borne by the certificates of a particular series, the term "interest rate" refers to the coupon borne by notes of a particular series and the term "trust fund" refers to the related trust fund.

         Unless the context indicates otherwise, the term "loan" includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term "underlying loan" refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

         The securities will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the securityholders as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

         The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading "Loan Program-- Underwriting Standards" and as more specifically provided in a related prospectus supplement.

         Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the "depositor" as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

         The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

         The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within 15 days after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities.

THE MORTGAGE LOANS--GENERAL

         The loans in each trust fund are secured by the related mortgaged properties. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

         The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

         Unless otherwise specified in the related prospectus supplement, all of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

         o     Interest may be payable at

               o    a fixed rate,

               o a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

               o a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

               o    a rate that otherwise varies from time to time, or

               o a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

         o     Principal may be

               o payable on a level debt service basis to fully amortize the loan over its term,

               o calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

               o    nonamortizing during all or a portion of the original term.

         Payment of all or a substantial portion of the principal may be due on maturity in the form of a "balloon" payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o     Monthly payments of principal and interest may

               o    be fixed for the life of the loan,

               o    increase over a specified period of time, or

               o    change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o     the type of mortgaged property securing each loan,

         o     the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of the loans,

         o the earliest origination date and latest maturity date of the loans,

         o the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

         o the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

         o the geographical location of the related mortgaged properties on a state-by-state basis.

         If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described in the immediately preceding sentence will be provided in the related prospectus supplement, and specific information will be set forth in the Form 8-K to be filed with the SEC within 15 days after issuance.

         The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. Unless otherwise specified in the related prospectus supplement, the collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

         o a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the "manufacturer invoice price"),

         o the actual cost of any accessories depending on the size of the unit, and

         o the cost of state and local taxes, filing fees and up to three years' prepaid hazard insurance premiums.

         Unless otherwise specified in the related prospectus supplement, the collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers' Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

         o excessive building resulting in an oversupply of rental housing stock,

         o a decrease in employment reducing the demand for rental units in an area,

         o federal, state or local regulations and controls affecting rents, prices of goods and energy,

         o     environmental restrictions,

         o     increasing labor and material costs, and

         o the relative attractiveness to tenants of the mortgaged properties.

         To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

         Unless otherwise specified in the related prospectus supplement, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor's rights with respect to those representations and warranties. See "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

         The obligations of the master servicer with respect to the mortgage loans will consist principally of:

         o its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings "Mortgage Loan Program--Representations by Sellers; Repurchases" and "Operative Agreements-- Sub-Servicing by Sellers" and "--Assignment of Trust Fund Assets"; and

         o its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading "Description of the Certificates--Advances".

         The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

SINGLE FAMILY LOANS

         Unless otherwise specified in the related prospectus supplement, Single Family Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If specified in the related prospectus supplement, the assets of the related trust fund may include mortgage participation certificates evidencing interests in Single Family Loans. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

         If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years, unless otherwise specified in the related prospectus supplement.

HOME EQUITY LOANS

         Unless otherwise specified in the related prospectus supplement, Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

MULTIFAMILY LOANS

         Multifamily Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. If specified in the related prospectus supplement, the mortgage assets of a trust fund may include mortgage participation certificates evidencing interests in Multifamily Loans. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, all Multifamily Loans will have original terms to stated maturity of not more than 40 years.

         Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

         Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for the cooperative's mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

         Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Unless otherwise specified in the related prospectus supplement, Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

         When we use the term "manufactured home" in this prospectus, we mean, as stated in 42 U.S.C. ss. 5402(6), "a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

HOME IMPROVEMENT CONTRACTS

         Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

AGENCY SECURITIES

         Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under
Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae Certificate held in a trust fund will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

         The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

         If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

         Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

         If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

         Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans, or participation interests in the mortgage loans, and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac Certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or its Guarantor Program.

         Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac pool. Under the Guarantor Program, however, the pool of loans backing a Freddie Mac Certificate may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the related seller and Freddie Mac.

         Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders' instructions.

         Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE LABEL SECURITIES

         General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

         o pass-through certificates or participation certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

         o collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

         o     other Private Label Securities.

         Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. Unless otherwise specified in the related prospectus supplement, the PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

         The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

         o no loan will have had a loan-to-value ratio at origination in excess of 95%;

         o each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

         o each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

         o no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

         o each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

         o each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

         Additional Information. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

         o the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

         o     the maximum original term-to-stated maturity of the PLS,

         o     the weighted average term-to-stated maturity of the PLS,

         o     the pass-through or certificate rate of the PLS,

         o     the weighted average pass-through or interest rate of the PLS,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

         o the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

         o the terms on which mortgage loans may be substituted for those originally underlying the PLS.

         In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

         o     the payment features of the mortgage loans,

         o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the loans, and

         o the minimum and maximum stated maturities of the underlying loans at origination.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         We incorporate in this prospectus by reference all documents and reports filed by the applicable depositor, Greenwich Capital Acceptance, Inc.
(GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of certificates evidencing interests in that trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITORS

         Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

         Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         The depositor will have purchased the loans, either directly or through affiliates, from sellers. Unless otherwise specified in the related prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading "--Underwriting Standards" below.

UNDERWRITING STANDARDS

         Unless otherwise specified in the related prospectus supplement, each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor's affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower's employer. The verification reports the borrower's length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

         o to meet the borrower's monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

         o to meet monthly housing expenses and other financial obligations and monthly living expenses.

         The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

         In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

         Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

         Unless otherwise specified in the related prospectus supplement, each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

         o be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

         o maintain satisfactory facilities to originate and service the loans,

         o     be a seller/servicer approved by either Fannie Mae or Freddie
               Mac, and

         o be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

         Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

         o Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney's certificate of title may be substituted.

         o The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

         o Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

         o The mortgaged property was free from damage and was in acceptable condition.

         o There were no delinquent tax or assessment liens against the mortgaged property.

         o     No required payment on a loan was delinquent more than 30 days.

         o Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

         If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

         Unless otherwise specified in the related prospectus supplement, the seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

         The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

         o to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan's unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

         o substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

         This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

         Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

         If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General" in this prospectus.

         Neither the depositor nor the master servicer - unless the master servicer is the seller - will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

                          DESCRIPTION OF THE SECURITIES

         Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

         Unless otherwise specified in the related prospectus supplement, the securities of each series will

         o be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

         o evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

         o not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

         The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

         To the extent provided in the related operative agreements, each trust fund will consist of the following:

         o the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as "retained interest";

         o those assets as from time to time are required to be deposited in the related security account as defined under the heading "Operative Agreements--Payments on Loans; Deposits to Security Account" in this prospectus;

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

         If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

         o reinvestment income on payments received on the trust fund assets,

         o     a reserve fund,

         o     a pool insurance policy,

         o     a special hazard insurance policy,

         o     a bankruptcy bond,

         o     one or more letters of credit,

         o     a surety bond,

         o     guaranties, or

         o     similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or
Section 4975 of the Internal Revenue Code may result in "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code. See "ERISA Considerations" in this prospectus.

         As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a "real estate mortgage investment conduit" (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See "Credit Enhancement" in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term "Available Funds" for each distribution date will equal the sum of the following amounts:

         (i) the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

                  o all payments which were due on or before the cut-off date;

                  o all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

                  o all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

                  o amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

                  o amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading "--Advances" immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

                  o that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

         (ii) the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under "--Advances" immediately below and deposited by it in the security account;

         (iii)    if applicable, amounts withdrawn from a reserve account;

         (iv) any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

         (v) if applicable, the amount of any prepayment interest shortfall.

         Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

         Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

         o the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

         o all distributions reported to securityholders of that class as allocable to principal increased by

         o in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

         o in the case of adjustable rate certificates, the effect of any negative amortization.

         The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

         If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" in this prospectus.

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

ADVANCES

         Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer's determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

         Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o the amount of the distribution that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

         o     the amount of the distribution allocable to interest;

         o     the amount of any advances;

         o the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding aggregate principal balance or notional principal balance of each class after giving effect to the distribution of principal on that distribution date;

         o the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

         o the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         o the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

         o if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class;

         o if applicable, the amount remaining in any reserve account at the close of business on that distribution date;

         o the pass-through rate as of the day prior to the immediately preceding distribution date; and o the amounts remaining under any letters of credit, pool policies or other forms of credit enhancement applicable to the certificates.

         Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

         o the aggregate of the amounts for that calendar year reported pursuant to the first two bullet points in the immediately preceding list or, in the event that the recipient was a securityholder of record only during a portion of the calendar year, for the applicable portion of the year; and

         o other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may take the form of one or more of the following:

         o a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

         o the subordination of one or more classes of the securities of that series,

         o     the establishment of one or more reserve accounts,

         o     the use of a cross-support feature,

         o a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, or

         o any other method of credit enhancement described in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

SUBORDINATION

         If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

         o reducing the ownership interest of the holders of the related subordinated securities,

         o a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

         o     as otherwise described in the related prospectus supplement.

         If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

         The related prospectus supplement may also limit the following:

         o the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

         o the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

         o the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

         If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

         In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

         o     on each distribution date,

         o     for specified periods, or

         o until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

         If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

         o     in the order of their scheduled final distribution dates,

         o     in accordance with a schedule or formula,

         o     in relation to the occurrence of events or otherwise,

         in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

POOL INSURANCE POLICIES

         The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

         o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

         Upon satisfaction of these conditions, the pool insurer will have the option either

         o to purchase the property securing the defaulted loan at a price equal to the loan's principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

         o to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

         o the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

         o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

         o failure to construct a mortgaged property in accordance with plans and specifications.

         Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan's servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

         Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

         The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA INSURANCE; VA GUARANTEES

         Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

         The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development
(HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor's control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures' interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture's principal amount.

         The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

         Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

         The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan's assignment to the VA.

         With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SPECIAL HAZARD INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

         o loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         o loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

         See "Operative Agreements--Hazard Insurance" in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

         Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

         o     the cost to repair or replace the mortgaged property, and

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

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

         If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

         Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

BANKRUPTCY BONDS

         If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See "Material Legal

Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA INSURANCE ON MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

         The reserve account for a series of securities will be funded in one of the following ways:

         o by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

         o by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

         o     in such other manner as the prospectus supplement may specify.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, "permitted investments" will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

         Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

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

         o to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

         o     to pay administrative expenses, or

         o to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

         These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

FINANCIAL INSTRUMENTS

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the assets from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments in the event that any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

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

         The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

         Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

         Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

         o make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

         o make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

         It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Operative Agreements--Collection Procedures" and "Material Legal Aspects of the Mortgage Loans" in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

         When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from


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

and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

         o 30 days' interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer's servicing fee accrues, over

         o the amount of interest actually received on that loan during the due period, net of the master servicer's servicing fee.

         If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. See "Operative Agreements--Termination; Optional Termination; Optional Calls" in this prospectus.

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

         In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an "insolvency trustee") is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average "strip rate" as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

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

                              OPERATIVE AGREEMENTS

         Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

ASSIGNMENT OF TRUST FUND ASSETS

         Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

         If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related trust will be registered electronically through the MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

         In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

         o the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

         o in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a "mortgage") with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

         o in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

         o an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS(R) System; and

         o any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

         Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.

         With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

         o the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

         o     the original security agreement,

         o     the proprietary lease or occupancy agreement,

         o     the recognition agreement,

         o an executed financing agreement and the relevant stock certificate,

         o     related blank stock powers, and

         o any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller's obligation to the extent described in this prospectus under "Mortgage Loan Program--Representations by Sellers; Repurchases", neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller's obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

         Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

         Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

         Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See "The Trust Fund--Private Label Securities." The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         Each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain a sub-servicing account which meets the requirements and is otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation
(FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under "--Sub-Servicing by Sellers", less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

         The master servicer will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

         o It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

         o It must be an account the deposits in which are fully insured by the FDIC.

         o It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any


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               other depositors or general creditors of the depository
               institution with which the security account is maintained.

         o It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

         The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments . A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

         On a daily basis, the master servicer will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;

         o     Insurance Proceeds;

         o     Liquidation Proceeds;

         o any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under "Loan Program--Representations by Sellers; Repurchases or Substitutions" or "-- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described in this prospectus under "--Termination; Optional Termination" below;

         o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under "--Hazard Insurance" below;

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         o     any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

         o all other amounts required to be deposited in the security account pursuant to the related agreement.

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account in the name of the trustee on behalf of the related securityholders into which the applicable depositor will deposit the pre-funded amount on the related closing date. The trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period which generally runs from the closing date to the date specified in the related prospectus supplement. At the end of the funding period, any amounts remaining in the pre-funding account will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement as a prepayment of principal of the related securities.

SUB-SERVICING OF LOANS

         Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

         With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

         o collecting payments from borrowers and remitting collections to the master servicer;

         o maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer's right to approve settlements in advance;

         o maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

         o processing assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the master servicer is generally required to enforce


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

               due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

         o     attempting to cure delinquencies;

         o     supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances;

         o     maintaining accounting records relating to the loans; and

         o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

         A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under "--Payments on Loans; Deposits to Security Account" above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See "-- Servicing and Other Compensation and Payment of Expenses" below.

         Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

         Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

         The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for


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

becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

COLLECTION PROCEDURES

         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

         o waive any assumption fee, late payment or other charge in connection with a loan; and

         o to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

         Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

         In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related trust fund.

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

         Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See "Material Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

         With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Material Legal Aspects of the Loans" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation,
Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-


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

stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

         The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally


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               defined to equal replacement cost at the time and place of the loss less physical depreciation; and

         o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See "Credit Enhancement--Special Hazard Insurance Policies" in this prospectus.

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

         o all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

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

         o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

         o amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

         o     claim payments previously made by the primary insurer, and

         o     unpaid premiums.

         Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

         o fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

         o failure to construct the related mortgaged property in accordance with specified plans,

         o     physical damage to the mortgaged property and

         o lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

         Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

         o     to advance or discharge all hazard insurance policy premiums;

         o     to advance

               o real estate property taxes, o all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

               o     mortgaged property sales expenses,

               o any outstanding liens on the mortgaged property (as defined in the policy) and

               o foreclosure costs, including court costs and reasonable attorneys' fees,

               o in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

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

         o in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

         o to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

         In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

         If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

         o the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

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

         If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. See "Credit Enhancement" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer's primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation

         o payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

         o payment of the fees and disbursements of the trustee and independent accountants;

         o payment of expenses incurred in connection with distributions and reports to securityholders; and

         o payment of any other expenses described in the related prospectus supplement.

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EVIDENCE AS TO COMPLIANCE

         Each operative agreement will provide that a firm of independent public accountants will furnish a statement to the trustee, on or before a specified date in each year, to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac, the servicing by or on behalf of the master servicer of loans, the Agency Securities or the Private Label Securities, under agreements substantially similar to one another (including the governing agreement), was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. In rendering this statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans, Agency Securities or Private Label Securities by sub-servicers, upon comparable statements of firms of independent public accountants rendered within one year with respect to the sub-servicers for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac.

         Each operative agreement will also provide for delivery to the related trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITORS

         The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

         Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer's resignation become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability


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which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

         o any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

         o any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

         In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related trust fund and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

         In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

         Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under each agreement:

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         o     any failure by the master servicer to distribute to security holders of any class any required payment - other than an advance
               - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51% of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

         o the holder has previously given to the trustee written notice of default;

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         o     the holders of securities of any class evidencing not less than
               25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

         o the trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under the indenture for each series of notes:

         o failure to pay for five days or more any principal or interest on any note of that series;

         o failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

         o     any other event of default specified in the indenture.

         If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

         o the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

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         o     the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

         Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee's costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

AMENDMENT

         Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, for the following purposes:

         o     to cure any ambiguity,

         o to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

         o to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

         In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of


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

the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

         Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66% of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

         o reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

         o reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

         If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION; CALLS

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related prospectus supplement, the obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

         o the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

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         o     the purchase from the trust fund by the master servicer, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

         See "Material Federal Income Tax Consequences" in this prospectus.

         Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

         Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. In the case of a mandatory call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

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THE TRUSTEE

         The trustee under each agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

GENERAL

         Single Family Loans, Multifamily Loans and Home Equity Loans. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to


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the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

         o the obligation of the borrower to repay the loan it represents, and

         o the grant of a security interest in a manufactured home to secure repayment of the loan.

         The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee's ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or


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other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

         Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

         The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the


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certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

         If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

FORECLOSURE

         Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of


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trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages, Rights of Senior Mortgages" below.

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         Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

         Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

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         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

REPOSSESSION OF MANUFACTURED HOMES

         Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

         Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

         Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

         Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and


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then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor's abandonment or with the obligor's consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

RIGHTS OF REDEMPTION

         Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of


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the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the


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bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

         o reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

         o     reduce the monthly payments due under the mortgage loan,

         o     change the rate of interest of the mortgage loan, and

         o     alter the mortgage loan repayment schedule.

         The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. Remedies available to the borrower include monetary penalties as well as rescission rights, if the


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appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the related trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

         Unless otherwise specified in the accompanying prospectus supplement, the depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

         Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts,


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will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the Manufactured Housing Contract.

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

         Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

         o the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

         o the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

         Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

DUE-ON-SALE CLAUSES

         Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to "enter into or

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enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

PREPAYMENT CHARGES; LATE FEES

         Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

         Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that


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administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

         Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to
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active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of "owner" or "operator" those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner" or "operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also


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provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

         If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

         Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to
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contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

         The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

THE HOME IMPROVEMENT CONTRACTS

         General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

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         Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

INSTALLMENT CONTRACTS

         Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which
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payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

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         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

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         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for


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the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so.


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Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal


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proceedings. If, at the time the note is assigned to the United States, the
Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "claimable amount" means an amount equal to 90% of the sum of:

         o the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

         o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

         o     the uncollected court costs;

         o     the attorney's fees not to exceed $500; and

         o the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, either Sidley Austin Brown & Wood LLP or Thacher Proffitt & Wood LLP, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options,


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currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

GENERAL

         The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a "section" or "sections" shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

         If a REMIC election is not made, in the opinion of tax counsel the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A trust fund that qualifies as a "grantor trust" for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

         o the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

         o owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below.

         A trust fund that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

         With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

         Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

         If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related trust fund. The trust fund would then be treated as a partnership and could be a publicly traded partnership. If the trust fund were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute "qualifying income" not derived in the conduct of a financial business. Nevertheless, if the trust fund were classified as a partnership, treatment of a class of notes as


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equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust's income but might be subject to certain limitations on their ability to deduct their share of the trust's expenses.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

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

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID


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

pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o     the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

         In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

         Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

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

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o     sum of

               o the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

               o the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

         over

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

         The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o events that have occurred before the end of the accrual period, and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

         The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

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

         Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Non-REMIC Certificates--B. Multiple Classes of Senior Certificates--Stripped Bonds and Stripped Coupons" below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through


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securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

         Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the debt security. Such adjusted basis generally will equal the seller's purchase price for the debt security, increased by the OID and market discount included in the seller's gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a "capital asset" within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a debt security will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and at least one of the following conditions is met:

         o the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

         o     the debt security is part of a straddle;

         o     the debt security is marketed or sold as producing capital gain;
               or

         o other transactions to be specified in Treasury regulations that have not yet been issued occur.

         If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

         o the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

         o the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

         o the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

NON-REMIC CERTIFICATES

SINGLE CLASS OF SENIOR CERTIFICATES

         Characterization. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder's method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder's adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

         o a senior certificate owned by a "domestic building and loan association" within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an

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               interest in real property which is . . . residential property"
               within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

         o a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

         o a senior certificate owned by a REMIC will be an "obligation . . . which is principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

         The assets constituting certain trust funds may include "buydown" mortgage loans. The characterization of any investment in "buydown" mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such "buydown" mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in "buydown" mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes "buydown" mortgage loans.

         Premium. The price paid for a senior certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

         It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

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         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury's OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--B. Multiple Classes of Senior Certificates--Senior Certificates Representing Interests in Loans Other than ARM Loans--Accrual of Original Issue Discount" below.

         Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount". Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount


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allocable to the senior certificate is less than 0.25% of the senior certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

         o     the total remaining market discount

         times

         o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

         For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o     the total remaining market discount

         times

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict

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what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

         A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Regular Certificates--Original Issue Discount and Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

MULTIPLE CLASSES OF SENIOR CERTIFICATES

         Stripped Bonds and Stripped Coupons

         General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to


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receive some or all of the principal payments results in the creation of
"stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans ("stripped bond certificates"), while the second class of senior certificates will represent the right to some or all of the interest on such portion ("stripped coupon certificates").

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

         Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "--Single Class of Senior Certificates--Original Issue Discount" above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

         o the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

         o no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund's mortgage loans.

         Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

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         It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

         Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material should consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         Senior Certificates Representing Interests in Loans Other
         Than ARM Loans

         General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the

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presence of "teaser" rates on the mortgage loans. OID on each senior certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under "--Accrual of Original Issue Discount" below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "-- Accrual of Original Issue Discount" below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

         Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the "daily portions", as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily


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portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

         o any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

         The "adjusted issue price" of a senior certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a senior certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

         Senior Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans ("stripped ARM obligations") to holders in a manner it believes to be consistent with the rules described under the heading "--


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Senior Certificates Representing Interests in Loans Other Than ARM Loans" above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate's principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

         Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

POSSIBLE APPLICATION OF CONTINGENT PAYMENT REGULATIONS TO CERTAIN NON-REMIC CERTIFICATES

         Final regulations issued on June 11, 1996 with respect to OID under section 1275 include "contingent payment regulations" covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

         Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

         In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading "--Stripped Bonds and Stripped Coupons" above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder's adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the

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mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

         Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller's purchase price for the senior certificate, increased by the OID and market discount included in the seller's gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a "capital asset" within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction". A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and at least one of the following conditions is met:

         o the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

         o     the senior certificate is part of a straddle;

         o the senior certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued occur.

         If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

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

         Senior certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

         Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

         o the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

         o the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

         o the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

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

REMIC CERTIFICATES

GENERAL

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "--Prohibited Transactions and Other Taxes") below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under "--Residual Certificates" below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests ("regular certificates") or residual interests ("residual certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in section 7701(a)(19)(C) of the Code;

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

         If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

         In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of "buydown" mortgage loans contained in "--Non-REMIC Certificates--Single Class of Senior Certificates" above. REMIC certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a


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

regulated investment company will not constitute "Government Securities" within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code.

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

TIERED REMIC STRUCTURES

         For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "subsidiary REMIC" and the "master REMIC") for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

         o whether the REMIC certificates will be (i) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code or (ii) "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code; and

         o     whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

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

         Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the "stated redemption price at maturity" of a regular certificate and its "issue price". Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

         Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

         In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price". The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest". Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of


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

any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

         Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

         o the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

         o a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

         Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as "super-premium" certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed

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

those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

         Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates" below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under "--Premium" below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

         Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under "--Premium" below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

         Generally, a regular certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

         o any payments included in the stated redemption price at maturity received during the accrual period,

         and subtracting from that total the "adjusted issue price" of the regular certificates at the beginning of the accrual period.

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

         The "adjusted issue price" of a regular certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a regular certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

         o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

         o any prior payments included in the stated redemption price at maturity,

         and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

         Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

         o     the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates", one "qualified inverse floating rate", or a combination of "qualified floating rates" that do not operate in a


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

               manner that significantly accelerates or defers interest payments on the regular certificate.

         The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

         Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

         o the regular certificate's stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

         over

         o     the price for the regular certificate paid by the purchaser.

         A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Original Issues Discount and Premium" above. The


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

election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the regular certificate's weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         o     the total remaining market discount

         multiplied by

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

         For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o     the total remaining market discount

         multiplied by

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

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

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

         A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including
OID) includible in the holder's gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

         Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have
OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

         On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6)


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of the Code such as the regular certificates. Holders of regular certificates should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

         Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates should consult their own tax advisors on this point.

         Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder's adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

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         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

         o the amount that would have been includible in such holder's income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

         o     the amount actually includible in the holder's income.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

         Regular certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Regular certificates that are "payment lag" certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase


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of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest"), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are "pass-through interest holders". Generally, a single-class REMIC is defined as
(i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "applicable amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

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         Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

         o the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

         o the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

         o the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

         If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals should consult their tax advisors concerning this question.

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

         Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

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

         A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See "--Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under "--Non-Interest Expenses of the REMIC" below, other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC's taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates" below. For a discussion of possible


                                      143
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adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see "-- Allocation of the Income of the REMIC to the Residual Certificates" above.

         Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC's taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a "negative value" residual interest.

         Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

         Non-Interest Expenses of the REMIC. The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are "pass-through interest holders". Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See "-- Regular Certificates--Non-Interest Expenses of the REMIC" above.

         Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and

         o is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

         See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

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

         Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

         o the income of the residual certificateholder for that calendar quarter from its residual certificate over

         o the sum of the "daily accruals" for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

         For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the residual certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the residual certificate is issued. For this purpose, the "adjusted issue price" of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

         Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder's adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

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

         Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

         Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder's adjusted basis in the newly acquired asset.

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         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

         In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

         It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder's adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one


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residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

         Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an "excess inclusion." See"--Residual Certificates-- Excess Inclusions" above.

NON-U.S. PERSONS

         Amounts paid to residual securityholders who are not U.S. Persons (see "--Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See "--Residual Certificates--Excess Inclusions" above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see "--Tax-Related Restrictions on Transfers of Residual Certificates" below.

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         Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

         o an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer multiplied by

         o the highest marginal federal income tax rate applicable to corporations.

         The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means

         o the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

         o any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income",

         o     a rural electric or telephone cooperative, and

         o     electing large partnerships.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

         o the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

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         o     the highest marginal federal income tax rate applicable to corporations.

         The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means

         o a regulated investment company, real estate investment trust or common trust fund,

         o     a partnership, trust or estate, and

         o     certain cooperatives.

         Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

         In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

         Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "non-economic residual certificate" is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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

         A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

         o the transferor conducted a reasonable investigation of the transferee's financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

         Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

         o the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and

         o the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

         A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if:

         o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

         o the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

         o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

         In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

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         The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

         o any consideration given to the transferee to acquire the interest (the inducement payment),

         o     future distributions on the interest, and

         o any anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing.

         If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

         If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee's income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

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         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in this prospectus under "Material Federal Income Tax Considerations" above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

         ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and
Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as


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defined in Section 3(33) of ERISA), are not subject to ERISA's requirements.
Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under this "Plan Assets Regulation," the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

         The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a "publicly-offered security", or if equity participation by "benefit plan investors" is not "significant". In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by "benefit plan investors" is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under
Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities the underlying assets of which include assets of the benefit plan by reason of investment in the entity by the benefit plan.

         If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer's assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

INSURANCE COMPANY GENERAL ACCOUNTS

         The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

         o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

         o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

         Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan should consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a "swap"), a yield maintenance agreement (a "cap") or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

UNDERWRITER EXEMPTION

         On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724
(1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67
Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

         The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

         o the investment pool consists only of assets of a type which have been included in other investment pools;

         o securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

         o securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

         The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's, Moody's Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the "Restricted Group" (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the

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Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

         If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

         o     the obligations are residential or home equity loans, and

         o the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

         Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

         o the Plans' investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         This relief is not available to Plans sponsored by the "Restricted Group", which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

         If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period"), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

         The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

         The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

         In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

         The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a

"high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" ("TB 73a"), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

         The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

         In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

         The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N. W., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                                     RATINGS

         It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                GLOSSARY OF TERMS

         Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

         Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer's normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

         Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

         Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

         Multifamily Loans: First lien mortgage loans, or participation interests in the loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

         Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

         REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

         Single Family Loans: First lien mortgage loans, or participation interests in the loans, secured by one- to four-family residential properties.

         U.S. Person: Any of the following:

         o     a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

                           $170,000,000 (APPROXIMATE)
                               HOME LOAN MORTGAGE
                                LOAN TRUST 2005-1




                                HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES,
                                  SERIES 2005-1




                               OCEAN BANK, F.S.B.,
                             AS SELLER AND SERVICER




                        FINANCIAL ASSET SECURITIES CORP.,
                                  AS DEPOSITOR




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                              PROSPECTUS SUPPLEMENT
                                November 22, 2005

                               ------------------





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